ANNUALREPORT INCLUDING FORM 10-K 2014 for the twelve months ended December 31, 2014 Exhibit 99.1

DILIGENT BOARD MEMBER SERVICES, INC.

ANNUAL REPORT 2014 1 Table of contents CHAIRMAN’S AND CEO’S REPORT 2 DIRECTOR PROFILES 4 FORM 10-K 9 CORPORATE GOVERNANCE 109 STATUTORY INFORMATION 118 MARKET AND SHAREHOLDER INFORMATION 124 DIRECTORY 127 Please Note: The Financial Statements presented in this annual report are prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”). All amounts in this annual report are in $US unless otherwise stated.

Chairman’s and CEO’s report COMMENTARY FROM THE CHAIRMAN AND CEO Fellow Shareholders, Fiscal year 2014 was a watershed year for Diligent Board Member Services, Inc. (“Diligent” or the “Company”) as we made significant investments to support our growth strategies and our anticipated Diligent Teams product launch, while maintaining critical focus on our Diligent Boardbooks offering, increasing its global number of users and generating solid revenue growth. In addition, in the first half of 2014 we completed a restatement of our financial reports for fiscal years 2010 — 2012, and became current in all of our required filings with the Securities and Exchange Commission (the “SEC”) and the New Zealand Stock Exchange (the “NZX”). Highlighting our business operations in 2014; Diligent continued to expand its client base globally, generating new user and client growth in the Americas, EMEA and the APAC regions, while delivering its premium Boardbooks solution and world-class training and support. The net number of Diligent Boardbooks users increased by 27.7 percent to exceeding 92,700 users and the number of Diligent Boardbooks client subscriptions exceeded 3,000, up from 2,450 at year end 2013. We are pleased with the growth in both users and client subscriptions for our Diligent Boardbooks product. We opened a data center in Frankfurt, Germany, with a disaster recovery center in Dusseldorf, Germany to support our European expansion efforts. We also added resources to the company’s R&D department, specifically with new hires in Christchurch, NZ to support our Diligent Boardbooks product development, and also with a new office in Charlotte, North Carolina with 32 new hires to support new product development for our anticipated Diligent Teams product. In 2014 we continued to see overwhelming satisfaction among our customers, which we measure in part by our revenue retention rate. For the 2014 year, Diligent’s annual revenue retention rate (excluding upsells into the existing customer base) continued to exceed 95 percent, which we believe places us among the best-in-class for SaaS companies. Recognition of our superior customer satisfaction was also validated by the number of awards Diligent received in 2014. We were again honoured at the 12th Annual American Business Awards with a Silver Stevie Award® in the “Customer Service Team of the Year” category and a Silver Stevie Award® in the “Customer Service Department of the Year” category. More recently, Diligent was honoured for its customer service and support excellence and was named a Gold Winner in the “Most Customer Friendly Company of the Year” category in the Best in Biz Awards 2014 in North America. With respect to our 2014 financial results, Diligent generated total revenue of $US 83.1 million, an increase of 28.2 percent compared with $US 64.8 million in the prior year. In the Americas, revenue increased 20 percent compared to 2013, represented 71 percent of total revenue for 2014 and accounted for 59 percent of the dollar value of new subscriptions added during the year. In EMEA (Europe, Middle East and Africa), revenue increased 50 percent compared to 2013, represented 21 percent of total revenue and accounted for 20 percent of the dollar value of new subscriptions added during 2014. In Asia/Pacific, revenue increased 61 percent compared to 2013, represented 9 percent of total revenue for 2014 and accounted for 21 percent of the dollar value of new subscriptions added during 2014. Net income for the 2014 year was $US 8.9 million, an increase of 42.6 percent compared with $US 6.3 million in the prior year. The results for the year ended December 2013 were impacted by approximately $7.8 million in costs related to the previously disclosed Special Committee process, restatement and investigations and the CEO’s replacement remuneration package, compared to $3.7 million for the year ended December 31, 2014. During 2014, we continued to invest for growth and subsequently had 22 percent higher operating expenses compared to the 2013 Fiscal Year. Specifically, research and development costs increased 100 percent when compared to 2013, which were primarily due to growing the R&D teams in the United States and New Zealand. A significant portion of this increase was due to our exploratory work on the design of the Diligent Teams product. 2 DILIGENT BOARD MEMBER SERVICES, INC.

Chairman’s and CEO’s report cont’d As of December 31, 2014, Diligent had $US 70.8 million in cash and cash equivalents and no bank debt, compared with $56.1 million in cash and cash equivalents and short-term investments as of December 31, 2013. The Company generated $US 24.4 million in cash from operations and invested $US 7.0 million in capital expenditures for the year ended December 31, 2014. In the year ended December 31, 2013, the Company generated $US 27.1 million in cash from operations and invested $US 3.3 million in capital expenditures. Throughout 2014, we focused on three main growth strategies: 1) Continue to penetrate new market opportunities in our more established markets. 2) Expand into new geographies while continuing to deepen our penetration in those markets where we have a growing presence. 3) Accelerate our Research and Development investments to further expand the capabilities of our existing products and to develop new complementary products. As highlighted earlier, we are executing on these initiatives. We added three new sales staff in the Americas in 2014 to target new market opportunities, and we are generating solid results from this investment. We see a significant opportunity in the EMEA region and accelerated our expansion of the EMEA sales team during the second half of 2014. We intend on increasing our marketing efforts in the region and adding an additional four to five sales people in 2015. In the Asia and Pacific region, we have ramped up our investment in sales and marketing as there is a growing interest and awareness of Diligent’s Boardbooks solution. Given the investments we are making, Diligent is well positioned to take advantage of the global opportunity and we believe we will start to see the return on these investments going forward. Consistent with the third strategy, in 2014 we added a development center in Charlotte, North Carolina and more than doubled our R&D headcount. We now have 94 R&D staff in the global R&D team based in New Zealand and the United States. With additional capacity we have ramped up the development of further capabilities of Diligent Boardbooks. Most recently, we launched the Diligent Boardbooks® iPad app in four languages; French, German, Portuguese and Spanish. In addition, we have been working on a new SaaS collaboration solution called Diligent Teams which we intend on releasing third quarter 2015. The launch of Diligent Teams will be an important milestone in the evolution of the Company, as we look to extend our best-of-breed technology beyond the boardroom and deliver even greater value to our customers. To summarize, we are proud of what we have accomplished in 2014, and we are very optimistic about the future of Diligent. In 2015, we will continue to make investments across our business, particularly in research and development and sales and marketing, to capitalize on our significant market opportunity and to advance our leadership position. We will remain focused on executing our strategic growth initiatives, serving our customers, and driving shareholder value. We would like to thank all of our 264 employees around the world for their constant focus on seamlessly delivering the world’s most widely used secure board portal and best-in-class service to over 92,700 global customers. Lastly, we thank you, our shareholders, for your continued support and we look forward to engaging with you over the coming year. Best regards, DAVID LIPTAK ALESSANDRO SODI Chairman Chief Executive Officer Diligent Board Member Services, Inc. Diligent Board Member Services, Inc. ANNUAL REPORT 2014 3

Director profiles 4 DILIGENT BOARD MEMBER SERVICES, INC. David Liptak Non-Executive Director and Chairman, USA Member of the Audit and Compliance Committee and Chairman of the Nominations Committee Joined the Board April 2009 Mr. Liptak was elected Chairman of our Board in March 2010 and was elected as a director by the holders of our Series A Preferred Stock in April 2009. Mr. Liptak is the founder and Managing Partner of Spring Street Partners, L.P., which he formed in 1995. Mr. Liptak was the founder and President of West Broadway Partners, Inc., an investment partnership that ultimately managed more than U.S. $700 million in investor capital in the West Broadway Partners group of funds until March 2005. At that time, Mr. Liptak left the firm and began managing Spring Street Partners on a full-time basis. Spring Street Partners is the holder of 20 million shares of the Company’s Series A Preferred Stock (representing a majority of the outstanding Series A Preferred Stock), and also holds approximately 5.9 million shares of the Company’s common stock, representing beneficial ownership of approximately 24% of our common stock (assuming conversion of the Series A Preferred Stock) in the aggregate. Mr. Liptak was selected as a director by the holders of our Series A Preferred Stock due to Spring Street Partners’ substantial investment in our capital stock, as well as due to Mr. Liptak’s extensive financial and investment experience. Greg Petersen Executive Vice Chairman, USA Member of the Compensation Committee Joined the Board April 2013 Mr. Petersen has served as a director since April 2013 and is currently Executive Vice Chairman of the Company, a position he has served in since September 2014. Mr. Petersen also serves on the board of directors of two other companies. He has served on the Board of PROS Holdings, Inc. (NYSE: PRO) since 2007 and is currently the compensation committee chairman for PROS. He has served on the Board of Piksel, Inc. since 2012 and is currently the audit committee and compensation committee chairman for Piksel. Previously Mr. Petersen was the executive vice president and chief financial officer for several technology companies, including: Activant Solutions, Inc. a provider of business management solutions to retail and wholesale distribution businesses from 2001-2007; Lombardi Software, Inc. a business process management software provider, which was sold to IBM, from 2008 to 2010; and CBG Holdings from 2011-2012. Mr. Petersen also served in finance and treasury roles with Trilogy Software (a provider of enterprise software and business services), in planning and development roles with RailTex (a shortline and regional rail service provider), and in finance and strategy roles at American Airlines. Mr. Petersen holds a Bachelor of Arts in Economics from Boston College and a Master of Business Administration from the Fuqua School of Business at Duke University. Mr. Petersen has business and leadership experience in software companies, merger and acquisition experience, and extensive accounting and risk management knowledge.

Director profiles cont’d ANNUAL REPORT 2014 5 Alessandro Sodi Executive Director, Chief Executive Officer & President, USA Joined the Board December 2007 Mr. Sodi serves as our Chief Executive Officer and President and a director of the Board. Before our founding in 1998, Mr. Sodi served as an officer of our predecessor entity, Diligent Board Member Services, LLC, which was previously known as Manhattan Creative Partners, LLC (“MCP”), a consulting firm specializing in software development and the internet. Subsequently, in 2003, MCP switched its focus to corporate governance service delivery. From 2001 to 2003, Mr. Sodi managed the development of software that would become the Diligent Boardbooks system. Mr. Sodi was selected as a director because as the Company’s Chief Executive Officer and President, he has in-depth knowledge of the Company’s operations, strategy and competitive position. Larry Jones Independent Director, USA Chairman of the Compensation Committee and member of the Audit and Compliance Committee Joined the Board November 2013 Mr. Jones has served on our Board since November 2013. Mr. Jones currently serves as the Executive Chairman of Coalfire Systems, Inc., a provider of IT audit, security and compliance solutions. From January 2007 to June 2011, Mr. Jones served as Chief Executive Officer and a member of the board of directors of StarTek, Inc. (NYSE: SRT), a provider of outsourced call center and customer support services for the communications industry with over 9,000 employees in the United States, Canada and the Philippines. From 2004 to 2006, Mr. Jones was Chief Executive Officer and President of Activant Solutions, a vertical market ERP software company which was sold to Hellman and Freidman, a private equity firm, in May 2006. Prior to that, Mr. Jones was chairman of WebClients, an internet marketing firm from 2002 to 2004, and also served as Chairman and Chief Executive Officer of Interelate, Inc., a CRM services firm from 2002 to 2004. In addition, Mr. Jones served as President and Chief Executive Officer of MessageMedia (NASDAQ: MESG), an email marketing firm from 1999 to 2002. Mr. Jones also served as Chief Executive Officer of Neodata Services, Inc. from 1993 to 1998, was founding Chief Executive Officer of GovPX from 1992 to 1993, as Senior Vice President at Automatic Data Processing from 1987 to 1992 and spent the first 10 years of his career at Wang Laboratories from 1977 to 1987. He also serves on the Colorado Board of Directors at the National Association of Corporate Directors. Over the past 10 years, Mr. Jones has served as a director of numerous public and private companies, including Comverge, Inc., Work Options Group, Exabyte, Activant Solutions, Realm Solutions, SARCOM, WebClients, DIMAC and Fulcrum Analytics. Mr. Jones currently serves as a director of Essential Power, LLP, a private power company. Mr. Jones was selected as a director due to his leadership experience at technology companies, his financial and accounting experience and his expertise in governance matters.

Director profiles cont’d 6 DILIGENT BOARD MEMBER SERVICES, INC. Hans Kobler Independent Director, USA Chairman of the Audit and Compliance Committee and member of the Nominations Committee Joined the Board May 2014 Mr. Kobler currently serves as the Managing Director and Senior Advisor for Jenzabar Innovations, a provider of enterprise software, strategies and services for higher education, since 2013 and 2007, respectively. He also serves as Managing Director of Energy Impact Partners LLC since August 2014. In addition, Mr. Kobler is the Founder of Tensor Technology Partners, an investment and advisory firm focused on transformational technologies, where he has served as Managing Partner since 2010. Prior to Tensor, Mr. Kobler served as Executive Chairman, from April 2009 through October 2010, and Chief Executive Officer, from July 2005 through April 2009, of ICx Technologies, an advanced technology company he had founded. ICx Technologies completed an initial public offering, was listed on NASDAQ and subsequently sold to a strategic buyer. Prior to ICx Technologies, Mr. Kobler was the Chief Executive Officer of Digital Power Capital LLC, a private equity investment firm focused on innovative education software technologies. He has also worked for GE Capital as Head of Energy Technology Investing and Chief Quality Officer in their equity group, where he oversaw their energy technology investment efforts. In addition, Mr. Kobler served as a consultant at Bain & Company, where he advised corporate institutions in Europe, Asia and America. Mr. Kobler presently serves as a director of SensArray Infrared Corporation, Advanced Power Technology Colorado Inc. and Neocera, Inc. Mr. Kobler was selected as a nominee because of his leadership experience in the software and technology industries, as well as his experience in corporate finance and strategy. Mark Russell Independent Director, New Zealand Member of the Compensation Committee and the Nominations Committee Joined the Board September 2007 Mr. Russell has served on our Board since September 2007. Mr. Russell joined Canterbury Chambers, where he serves as a commercial barrister, commercial mediator and arbitrator, in January 2015. Until 2015, Mr. Russell was a senior commercial partner of the New Zealand law firm Buddle Findlay, acting for a wide range of public and private companies and has extensive experience in corporate finance and structuring, and banking and insolvency. He acted for a number of companies listed on the NZX Main Board and NZX Alternative Market, with particular emphasis on the NZX Rules, compliance advice, initial listing and IPOs. He gave banking and securities advice to New Zealand and overseas banks and overseas law firms, and he also provided advice to trustee companies and issuers on public securities issues and managed funds. He was ranked as a leading individual in banking and finance in Asia Pacific Legal 500 2010. Mr. Russell was selected as a director because of his familiarity with our Company as a result of having served as a director since our initial public offering in New Zealand, and his broad legal experience is seen as an asset to the Company. It has been determined by the Board that Mr. Russell is an independent director for the purposes of the NZX Rules.

Director profiles cont’d ANNUAL REPORT 2014 7 Mark Weldon Independent Director, New Zealand Joined the Board May 2012 Mr. Weldon has served on our Board since May 2012. Mr. Weldon currently serves as Chief Executive Officer of Media Works, New Zealand, a New Zealand television and radio station owner, a position he has held since August 2014. Mr. Weldon also currently owns and operates Terra Sancta Vineyards. From 2002 to 2012, Mr. Weldon served as a Chief Executive Officer of NZX Limited (“NZX”). Prior to that, Mr. Weldon was an attorney at Skadden, Arps, Slade, Meagher & Flom and then became a Senior Engagement Manager at McKinsey & Company. Mr. Weldon graduated from Auckland University with a Masters degree in Economics (First Class Honours), a Bachelor of Commerce and a Bachelor of Arts. He then studied at Columbia University School of Law, graduating in 1997 with a law degree and a diploma in International Law. Mr. Weldon’s experience in working in both the United States and New Zealand with listed companies, including as CEO of NZX, is seen as an asset to the Board.

(This page has been left blank intentionally.) 8 DILIGENT BOARD MEMBER SERVICES, INC.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549 FORM 10-K ANNUAL AND TRANSITION REPORTS PURSUANT TO SECTIONS 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 (Mark One) ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the fiscal year ended December 31, 2014 OR TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the transition period from to Commission file number 000-53205 Diligent Board Member Services, Inc. (Exact Name of Registrant as Specified in Its Charter) Delaware 26-1189601 (State or Other Jurisdiction of (I.R.S. Employer Incorporation or Organization) Identification No.) 1385 Broadway, 19th Floor, New York, NY, 10018 (Address of Principal Executive Offices) (Zip Code) (212) 741-8181 (Registrant’s telephone number, including area code) Securities registered pursuant to Section 12(b) of the Act: None Securities registered pursuant to Section 12(g) of the Act: Title of Each Class Name of Each Exchange on Which Registered Common Stock, par value $0.001 per share The NZX Main Board Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes No Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes No Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes No Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes No Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to their Form 10-K. Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of ‘‘accelerated filer, ‘‘large accelerated filer’’ and smaller company: in Rule 12b-2 of the Exchange Act. (Check One): Large accelerated filer Accelerated filer Non-accelerated filer Smaller reporting company (Do not check if a smaller reporting company) Indicate by checkmark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes No The aggregate market value of common equity held by non-affiliates as of the last business day of the registrant’s second fiscal quarter, computed by reference to the last sales price as reported by NZX on June 30, 2014 of NZD 3.85 (US$3.37) per share, was US$252.3 million. The number of shares of the registrant’s common stock outstanding as of March 10, 2015 was 86,915,514. DOCUMENTS INCORPORATED BY REFERENCE Certain information contained in the Proxy Statement for the 2015 Annual Meeting of Stockholders of the registrant is incorporated by reference into Part III of this 10-K.

CONTENTS PAGE Forward Looking Statements PART I Item 1. Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1 Item 1A. Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9 Item 1B. Unresolved Staff Comments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23 Item 2. Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23 Item 3. Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23 PART II Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24 Item 6. Selected Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26 Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28 Item 7A. Quantitative and Qualitative Disclosure About Market Risk . . . . . . . . . . . . . . . . . . 41 Item 8. Financial Statements and Supplementary Data . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42 Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79 Item 9A. Controls and Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79 Item 9B. Other Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 86 PART III Item 15. Exhibits, Financial Statement Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87 SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88 INDEX TO EXHIBITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 90

FORWARD-LOOKING STATEMENTS This document contains forward-looking statements within the meaning of the safe harbor provision of the Securities Litigation Reform Act of 1995. Terms such as ‘‘expect,’’ ‘‘believe,’’ ‘‘continue,’’ and ‘‘intend,’’ as well as similar comments, are forward-looking in nature. There are numerous risks and uncertainties that could cause actual results and the timing of events to differ materially from those anticipated by the forward-looking statements in this Annual Report. Such risks and uncertainties may give rise to future claims and increase our exposure to contingent liabilities. These risks and uncertainties arise from the following issues (among other factors): • As of December 31, 2013 we identified multiple material weaknesses in our internal control over financial reporting and concluded that our disclosure controls were not effective; while we have implemented certain remedial measures during the 2014 fiscal year, certain material weaknesses in our internal control over financial reporting and our disclosure controls continue to persist as of December 31, 2014; we must address the material weaknesses in our internal control over financial reporting and our disclosure controls, which otherwise may impede our ability to produce timely and accurate financial statements and periodic reports; • If our security measures are breached and unauthorized access is obtained to a client’s data or our data or our IT systems, our services may be perceived as not being secure, clients may curtail or stop using our services and we may incur significant legal and financial exposure and liabilities; • The anticipated launch of our DiligentTeams offering will require significant investment, may not occur in the timeframe we expect, and may not meet with commercial success; • If we do not successfully develop or introduce new product offerings, or enhancements to our existing Diligent Boardbooks offering, or keep pace with technological changes that impact the use of our product offerings, we may lose existing customers or fail to attract new customers; • Our sales to clients outside the United States and other English-speaking areas of the world are critical to our continued growth and our product may not attain widespread acceptance internationally, which could harm our future growth prospects; • We are exposed to risks inherent in international sales, which will increase if we are successful in increasing our international sales; • Privacy concerns and laws or other domestic or foreign regulations may reduce the effectiveness of our application suite and harm our business; • Interruptions or delays in service from any one of our data center hosting facilities could impair the delivery of our services and harm our business; • We are subject to the NZX Listing Rules and compliance with securities and financial reporting laws and regulations in the U.S. and New Zealand and face higher costs and compliance risks than a typical U.S. public company due to the need to comply with these dual regulatory regimes and as previously disclosed, we have failed to comply with certain of these requirements in the past, and could face potential regulatory actions and/or contingent liabilities as a result of past or any future violations; • Our business is highly competitive and we face the risk of declining customers renewals or upgrades; and • We may fail to manage our growth effectively. These risks are described throughout this Annual Report, which you should read carefully. In particular, we refer you to read the ‘‘Risk Factors’’ section in Item 1A of this Annual Report for an extended discussion of the risks confronting our business. The forward-looking statements in this Annual Report should be considered in the context of these risk factors. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made, except as otherwise required by U.S. federal securities laws or the NZX Listing Rules.

AVAILABLE INFORMATION We maintain a corporate website with the address www.boardbooks.com. We intend to use our website as a regular means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD promulgated by the Securities and Exchange Commission (the ‘‘SEC’’). Accordingly, investors should monitor such portions of the website, in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts. We are not incorporating information contained in the website by reference into this Annual Report on Form 10-K. The Company makes available, free of charge, through the website, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and any amendments to these reports as soon as reasonably practicable after electronically filing such material with, or furnishing such material to, the SEC. Materials filed with the SEC can be read and copies made at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains a website, www.sec.gov containing the reports, proxy and other information filed with the SEC. Recent New Zealand regulatory filings are available on www.nzx.com.

PART I ITEM 1. BUSINESS As used herein, unless the context otherwise requires, the terms ‘‘Company,’’ ‘‘we,’’ ‘‘us,’’ ‘‘our’’ and words of similar import refer to the combined business of Diligent Board Member Services, Inc. and its subsidiaries. GENERAL INFORMATION History We are a Delaware corporation that was incorporated on September 27, 2007. On October 1, 2007, our accounting predecessor entity and sole stockholder at that time, Services Share Holding, LLC (previously known as Diligent Board Member Services, LLC and referred to in this document as ‘‘SSH LLC’’), contributed substantially all of its assets and its Diligent Boardbooks (1) business to Diligent Board Member Services, Inc. SSH LLC was founded in 1994 and developed complex databasedriven software for large and small companies until 2003, when it shifted its focus to corporate governance service delivery software. Company Overview We develop and sell a software application called Diligent Boardbooks. We deliver Diligent Boardbooks as a service via all major browsers and on certain major mobile device operating systems, including the iPad and Windows-supported tablets. Our Diligent Boardbooks secure board portal speeds and simplifies how meeting materials are produced, delivered and reviewed. The service provides directors and management with immediate access to time sensitive and confidential information online and offline, along with the tools to review, discuss and vote. Work flow features get board materials out more efficiently and serves to free up internal administration and IT resources, using the Diligent Boardbooks portal, corporate executives can streamline board communications and discussions, helping to improve the quality of leadership decisions. Each of our clients enters into a service agreement whereby we agree to provide and support the Diligent Boardbooks service. Diligent provides clients with subscription-based access to its software and also provides associated services including securely hosting the clients’ data, as well as providing customer service and support for the application. The Diligent Boardbooks product features an on-screen interface that looks and works like a book and displays documents in single pages, from a secure central database. The software can be accessed via either the iPad or Windows apps, the OneClick client or by using a personal computer browser, and lets directors swipe or click to navigate easily throughout the entire virtual book. Diligent uses the Software-as-a-Service (‘‘SaaS’’) model to distribute its Diligent Boardbooks application to the market and maintain the security and integrity of its clients’ data. Under this model, Diligent offers annual renewable subscriptions for customer access to its Diligent Boardbooks product which is hosted on Diligent’s secure servers, and offers a complete suite of related services including training, support, data migration and data security/backup. The SaaS model allows Diligent to differentiate itself through technological innovation and customer service while the subscription billing approach results in a predictable and recurring revenue stream. This SaaS model also allows companies to retain control over access to the application while outsourcing to Diligent the support activities, such as managing the IT infrastructure and maintaining the software. (1) Diligent Boardbooks is a registered trademark of Diligent Board Member Services, Inc. 1

The first phase of our business focus was developing and testing the Diligent Boardbooks system, building a loyal core customer base for the product, and promoting product awareness through exposure in print media. During this phase we did not focus on revenue growth or profitability, and sales and marketing had been conducted by two to three staff members, who fit this role alongside their other responsibilities. By 2007 we had a commercially viable product and shifted our focus to commit substantial resources to the sales and marketing of our Diligent Boardbooks product. By 2009 we entered the customer acquisition phase of our business and in 2010 saw the introduction of the Diligent Boardbooks iPad app sharply accelerate demand. By 2013 we saw adoption across a number of new markets, and benefited from continued referrals and growth from our existing client base. In 2014 we began developing a new SaaS collaboration solution called DiligentTeams. Development Timeline The discussion below provides a general timeline of the development of the Diligent Boardbooks system: • Development and Testing (1998-2006). We began developing components of the Diligent Boardbooks system starting in 1998. In 2001, SunAmerica Funds requested a solution to automate the management of its board meeting papers. The development process took more than three years to create the first commercially viable version of Diligent Boardbooks. After developing the product for SunAmerica Funds, we began marketing and selling subscriptions, and developing a customer base. Typically, the sales process took more than a year prior to clients having the comfort to move their board materials to our servers. • Roll-out (2007-2008). The roll-out of a sales force commenced in 2007 and by the end of the 4th quarter of 2007 our sales force had increased from 3 to 18 full time salespeople. • Growth (2009-2011). Despite the global economic crisis, the Company’s revenues grew from $5.0 million in 2009 to $15.6 million in 2011. • Scale (2012 and forward). During 2014, Diligent continued to see the start of global scaling of its Diligent Boardbooks product with clients in over 45 countries. Total revenues per year increased from $39.1 million in 2012 to $64.8 million in 2013 to $83.1 million in 2014. New Zealand Offering On December 12, 2007, we completed an offshore offering of 24,000,000 common shares to members of the public in conjunction with a listing of our stock on the NZX Main Board. The net proceeds of the offering were approximately $16.4 million, which we used to recruit additional staff to grow our business, including more sales people in North America, Europe and the Pacific Rim; invest in the operational infrastructure required to scale the business; provide working capital to sustain the operations of the business while we further built our revenue streams; and retire certain debt obligations incurred by SSH LLC in connection with the development of the Diligent Boardbooks business. Our common stock is listed on the NZX Main Board and trades under the symbol ‘‘DIL.’’ 2

Activities of Foreign Subsidiaries The Company has the following wholly-owned foreign subsidiaries: Diligent Board Member Services NZ Limited (‘‘DBMS NZ’’) . . . . New Zealand Diligent Boardbooks Limited (‘‘DBL’’) . . . . . . . . . . . . . . . . . . . . United Kingdom Diligent APAC Board Services Pte. Ltd. (‘‘APAC’’) . . . . . . . . . . . Singapore Diligent Board Services Australia Pty. Ltd. (‘‘DBA’’) . . . . . . . . . . Australia Diligent APAC Limited . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Hong Kong Diligent Boardbooks GmbH . . . . . . . . . . . . . . . . . . . . . . . . . . . . Germany DBMS NZ primarily provides research and development services for the Company, as well as customer support and account management. DBL provides European sales, marketing, account management, customer support and IT support. APAC provides Asia-Pacific sales and marketing services. DBA began operations in 2012 and provides sales and marketing in Australia and New Zealand. In December 2012, the Company formed Diligent APAC Limited in Hong Kong, which has had no operations to date. On February 4, 2014, the Company formed Diligent Boardbooks GmbH, which holds the Company’s German data hosting operations. The Company has no domestic subsidiaries. Market Opportunity The digital board portal industry can be described as a two tier market consisting of both mature and emerging markets. The U.S., Canada, U.K. and Australia markets have higher awareness and adoption rates, with growth now starting to take hold in a number of new board portal markets in all major regions of the world. Financial information regarding our revenue, by geographic location of the customer, and long-lived assets located outside the Americas is included in Note 10 to the Consolidated Financial Statements included in Part II, Item 8 of this Annual Report on Form 10-K. Our client base was initially comprised of blue chip companies predominantly in the financial services sector. These entities were prime prospects because their board materials are crucial to effectively managing the corporate governance process. Public recognition by prominent publications helped us become a leader in the provision of board portal software in this sector, as have referrals from a substantial number of directors using the product. We believe additional opportunities remain in the global financial services sector as well as industries with greater regulatory and compliance requirements, and specific country sectors with ‘‘paperless’’ environmental mandates. In addition to the financial services sector, Diligent has expanded into numerous other sectors as well, including banking, insurance, utilities, oil and gas, retail, consumer products, manufacturing, construction, telecommunications, health care, universities, not-for-profits and government in the Americas (U.S., Canada, Latin America and the Caribbean), EMEA (Europe, Middle East and Africa) and the Asia Pacific region. While the newer geographic regions are showing strong growth, North America still remains our largest market, with over 30% of Fortune 1000 companies using the Diligent Boardbooks portal. In 2014, Diligent achieved revenue of $83.1 million, a year-to-year increase of 28.2%. We believe the Company’s ability to continue to significantly grow its recurring revenue each quarter confirms that its SaaS business model is strongly positioned for the future. We further believe the drivers behind Diligent’s significant sales growth include: • Greater brand recognition of the Diligent Boardbooks product; • A highly-focused and knowledgeable sales force; 3

• Shorter sales cycle driven by the increasing awareness of board portals and Diligent’s category leadership position; • Ongoing product innovation including the Apple iPad version of Diligent Boardbooks, upgraded to iPad 1.9.5 as of December 2014; • High customer confidence in, and satisfaction with, the product; supporting a trend where existing clients continue to add new users and provide new client referrals. The Company’s client revenue retention rate in 2014 continued to exceed 95%; and • Untapped and developing opportunities in international markets. Our Product Strengths The market for our Diligent Boardbooks system is extremely competitive. Our ability to differentiate our offering from the competition is based on a number of factors, the most significant of which are described below. Established Brand. We began development in early 1998 ahead of many of our competitors. As a result, we believe our brand is more established in the marketplace. We are also investing to continue to build brand awareness and leadership. Ease of Use. The Diligent Boardbooks portal looks and works just like a book—making it incredibly intuitive and easy to use. Directors can click or swipe single pages, or navigate off the agenda. This ‘‘ease of use’’ has been one of the many key elements to the Diligent Boardbooks portal popularity among executives who have little time to learn a new system. Flexible Online and Offline Viewing. Diligent Boardbooks may be viewed online or offline via Internet or Wi-Fi on the user’s tablet or computer. The offline version of the Diligent Boardbooks application allows a user to download a secure encrypted database of their own corporation’s entire Diligent Boardbooks database. This allows meetings to be run off-site without an Internet connection. The same book-like interface is used to view offline as well as online. This system is secured through high-level security and encryption technology. Additionally, when paper copies are requested, Diligent Boardbooks has a ‘‘Print Book’’ feature that allows directors to print the entire collated boardbook complete with page numbers, agendarelated footers and more. This feature is controlled by the user, allowing a page, a tab or a whole book to be printed. This is a password-specific functionality controlled by the users. Offline Synchronization. The main distinction between the Diligent Boardbooks portal and some competing systems is that Diligent Boardbooks maintains a single copy and does not download information that has already been downloaded, making synchronization an efficient and rapid process. Accordingly, there is no risk of having multiple copies or outdated documents remaining on devices or personal computers. Regular Upgrades. The Diligent Boardbooks software is regularly updated by our software development team. Updates are applied automatically and users receive the benefit of enhanced functionality without the inconvenience of software reinstallation. Application Security. We designed a powerful and secure network to promote protection and availability of client data. Primaries, secondaries and fail-over servers and systems are located in geographically diverse locations for application and data delivery security. An automated intrusion detection system blocks malicious activity and reverse proxy authentication provides another barrier of protection for sensitive data. Each individual Diligent Boardbooks user has a distinct user name and 4 password that is required to access the Diligent Boardbooks site. All data is encrypted, both in transit and at rest. We have been SSAE 16/ ISAE 3402 Type 2 (SOC 1) or SAS 70—Series II Audited (Statement on Auditing Standards—Service Organizations) audited for nine consecutive years. In 2014, we obtained our ISO27001 certification for the security of our product software. Global Support. We serve the highest level officers and directors of some of the largest companies in the world. To assist with completely meeting the expectations of these individuals and their key employees, we have staff in eleven countries. Our support team is trained to work with its high-level clients to solve any problem a user might encounter. Full Management and Implementation Team. We provide personalized and high quality account management and implementation to our clients. Each client has a dedicated team including an assigned day-to-day account manager and security engineer and executive resources. Rapid, Cost Effective Deployment. The Diligent Boardbooks solution can be rapidly deployed for use within an organization. Once a company chooses to use the Diligent Boardbooks system, it can begin to realize the benefits almost immediately. Director training typically takes less than 45 minutes and full product administration training less than 10 hours. We consider this a very important distinguishing factor relative to key competitors whose systems can take considerably longer to implement. Business Model We use the SaaS model to distribute our Diligent Boardbooks software to the market and maintain the security and integrity of our clients’ data. Under this model, we grant customer access to our Diligent Boardbooks product, which is hosted on our secure servers, and offer a complete suite of related services including training, support, data migration and data security/backup. The SaaS model is characterized by a company providing on-demand access to its complex software through a web-based interface in return for subscription-based revenue. The SaaS industry has undergone significant growth over the past five years, spurred on by several factors: • SaaS providers can cost-effectively share one application across hundreds or thousands of companies; • Clients can accelerate the deployment process and eliminate additional infrastructure costs; • A continuing decline in the cost of bandwidth has meant web-based solutions have become more viable; • Clients do not pay large sums for a product with a long development and implementation timeframe with no guarantee of success. Instead, clients that pay a nominal set-up and/or training fee (installation fee), and a recurring subscription fee, can begin to use the fully developed service immediately and retain the ability to cancel the service, if unsatisfied; • The success of on-demand services in the consumer market (e.g., Google, iTunes and YouTube) has made accessing content and services commonplace in professionals’ personal lives. Professionals are now demanding similar features in business software; and • The success of early leaders such as salesforce.com has demonstrated the viability and value proposition of the SaaS model. • Central characteristics of implementing the SaaS model include the: • Ability to obtain rapid growth in market share and revenue over a sustained period of time; 5

• Highly scalable operations that can support sales growth with much lower increases in operating costs; • Significant up-front investment in sales and marketing in order to maximize the market penetration; and • Negative earnings over the expansion period offset by equity capital. Marketing; Growth Strategy We believe building a successful sales and marketing team to present to and serve the boards of the world’s major corporations is a significant undertaking. Staff must have a deep understanding of corporate governance issues while also being able to interact credibly with the board members and senior executives of major U.S. and international corporations. We believe the Company has built a team with deep experience in business-to-business, technology and governance marketing and sales. We believe we have taken a prominent position in key channels to build awareness with target audiences. We have built strategic relationships and invested in the preeminent groups and communities serving board members and their administrative teams in a number of regions. We have committed to provide an educational series on the latest developments in technology in the boardroom and best practices in how organizations are using board portals through white papers and at conferences, webinars and invitation-only events, as well as through private one-on-one information sessions provided by our sales force. Lastly, we are working closely with clients to highlight their success in using the Diligent Boardbooks board portal to improve governance and board communications. Intellectual Property We have protected our unique graphical user interface by copyright. We have registered our ‘‘Diligent Boardbooks’’ and ‘‘Diligent’’ trademarks and will continue to take steps to protect our intellectual property. All software developed by us is protected by copyright. Employees and contractors have no rights to the application source code, design, user interface or any other aspect of the application, which is protected by copyright and provisions in our employment contracts. Clients have no rights, other than the right to access the application in object code form, and generally have no visibility of the source code. We make occasional exceptions to allow clients to perform due diligence security audits, which are protected by non-disclosure/non-use agreements. Client rights to the application are defined and protected by the client service agreement with us. Customers and Certain Contracts We serve major corporations and a variety of private firms, non-profits and government agencies globally and across multiple industry sectors. While confidentiality arrangements limit Diligent from disclosing its client base, those who have permitted disclosure include Air New Zealand, Bombardier, Centennial Coal, First Rand Bank, Gwinnett Medical Center, Goodman Property, Heineken, International Personal Finance, Kingfisher, NZ Rugby Union, Sydney Airport, Randstad Holding and Rio Tinto. We have implemented Diligent Boardbooks for over 3,000 clients and 92,000 users, with 33% of the Fortune 1000 companies and 38% of the U.K. FTSE 100 companies using our board portal. 6

Research and Development Our research and development efforts are now focused on improving and enhancing our Diligent Boardbooks system as well as developing the DiligentTeams product. Research and development costs were $9.0 million, $4.5 million and $2.3 million for the years 2014, 2013 and 2012, respectively. Competition We are subject to significant competition that could increase the price pressure on our service, and impact our ability to gain market share and win business. We face strong competition from a wide variety of firms, both large and small, including the following: • Thomson Reuters, headquartered in New York, which provides a board portal service through a product called BoardLink as part of its Accelus governance, risk and compliance solutions • BoardVantage, Inc., located in California, which provides a product called Director; • NASDAQ OMX, located in New York and Washington, which provides a product called Directors Desk as part of its Corporate Solutions • Computershare, based in Australia with a location in Massachusetts, which provides a product called BoardWorks as part of its Governance Services; and • ICSA Software International, headquartered in the United Kingdom, which provides a product called Blueprint BoardPad 2 as part of its Board Solutions. We believe the principal factors that generally determine a company’s competitive advantage in the market in which Diligent Boardbooks competes are: • software development capabilities; • functionality and reliability of products and services; • competitive sales and marketing capabilities; • high quality support services; • proven testing record of software products and services; and • market share. We believe that we compete favorably regarding each of these factors. Regulation Our business is not subject to any industry-specific regulation that affects our business as currently conducted, although we are subject to general tax, corporate, securities, employment, privacy and other laws and regulations that affect businesses generally. We are subject to the NZX Listing Rules, New Zealand securities laws and United States securities laws, New Zealand financial reporting and audit laws and regulations applicable to a U.S. public company not listed on a U.S. national securities exchange. Our need to comply with both New Zealand and U.S. regulatory regimes increases the focus we must place on compliance as well as the cost of compliance. See Item 1A ‘‘Risk Factors’’ regarding risks associated with our past non-compliance. 7

Environmental Matters We do not believe that the costs and effects of compliance with environmental laws will be material to our business. Employees As of December 31, 2014, we had 264 full-time employees. Of these, the majority are located in our New York offices. The remaining employees are located in our Christchurch, New Zealand office, which provides software and help desk support and software development of the Diligent Boardbooks product, our administrative office in Wayne, New Jersey, our development center in Charlotte, North Carolina, and in our international sales offices. We have sales offices in London, the Netherlands, Germany, France, Sydney, Hong Kong, Singapore, Sao Paulo, and Montreal. 8

ITEM 1A. RISK FACTORS An investment in our common stock is subject to risks inherent in our business. Before making an investment decision, you should carefully consider the risks and uncertainties described below together with all of the other information included in this report and in our other public filings. In addition to the risks and uncertainties described below, other risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and results of operations. If any of the following risks and uncertainties, or if any other risks and uncertainties, actually occurs, our business, financial condition or operating results could be harmed substantially, which could cause the market price of our stock to decline, perhaps significantly. We have concluded that as of December 31, 2014, our disclosure controls were not effective and we identified material weaknesses in our internal control over financial reporting. Our adoption of remedial measures to improve our internal controls will cause us to incur additional costs in future periods. Any failure in our remediation efforts could have a material adverse effect on our ability to file required reports with the SEC, NZX or the New Zealand Registrar of Companies and report our financial results timely and accurately. Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) or 15d-15(f) promulgated under the Securities Exchange Act of 1934, as amended. In our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2013, filed with the SEC on May 20, 2014, we disclosed multiple material weaknesses in internal control over financial reporting. As described in the ‘‘Controls and Procedures’’ section in Item 9A of this Annual Report, the Company has adopted remedial measures intended to address the material weaknesses described in our prior filings. However, management has determined that material weaknesses relating to our accounting and financial reporting control environment, ineffective control activities relating to the use of spreadsheets, and design and effectiveness of controls related to income and other taxes still existed as of December 31, 2014 because the remedial measures have not been fully implemented and tested as of such date. In addition, management determined that our disclosure controls were ineffective as of December 31, 2014 due to the existence of these material weaknesses. A material weakness is defined as a control deficiency, or combination of significant control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. An effective internal control environment is necessary for us to produce reliable financial reports. We plan to continue our implementation of remedial measures designed to address the material weaknesses identified. If we do not successfully improve our internal controls, and remediate the material weaknesses identified in management’s evaluations, we may fail to meet our future reporting obligations on a timely basis, our financial statements may contain material misstatements, our operating results may be negatively impacted, and we may be subject to litigation and regulatory actions. In addition, even if we are successful in improving our internal controls and procedures, those controls and procedures may not be adequate to prevent or identify irregularities or facilitate the fair presentation of our financial statements or our periodic reports filed with the SEC, the NZX or the New Zealand Registrar of Companies. While management evaluates the effectiveness of our internal control over financial reporting on a regular basis, these controls may not always be effective. There are inherent limitations on the effectiveness of internal controls, including collusion, management override, and failure of human judgment. 9

If our security measures are breached and unauthorized access is obtained to a client’s data or our data or our IT systems, our services may be perceived as not being secure, clients may curtail or stop using our services and we may incur significant legal and financial exposure and liabilities. Our services involve the storage and transmission of clients’ proprietary information, and security breaches could expose us to a risk of loss of this information, litigation and possible liability. These security measures may be breached as a result of third-party action, including intentional misconduct by computer hackers, employee error, malfeasance or otherwise and result in someone obtaining unauthorized access to our clients’ data or our data, including our intellectual property and other confidential business information, or our IT systems. Additionally, third parties may attempt to fraudulently induce employees or clients into disclosing sensitive information such as user names, passwords or other information in order to gain access to our clients’ data or our data or IT systems. Because the techniques used to obtain unauthorized access, or to sabotage systems, change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, our clients may authorize third-party technology providers to access their data. Because we do not control the transmissions between our clients and third-party technology providers, or the processing of such data by third-party technology providers, we cannot ensure the integrity or security of such transmissions or processing. Any security breach could result in a loss of confidence in the security of our services, damage our reputation, negatively impact our future sales, disrupt our business and lead to legal liability. The anticipated launch of our DiligentTeams offering will require significant investment, may not occur in the timeframe we expect, and may not meet with commercial success. In February 2015 we announced that we plan to introduce a new SaaS collaboration solution called DiligentTeams during the third quarter of 2015. During 2014, research and development costs increased 100% when compared to 2013, primarily due to increased staffing. In 2014, we more than doubled our research and development headcount, partially due to our exploratory work on the design of the DiligentTeams product. In 2015 we plan to increase our investment in research and development but we expect to begin capitalizing labor costs that are directly attributable to the development of the new product. Our DiligentTeams product does not yet have beta users. There can be significant time lags and unexpected development costs incurred between initial beta releases and the commercial availability of new products. Our DiligentTeams product may not be introduced on our expected timetable, or meet with commercial success. The introduction of new products or updated versions of continuing products has inherent risks, including, but not limited to: • product quality, including the possibility of software defects; • delays in releasing new products; • customer confusion and extended evaluation and negotiation time; • the fit of the new products and features with the customer’s needs; • the successful adaptation of third-party technology into our products; • educating our sales, marketing and consulting personnel to work with new products and features; • competition from earlier and more established entrants; • market acceptance of initial product releases; • marketing effectiveness, including challenges in distribution; • higher than expected research and development costs; • the accuracy of assumptions about the nature of customer demand. 10

If we are unable to successfully introduce, market, and sell our DiligentTeams product in a timely and cost-effective manner, and properly position and/or price our products, our business, results of operations, or financial position could be materially impacted. If we do not successfully develop or introduce new product offerings, or enhancements to our existing Diligent Boardbooks offerings, or keep pace with technological changes that impact the use of our product offerings, we may lose existing customers or fail to attract new customers and our financial performance and revenue growth may suffer. In order to remain competitive, we must continually modify and enhance our Diligent Boardbooks product offering to keep pace with changes in hardware and software platforms, database technology and other items. Uncertainties related to the timing and nature of new product announcements or introductions, or modifications by vendors of operating systems, browsers and other internet-related applications, could impact our ability to keep pace with changes and could harm acceptance of our product offering. We are continually seeking to develop new offerings and remain subject to all of the risks inherent in product development, including unanticipated technical or other development problems. The introduction of new enhancements or new products may require increasingly sophisticated and costly sales efforts that are targeted at senior management. Similarly, the rate at which our existing clients or new customers purchase new or enhanced services depends on a number of factors, including general economic conditions and that our existing clients do not react negatively to any price changes related to additional features and services. If our efforts to up-sell to our clients are not successful and negative reaction occurs, or if we are not successful in attracting new customers to new product offerings, our business may suffer. There can be no assurance that we will be able to develop enhanced or new product offerings successfully, or to introduce and gain market acceptance of new products in a timely manner. Our sales to clients outside the United States and other English-speaking areas of the world are critical to our continued growth. Our product may not attain widespread acceptance internationally, which could harm our future growth prospects. We are currently exposed to risks inherent in international sales and these risks will increase if we are successful in increasing our international sales. We anticipate that sales growth in our Diligent Boardbooks product offering will be subject to slower growth in the U.S. as the market for our product matures and sales remain subject to intense competition. Accordingly, our future growth will depend in large part on international acceptance of our Diligent Boardbooks product offering, as well as in our ability to sell additional features and services related to our existing offering, and our ability to develop and successfully introduce new products. We have encountered challenges selling Diligent Boardbooks internationally, including difficulties due to language barriers, different regulatory regimes, unfamiliarity in jurisdictions where board portals have not yet seen significant adoption, and concerns related to the security of hosted solutions in general. We currently sell our products and services throughout the world. For example, revenues from clients outside the Americas represented approximately 29% of our total revenues for the year ended December 31, 2014, and we intend to continue to expand our international sales efforts. The risks and challenges associated with sales to clients outside the United States include: • localization of our service, including translation into foreign languages and associated expenses; • laws and business practices favoring local competitors; 11

• compliance with multiple overlapping and changing governmental laws and regulations, including employment, tax, privacy and data protection laws and regulations; • pressure on the creditworthiness of sovereign nations, particularly in Europe, where we have clients and maintain cash balances. Liquidity issues or political actions by sovereign nations could affect exchange rates resulting in decreased values for our cash and cash equivalents and foreign exchange losses on assets and liabilities denominated in a foreign currency; • regional data privacy laws that apply to the transmission of our clients’ data across international borders; • treatment of revenue from international sources and changes to tax codes, including being subject to foreign tax laws and being liable for paying withholding income or other taxes in foreign jurisdictions; • foreign currency fluctuations and controls; • different pricing environments; • difficulties in staffing and managing foreign operations; • different or lesser protection of our intellectual property; • longer accounts receivable payment cycles and other collection difficulties; • natural disasters, acts of war, terrorism, pandemics or security breaches; and • regional economic and political conditions. Any of these factors could negatively impact our business and results of operations. Additionally, our international subscription fees are denominated in either in U.S. dollars or local currency. As a result, fluctuations in the value of the U.S. dollar in relation to foreign currencies may make our services more expensive for international clients, which could harm our business. Privacy concerns and laws or other domestic or foreign regulations may reduce the effectiveness of our application suite and harm our business. As Internet commerce continues to evolve, increasing regulation by federal, state or foreign governments and agencies becomes more likely. For example, we believe increased regulation is occurring in the area of data privacy, and laws and regulations applying to the solicitation, collection, processing or use of personal or consumer information could affect our clients’ ability to use and share data, potentially reducing demand for our solutions and restricting our ability to store, process and share data with our clients. Our clients can use our services to store contact and other personal or identifying information regarding their customers and contacts. Federal, state and foreign governments, including the European Union, and agencies have adopted or are considering adopting laws and regulations regarding the confidentiality, collection, use and disclosure of personal information obtained from consumers and individuals in addition to laws and regulations that impact the cross-border transfer of personal information. The costs of compliance with, and other burdens imposed by, such laws and regulations that are applicable to the businesses of our clients may limit the use and adoption of our services and reduce overall demand for it, or lead to significant fines, penalties or liabilities for any noncompliance with such privacy laws. Furthermore, privacy concerns may cause our clients’ customers to resist providing the personal data necessary to allow our clients to use our services effectively. Even the perception of privacy concerns, whether or not valid, may inhibit market adoption of our services in certain industries. 12

In addition, the requirements imposed by data privacy laws and regulations in one jurisdiction can conflict with laws, and the demands of regulators and other governmental authorities, in other jurisdictions. For example, U.S. authorities can demand access to data that is accessible to or controlled or collected by us because we are located in the U.S., pursuant to the Foreign Intelligence Surveillance Act (FISA), Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism, or the Patriot Act, and other similar laws and regulations, including data collected or controlled by affiliates located outside of the U.S. If any of this data includes personal data and/or confidential information, it is possible that any such disclosure could cause us to breach data protection and privacy laws and regulations in one or more member states of the European Union or other jurisdictions. FISA, the Patriot Act and other similar laws and regulations could adversely affect our ability to expand internationally and attract and retain non-U.S. clients with concerns regarding the extent to which U.S. governmental and law enforcement agencies may obtain data. Such non-U.S. clients may decide that the privacy risks of storing data with a U.S.-based company may outweigh the benefits and opt to seek solutions from a company based outside of the United States. Moreover, certain foreign governments are considering mandating on-shore storage of their citizens’ data. If any such requirements are adopted, it may adversely affect our ability to attract, retain or cost-effectively serve non-U.S. clients. In addition to government activity, privacy advocacy groups and other industry groups are considering various new, additional or different self-regulatory standards that may place additional burdens on us. If the gathering of personal information were to be curtailed in this manner, our application suite would be less effective, which may reduce demand for our services and harm our business. Interruptions or delays in service from any one of our data center hosting facilities could impair the delivery of our services and harm our business. We currently serve our clients from multiple data center hosting facilities located in the United States, Canada, and in Germany. Any damage to, or failure of, one or more of these facilities or systems generally could impair the delivery of our services. Interruptions or delays in our services may reduce our revenue, cause us to issue credits or pay penalties, cause clients to terminate their subscriptions and adversely affect our renewal rates and our ability to attract new clients. Our business will also be harmed if our clients and potential clients believe our services are unreliable. As part of our current disaster recovery arrangements, our production environment and all of our clients’ data is currently backed up and/or replicated in near real-time in a facility located in the United States and/or Canada. Companies and products added through acquisition may be temporarily served through alternate facilities. We do not control the operation of any of these facilities, and they are vulnerable to damage or interruption from earthquakes, hurricanes, floods, fires, power loss, telecommunications failures and similar events. They may also be subject to break-ins, sabotage, intentional acts of vandalism and similar misconduct. Despite precautions taken at these facilities, the occurrence of a natural disaster or an act of terrorism, a decision to close the facilities without adequate notice or other unanticipated problems at these facilities could result in the need to replace facilities and related expenses. Even with the disaster recovery arrangements, our services could be interrupted. Our data center facility providers have no obligations to renew their agreements with us on commercially reasonable terms, or at all. If we are unable to renew our agreements with the facility providers or if in the future we add additional data center facility providers, we may experience additional costs in connection with the transfer to, or the addition of, new data center facilities. 13

As we continue to add data centers and add capacity in our existing data centers, we may move or transfer our data and our clients’ data. Despite precautions taken during this process, any unsuccessful data transfers may impair the delivery of our services. We are subject to U.S. securities laws as a SEC registered company and New Zealand securities and financial reporting laws as a listed company in New Zealand, and these dual regimes increase both our costs and the risk of noncompliance. As previously disclosed, we have failed to comply with certain of these requirements in the past, and could face potential regulatory actions and/or contingent liabilities as a result of past or any future violations. As a public company, we incur significant legal, accounting and other expenses associated with compliance with applicable laws, rules, regulations and listing requirements. From a New Zealand perspective, these include the NZX Listing Rules, the Securities Act of 1978, the Financial Markets Conduct Act 2013 and the Financial Reporting Act of 2013. In addition, the Sarbanes-Oxley Act, the Dodd-Frank Act, and rules subsequently implemented by the SEC and the FMA (NZ), have imposed a variety of compliance requirements on public companies, including requiring changes in corporate governance practices. In addition, the SEC, the U.S. Congress and the New Zealand Parliament may continue to increase the scope of applicable disclosure and corporate governance-related rules. Our management and other personnel may need to devote a substantial amount of time to the compliance requirements associated with being an SEC registered company and a New Zealand-listed company. Moreover, requirements imposed by these laws, rules and regulations have increased and may continue to increase the scope, complexity and cost of our corporate governance, reporting and disclosure practices. In 2012 and 2013, a Special Committee of the Company’s Board of Directors investigated stock issuances and stock option grants under the Company’s stock option and incentive plans, and also reviewed the Company’s compliance with applicable regulations since listing on the NZX Main Board in 2007, including U.S. and New Zealand securities regulations and the NZX Listing Rules. The Special Committee identified a number of instances where it appears that the Company was not, or may not have been, in compliance with its New Zealand regulatory obligations. In addition, it was noted that the Company had not registered shares authorized for grant under its stock incentive plans pursuant to the Securities Act of 1933. The Special Committee determined that these instances of non-compliance were inadvertent and attributable in part to the constrained resources of the Company in a period of financial difficulty in the years following its listing on the NZX Main Board and the complex regulatory and compliance obligations across multiple jurisdictions with differing regulations and requirements. On March 12, 2013, the Board unanimously adopted remedial actions in response to the findings and recommendations of the Special Committee. The Special Committee investigation and findings and remedial measures adopted by our Board of Directors are described in the ‘‘Controls and Procedures’’ section of our 2013 Form 10-K. The ‘‘Controls and Procedures’’ section of this Annual Report describes the current status of our remedial activities. We entered into a settlement agreement, dated August 30, 2013, New Zealand time, with the NZX Limited in respect of past breaches of the NZX Listing Rules. In connection with this settlement, the NZ Markets Disciplinary Tribunal issued a public censure and imposed a fine of NZ $15 thousand plus certain expenses. In September 2014 the NZ Markets Disciplinary Tribunal approved an additional settlement reached by the Company and the New Zealand Stock Exchange regarding breaches of the NZSX listing rules by the Company relating to the delayed delivery of the annual and half year report. The settlement provided for the payment of fines and costs by the Company, consisting of NZ $100 thousand ($79 thousand USD) as a penalty to the NZX Discipline Fund and NZ $4 thousand ($3 thousand USD) towards the cost of NZXR, these amounts have been paid as of December 31, 2014. 14

The action by the NZX Limited and NZ Markets Disciplinary Tribunal does not foreclose the risk of litigation or other regulatory actions relating to the historical instances of non-compliance identified. Due to the instances of non-compliance, we may be subject to an increased risk of regulatory actions, claims or litigation, the defense of which would require our management to devote significant attention and to incur significant legal expense and which could require us to pay substantial judgments, settlements or other penalties. Certain of our past stock issuances and stock option grants may not have complied with applicable securities laws and regulations and may expose us to potential contingent liabilities, including potential rescission rights or regulatory actions. Previously, we have offered and sold our common stock and options over common stock to employees, directors and others in transactions that may not have been in compliance with applicable New Zealand and U.S. requirements. We did not file with the SEC registration statements covering issuances under our stock incentive plans and certain of the sales and issuances may not have qualified for a valid exemption under the Securities Act of 1933. Consequently, regulatory actions and/or private proceedings could be commenced against us seeking to require us to conduct a rescission offer regarding certain prior sales, whereby we would offer to stockholders the right to rescind or unwind such sales. If a stockholder elects to accept a rescission offer, we would be obligated to pay that stockholder the purchase price plus interest and costs for his/her shares (less distributions previously paid on such shares). The costs required to conduct a rescission offer could be significant. The Securities Act generally requires a private action for a violation of Section 5 of the Securities Act to be brought within one year of the violation. Applicable statutes of limitations in state securities law actions vary. We previously offered our securities to employees and directors in New Zealand for subscription without a registered prospectus and investment statement. The effect of doing so is that the securities so offered may have been invalid under the Securities Act of 1978 (NZ). We submitted an application to the High Court of New Zealand to have the foregoing securities validated and an order validating the securities was granted by the High Court on July 22, 2013, New Zealand time. Even though it is difficult to estimate the financial impact potential rescission rights or similar rights may have on our business, based on the current trading prices of our common stock and the prices at which such issuances occurred, we do not anticipate that any amounts paid would materially affect our liquidity. However, there can be no assurance that our anticipations would prove accurate. Additionally, even given the grant of the High Court order, we could become subject to enforcement action and fines and penalties imposed by New Zealand authorities, the SEC, or state securities agencies. Our past practices related to the timing of the inclusion of customer agreements in our financial results in a particular period may expose us to potential regulatory investigations. On July 2, 2013, the Audit and Compliance Committee of the Board of Directors engaged outside company counsel to investigate the accounting errors that gave rise to the need to restate the Company’s financial statements, as well as other historical accounting practices impacting the timing of recognition of revenue. In connection with the investigation, it was determined that the Company included in its financial results certain customer agreements that, while having an effective date within a quarter, had not been signed by all parties within the quarter, as would be required to commence revenue recognition under US GAAP. The early inclusion of such contracts did not have a material impact on previously reported revenue for fiscal quarters including the first quarter of 2010 through the first quarter of 2013. While the Audit Committee investigation resulted in no finding of intentional misconduct or fraud, due to this practice, we may be subject to an increased risk of regulatory actions, claims or litigation, the defense of which would require our management to devote significant attention 15 and to incur significant legal expense and which could require us to pay substantial judgments, settlements or other penalties. As an ‘‘emerging growth company’’ we are not required to comply with the auditor attestation requirement under Section 404(b) of the Sarbanes-Oxley Act, which may cause investors to have less confidence in our internal control over financial reporting. The auditor attestation requirement under Section 404(b) of the Sarbanes-Oxley Act provides that a public company’s independent auditor must attest to and report on management’s internal control over financial reporting. Because we qualify as an ‘‘emerging growth company’’ under the JOBS Act, we are not required to comply with the auditor attestation requirement. The lack of an auditor attestation concerning management’s assessment of our internal controls over financial reporting may cause investors to have less confidence in our internal control over financial reporting. We could be an ‘‘emerging growth company’’ for up to five years from the effective date of our Registration Statement on Form S-8 (July 23, 2014), or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a ‘‘large accelerated filer’’ as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. We are subject to New Zealand financial reporting and audit requirements as an entity listed on a New Zealand licensed market. Our accounts must therefore comply with the Financial Reporting Act of 1993 and the Auditor Regulation Act of 2011. The Directors of the Company are responsible for preparing and arranging for its financial statements to be audited in accordance with the Financial Reporting Act of 1993 and the Auditor Regulation Act of 2011 (NZ). For fiscal years ending December 31, 2015 and beyond, the Company will need to prepare financial statements in compliance with the requirements of the Financial Markets Conduct Act of 2013 which has replaced the Financial Reporting Act of 1993. These Acts require us to engage a registered audit firm or licensed auditor to audit our financial statements. Further, the NZX Rules require that our financial statements meet these requirements. Given that the Company prepares its accounts in accordance with U.S. GAAP, it is not aware of a New Zealand based and registered audit firm with the requisite expertise to audit its financial statements. Consequently, in order to engage the Company’s current US independent registered public accounting firm, Deloitte & Touche LLP, in respect of the audit of the financial statements in connection with this Annual Report, the Company sought and obtained exemptions from the Financial Reporting Act. The exemption notices obtained and being relied upon by the Company are the Financial Reporting Act (Diligent Board Member Services, Inc.) Exemption Notice 2014 and Securities Act (Diligent Board Member Services, Inc.) Exemption Notice 2014. The Exemption Notices are available on the Financial Markets Authority’s website: (http://www.fma.govt.nz/laws-we-enforce/legislation/exemption-notices/current-exemption-notices/) The markets in which we compete are intensely competitive, and if we do not compete effectively, our operating results may be harmed. The markets in which we operate are intensely competitive and rapidly changing with relatively low barriers to entry. With the introduction of new technologies and market entrants, we expect competition to intensify in the future. In addition, pricing pressures and increased competition generally could result in reduced sales, reduced margin or the failure of our services to achieve or maintain more widespread market acceptance. Often we compete to sell our product against existing 16 applications that our potential clients have already made significant expenditures to install. Competition in our market is based principally upon service breadth and functionality; service performance, security and reliability; ease of use of the service; speed and ease of deployment, integration and configuration; total cost of ownership, including price and implementation and support costs; and financial resources of the vendor. We face competition from both traditional software vendors and SaaS providers. Our principal competitors include Thomson Reuters, BoardVantage, Inc., NASDAQ OMX, Computershare, and ICSA Software International. Many of our actual and potential competitors enjoy substantial competitive advantages over us, such as greater name recognition, longer operating histories, more varied products and services and larger marketing budgets, as well as substantially greater financial, technical and other resources. In addition, many of our competitors have established marketing relationships and access to larger client bases, and have major distribution agreements with consultants, system integrators and resellers. If we are not able to compete effectively, our operating results will be harmed. We are dependent on our direct sales force to maintain and increase sales of our product offering and any future product offerings in the marketplace. If we lose or fail to attract key personnel upon whom we are dependent, our business will be adversely affected. In order to continue to develop our product offering and remain competitive in competition with well-established companies such as Thomson Reuters, NASDAQ OMX, Computershare and others, we must rely on highly specialized engineering and sales talent. These key employees represent a significant asset, and the competition for these employees is intense in the software and SaaS markets. We continue to anticipate significant increases in human resources, particularly in engineering and sales resources, through 2015 to support our growth. We sell our product offering primarily through our direct sales force. Our ability to achieve sales and revenue growth in the future will depend on the success of our direct sales force and our ability to adapt our sales efforts to address the evolving markets for our product offering and any new product offerings. We anticipate the need to continue to increase our direct sales force. There is significant competition for direct sales personnel with the advanced sales skills and technical knowledge we need. If we were not able to hire or retain competent sales personnel our business would suffer. In addition, by relying primarily on a direct sales model, we may miss sales opportunities that might be available through other sales channels, such as domestic and international resellers and strategic referral arrangements. Any inability to hire and retain salespeople or any other qualified personnel would negatively impact our ability to grow our business and continue to develop our product offerings. Because we recognize revenue from subscriptions for our services over the term of the subscription, downturns or upturns in new business may not be immediately reflected in our operating results. We generally recognize revenue from clients on a daily basis over the subscription term as the services are delivered. Revenue recognition does not commence until the customer has access to the Diligent Boardbooks product, which is typically 3 to 4 weeks after the subscription agreement is executed. As a result, most of the revenue we report in each quarter is the result of subscription agreements entered into during previous quarters. Consequently, a decline in new or renewed subscriptions in any one quarter may not be reflected in our revenue results for that quarter. Any such decline, however, will negatively affect our revenue in future quarters. Accordingly, the effect of significant downturns in sales and market acceptance of our services, and potential changes in our rate of renewals may not be fully reflected in our results of operations until future periods. Our subscription model also makes it difficult for us to rapidly increase 17 our revenue through additional sales in any period, as revenue from new clients must be recognized over the applicable subscription term. We have experienced rapid growth in recent periods. If we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of service or address competitive challenges adequately. We have grown our business rapidly over the past few years. Between the fiscal years ended December 31, 2010 and 2014, our revenues increased from $7.5 million to $83.1 million. During such time, we significantly increased our sales force. We plan to expand our sales and marketing capabilities and broaden our customer support capabilities which will significantly increase our operating expenses. Our expansion has placed, and our anticipated growth may continue to place, a significant strain on our managerial, administrative, operational, financial and other resources. We intend to further expand our overall business, client base, headcount and operations. We also intend to continue expanding our operations internationally. Creating a global organization and managing a geographically dispersed workforce will require substantial management effort and significant additional investment in our infrastructure. To manage our expected growth, we will have to: • retain existing personnel; • hire, train, manage and retain additional qualified personnel, including sales and marketing personnel; • implement additional operational controls, financial and reporting systems, controls and procedures; and • effectively manage and expand our relationships with clients, subcontractors and other third parties responsible for manufacturing and delivering our products. If we are unable to effectively manage such growth, our business may become inefficient and we may not be able to effectively compete, increase our revenues or control our expenses. We rely on third-party computer hardware and software that may be difficult to replace or which could cause errors or failures of our service. We rely on computer hardware purchased or leased and software licensed from third parties in order to offer our services. This hardware and software may not continue to be available at reasonable prices or on commercially reasonable terms, or at all. Any loss of the right to use any of this hardware or software could significantly increase our expenses and otherwise result in delays in the provision of our services until equivalent technology is either developed by us, or, if available, is identified, to our clients purchased or licensed and then integrated into our business. Any errors or defects in third-party hardware or software could result in errors or a failure of our services which could harm our business. The market for cloud-based applications may develop more slowly than we expect. Our success will depend, to a large extent, on the willingness of organizations to accept cloudbased services for applications that they view as critical to the success of their organization. Many organizations have invested substantial effort and financial resources to integrate traditional enterprise software into their organizations and may be reluctant or unwilling to switch to a different application or to migrate these applications to cloud-based services. Other factors that may affect market acceptance of our application include: • the security capabilities, reliability and availability of cloud-based services; • client concerns with entrusting a third party to store and manage their data, especially confidential or sensitive data; 18

• our ability to minimize the time and resources required to implement our software; • our ability to maintain high levels of client satisfaction; • our ability to implement upgrades and other changes to our software without disrupting our service; • the level of customization or configuration we offer; • our ability to provide rapid response time during periods of intense activity on client websites; and • the price, performance and availability of competing products and services. The market for these services may not develop further, or may develop more slowly than we expect, either of which would harm our business. Our business may be subject to additional obligations to collect and remit sales tax and other taxes, and we may be subject to tax liability for past sales. Any successful action by state, foreign or other authorities to collect additional or past sales tax could adversely harm our business. States and some local taxing jurisdictions have differing rules and regulations governing sales and use taxes, and these rules and regulations are subject to varying interpretations that may change over time. In particular, the applicability of sales taxes to our subscription services in various jurisdictions is unclear. We have recorded sales tax provisions of $736 thousand, $1.5 million, and $2.1 million as of December 31, 2012, 2013 and 2014, respectively, with respect to sales and use tax liabilities in various states and local jurisdictions. It is possible that we could incur additional liabilities that exceed our estimates, as we are currently under audit by New York State. Other state tax authorities could still assert that we are obligated to collect additional amounts as taxes from our customers and remit those taxes to those authorities. We could also be subject to audits with respect to states and international jurisdictions for which we have not accrued tax liabilities. A successful assertion that we should be collecting additional sales or other taxes on our services in jurisdictions where we have not historically done so and do not accrue for sales taxes could result in substantial tax liabilities for past sales, discourage customers from purchasing our application or otherwise harm our business and operating results. We are in the process of filing sales tax returns in certain states within the United States as required by law for our subscription services. We do not collect sales or other similar taxes in other states and many of the states do not apply sales or similar taxes to the services that we provide. However, one or more states or foreign authorities could seek to impose additional sales, use or other tax collection and record-keeping obligations on us or may determine that such taxes should have, but have not been, paid by us. Liability for past taxes may also include substantial interest and penalty charges. Any successful action by state, foreign or other authorities to compel us to collect and remit sales tax, use tax or other taxes, either retroactively, prospectively or both, could adversely affect our results of operations and business. Assertions by a third party of intellectual property infringement, whether successful or not, could subject us to costly and time-consuming litigation or expensive licenses. The software and technology industries are characterized by the existence of a large number of patents, copyrights, trademarks and trade secrets and by frequent and an increasing amount of litigation based on allegations of infringement or other violations of intellectual property rights. As we continue to grow, the possibility of claim of intellectual property rights against us may increase. Our technologies may not be able to withstand any third-party claims or rights against their use. Additionally, although we have licensed from other parties proprietary technology covered by patents, 19 we cannot be certain that any such patents will not be challenged, invalidated or circumvented. Furthermore, our service agreements require us to indemnify our clients for certain third-party intellectual property infringement claims, which could increase our costs as a result of defending such claims and may require that we pay damages if there were an adverse ruling related to any such claims. These types of claims could harm our relationships with our clients, may deter future clients from subscribing to our services or could expose us to litigation for these claims. Even if we are not a party to any litigation between a client and a third party, an adverse outcome in any such litigation could make it more difficult for us to defend our intellectual property in any subsequent litigation in which we are a named party. Any intellectual property rights claim against us or our clients, with or without merit, could be time-consuming, expensive to litigate or settle and could divert management attention and financial resources. An adverse determination could prevent us from offering our suite of services to our clients and may require that we procure or develop substitute services. For any intellectual property rights claim against us or our clients, we may have to pay damages, license fees and/or stop using technology found to be in violation of a third party’s rights. We may have to seek a license for the technology. Such license may not be available on reasonable terms, if at all, and may significantly increase our operating expenses or may require us to restrict our business activities and limit our ability to deliver certain products and services. As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense and/or cause us to alter our product and service offerings which could negatively affect our business. Our success depends in large part on our ability to protect and enforce our intellectual property rights. We rely on a combination of copyright, service mark, trademark and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish and protect our proprietary rights, all of which provide only limited protection. We do not have any issued patents and currently have no patent applications pending. Any patents that may be issued in the future may not provide sufficiently broad protection or they may not prove to be enforceable in actions against alleged infringers. Also, we cannot assure you that any future service mark or trademark registrations will be issued for future applications or that any registered service marks or trademarks will be enforceable or provide adequate protection of our proprietary rights. We enter into agreements with our employees and contractors and agreements with parties with whom we do business to limit access to and disclosure of our proprietary information. The steps we have taken, however, may not prevent unauthorized use or the reverse engineering of our technology. Moreover, others may independently develop technologies that are competitive to ours or infringe our intellectual property. Enforcement of our intellectual property rights also depends on our successful legal actions against infringement by third parties, but these actions may not be successful, even when our rights have been infringed. Furthermore, effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country in which our services are available. In addition, the legal standards relating to the validity, enforceability and scope of protection of intellectual property rights in Internetrelated industries are uncertain and still evolving. 20

Material defects or errors in the software we use to deliver our services could harm our reputation, result in significant costs to us and impair our ability to sell our services. The software applications underlying our services are inherently complex and may contain material defects or errors, particularly when first introduced or when new versions or enhancements are released. We have from time to time found defects in our services, and new errors in our existing services may be detected in the future. Any defects that cause interruptions to the availability of our services could result in: • a reduction in sales or delay in market acceptance of our services; • sales credits or refunds to our clients; • loss of existing clients and difficulty in attracting new clients; • diversion of development resources; • harm to our reputation; and • increased warranty and insurance costs. After the release of our services, defects or errors may also be identified from time to time by our internal team and by our clients. The costs incurred in correcting any material defects or errors in our services may be substantial and could harm our operating results. Anti-takeover provisions contained in our amended and restated certificate of incorporation and amended and restated bylaws, as well as provisions of Delaware law, could impair a takeover attempt, and the terms of our Series A preferred stock include significant consent rights. Our amended and restated certificate of incorporation, amended and restated bylaws and Delaware law contain provisions that could have the effect of rendering more difficult or discouraging an acquisition deemed undesirable by our Board of Directors. Our corporate governance documents include provisions: • providing for a classified Board of Directors, meaning that only one-third of our Board of Directors stands for election at each annual meeting (subject to stockholder approval at our 2015 Annual Meeting, we plan to declassify our Board of Directors effective at our 2016 Annual Meeting); • authorizing blank check preferred stock, which could be issued with voting, liquidation, dividend and other rights superior to our common stock; • limiting the liability of, and providing indemnification to, our directors and officers; • limiting the ability of our stockholders to call and bring business before special meetings and to take action by written consent in lieu of a meeting; • requiring advance notice of stockholder proposals for business to be conducted at meetings of our stockholders and for nominations of candidates for election to our Board of Directors; • controlling the procedures for the conduct and scheduling of board and stockholder meetings; • providing the Board of Directors with the express power to postpone previously scheduled annual meetings and to cancel previously scheduled special meetings; • limiting the total number of directors on our board to seven and the filling of vacancies or newly created seats on the board to our Board of Directors then in office (subject to shareholder approval at our 2015 Annual Meeting, we plan to increase the total number of directors on our board to eight); and 21

• providing that directors may be removed by stockholders only for cause (if our Board of Directors is declassified as noted above, this provision will no longer apply). These provisions, alone or together, could delay hostile takeovers and changes in control or changes in our management. In addition, the holders of our Series A Preferred Stock have the requisite power to significantly affect certain of our significant decisions, including the power to approve an acquisition of the Company. As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the Delaware General Corporation law, which prevents stockholders holding more than 15% of our outstanding common stock from engaging in certain business combinations without a supermajority approval of our outstanding common stock. Any provision of our amended and restated certificate of incorporation or our amended and restated bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for our common stock. As an entity listed on the NZX Main Board, the takeover provisions of the NZX Listing Rules apply except for the compulsory acquisition provisions of listing rules 4.8 and 4.8.5. The takeover provisions are reflected in the Company’s amended and restated bylaws. These provisions restrict transfers of quoted equity securities to directors and associated persons of directors and those who hold non-public material information about the Company (each, an ‘‘Insider’’). In summary, transfers are restricted where they would result in an Insider controlling more than 20% or more of the votes attached to the relevant class of quoted equity securities or if 20% or more votes are controlled, an increase occurring in excess of 5% over the preceding 12 months. In order for a restricted transfer to be affected the notice and pause process described in the NZX takeover provisions of the NZX Rules must be followed. Additionally, the Company may be required to prepare an appraisal report in connection with any potential takeover by an Insider. This process may deter a change in control by an Insider and, therefore, limit the opportunity for stockholders to receive a premium for their shares of our common stock. Our securities are not currently traded on any United States public markets other than periodic trading on the OTCBB. Other than periodic trading on the OTCBB, there is no public market for our shares in the United States or in any other jurisdiction other than New Zealand. The trading price of our shares on the OTCBB may not accurately reflect the price or prices at which purchasers or sellers would be willing to purchase or sell our common stock in a liquid market. We have not determined whether we will seek the quotation of our shares on any national exchange in the United States. We cannot assure that we will seek to be quoted on any national exchange in the United States or that we would meet any applicable listing requirements. 22

ITEM 1B. UNRESOLVED STAFF COMMENTS None ITEM 2. PROPERTIES Our headquarters is located at 1385 Broadway, 19th Floor, New York, NY 10018, where our primary executive, sales and administrative offices are located. We also have an ancillary administrative office located at 155 Willowbrook Boulevard, Suite 100, Wayne, NJ 07470 and an ancillary software development center located at 440 South Church Street, Suite 550, Charlotte, NC 28202. We have sales and general offices in Canada, England, Singapore, Brazil, Germany, and Australia. We also have an office at 49 Carlyle Street, Christchurch, New Zealand, where software development takes place. We lease all of these properties and do not own any real property. We believe that our current facilities are suitable and adequate to meet our current needs, and that suitable additional or substitute space will be available as needed to accommodate expansion of our operations. We intend to open additional sales offices as our geographic sales footprint warrants. We believe that our facilities are adequately covered by insurance. ITEM 3. LEGAL PROCEEDINGS The Company is not a party to any material legal proceeding required to be disclosed under Item 103 of Regulation S-K. ITEM 4. MINE SAFETY DISCLOSURES Not Applicable 23

PART II ITEM 5. MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES Market Information On December 12, 2007, we completed an offshore offering of 24,000,000 shares of our common stock to members of the public in conjunction with our listing of our stock on the NZX Main Board. Our common stock currently trades on NZX Main Board under the symbol ‘‘DIL.’’ Our common stock also trades periodically on the Over-the-Counter Bulletin Board (OTCBB) under the symbol ‘‘DLBDF.’’ Trading in stocks quoted on the OTCBB is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated to a company’s operations or business prospects. OTCBB securities are not listed or traded on the floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. The following table shows the high and low sales prices for our common stock on the NZX Main Board in New Zealand dollars. Price of Common Stock (NZD) Period High Low 2013—1st Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.49 5.10 2013—2nd Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.20 6.20 2013—3rd Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.96 4.20 2013—4th Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.80 2.76 2014—1st Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.85 3.80 2014—2nd Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.75 3.85 2014—3rd Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.76 3.89 2014—4th Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.30 4.27 Holders As of March 10, 2015, there are 2,862 holders of record of our common stock. Dividends We have not paid any dividends on our common stock within the past two fiscal years or during the current fiscal year. Recent Sales of Unregistered Securities During the three months ended December 31, 2014, the Company did not issue any unregistered securities. Issuer Purchases of Equity Securities During the three months ended December 31, 2014, the Company did not repurchase any shares of its common stock. 24

13MAR201518480486 Stock Performance Graph The following shall not be deemed incorporated by reference into any of our other filings under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended. The graph below compares the cumulative total stockholder return on our common stock with the cumulative total return on the Standard & Poor’s 500 Index and the S&P Information Technology Index for each of the last five fiscal years ended December 31, 2014, assuming an initial investment of $100 in 2007. Data for the Standard & Poor’s 500 Index and the S&P Information Technology Index assume reinvestment of dividends. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of our common stock. $0.00 $50.00 $100.00 $150.00 $200.00 $250.00 $300.00 $350.00 $400.00 $450.00 $500.00 $550.00 $600.00 $650.00 $700.00 $750.00 $800.00 12/31/09 12/31/10 12/31/11 12/31/12 12/31/13 12/31/14 S&P 500 S&P Information Technology DIL NZ ($USD) 25

ITEM 6. SELECTED FINANCIAL DATA The following selected consolidated financial data should be read in conjunction with our audited consolidated financial statements and related notes thereto and with Management’s Discussion and Analysis of Financial Condition and Results of Operations, which are included elsewhere in this Form 10-K. The consolidated statement of operations data for the years ended December 31, 2014, 2013, and 2012, and the selected consolidated balance sheet data as of December 31, 2014 and 2013 are derived from, and are qualified by reference to, the audited consolidated financial statements included in this Form 10-K. The consolidated balance sheet data as of December 31, 2012 and 2011 and the consolidated statement of operations data for the year ended December 31, 2011 are derived from audited consolidated financial statements which are not included in this Form 10-K. The consolidated statement of operations data for the year ended December 31, 2010 and the consolidated balance sheet data as of December 31, 2010 are derived from unaudited consolidated financial statements which are not included in this Form 10-K. Year ended December 31, 2014 2013 2012 2011 2010 (in thousands) Revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 83,054 $ 64,757 $ 39,127 $ 15,584 $ 7,563 Cost of revenues (excluding depreciation and amortization) . . . . . . . . . . . . . . . . . . . . . . . 17,494 12,959 9,535 4,837 2,756 Gross profit . . . . . . . . . . . . . . . . . . . . . . . . . . 65,560 51,798 29,592 10,747 4,807 Operating expenses: Selling and marketing . . . . . . . . . . . . . . . . . 12,411 9,617 8,657 5,165 2,653 General and administrative . . . . . . . . . . . . . 25,309 20,137 9,593 4,959 3,897 Research and development . . . . . . . . . . . . . 9,016 4,497 2,276 1,533 964 Depreciation and amortization . . . . . . . . . . . 2,784 1,645 1,187 579 473 Investigations and restatement . . . . . . . . . . . 916 5,571 263 — — Total operating expenses . . . . . . . . . . . . . . . . . 50,436 41,467 21,976 12,236 7,987 Operating income (loss) . . . . . . . . . . . . . . . . . 15,124 10,331 7,616 (1,489) (3,180) Other income (expense), net: Interest income (expense), net . . . . . . . . . . . (45) (91) 97 168 233 Foreign exchange transaction gain (loss) . . . . (75) (236) 16 (95) (13) Total other income (expense), net . . . . . . . . . . (120) (327) 113 73 220 Income (loss) before provision (benefit) for income taxes . . . . . . . . . . . . . . . . . . . . . . . 15,004 10,004 7,729 (1,416) (2,960) Income tax expense (benefit) . . . . . . . . . . . . . 6,078 3,744 (2,924) 52 24 Net income (loss) . . . . . . . . . . . . . . . . . . . . . . $ 8,926 $ 6,260 $ 10,653 $ (1,468) $ (2,984) Accrued preferred stock dividends . . . . . . . . . . (335) (359) (359) (359) (359) Net income (loss) attributable to common stockholders . . . . . . . . . . . . . . . . . . . . . . . . $ 8,591 $ 5,901 $ 10,294 $ (1,827) $ (3,343) Earnings (loss) per share: Basic . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 0.07 $ 0.05 $ 0.09 $ (0.02) $ (0.03) Diluted . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 0.07 $ 0.05 $ 0.09 $ (0.02) $ (0.03) Weighted average shares outstanding: Basic . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117,109 116,427 114,850 114,632 117,154 Diluted . . . . . . . . . . . . . . . . . . . . . . . . . . . 121,117 121,729 119,597 114,632 117,154 26

As of December 31, 2014 2013 2012 2011 2010 (in thousands) Consolidated Balance Sheet Data: Cash and cash equivalents . . . . . . . . . . . . . . . . . . . $ 70,809 $43,583 $33,311 $ 8,931 $ 3,212 Short-term investments . . . . . . . . . . . . . . . . . . . . . — 12,497 103 97 97 Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100,421 78,350 47,712 15,732 5,877 Total non-current liabilities . . . . . . . . . . . . . . . . . . 16,071 13,872 7,504 3,254 111 Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . 64,149 53,405 31,755 16,055 5,251 Redeemable preferred stock . . . . . . . . . . . . . . . . . . 3,000 3,261 3,233 3,205 3,177 Total stockholders’ equity . . . . . . . . . . . . . . . . . . . . 33,272 21,684 12,724 (3,528) (2,551) 27

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS The following management’s discussion and analysis of our financial condition and results of operations should be read in conjunction with ‘‘Business’’ under Item 1, and the consolidated financial statements and the related notes thereto which appear elsewhere in this report. This discussion contains a number of forward-looking statements, all of which are based on our current expectations and all of which could be affected by uncertainties and risks. Our actual results may differ materially from the results contemplated in these forward-looking statements as a result of many factors including, but not limited to, those described under ‘‘Risk Factors’’ under Part I, Item 1A of this Annual Report on Form 10-K. We develop and commercialize Diligent Boardbooks, a secure software application available online and compatible with IPad and Windows 8-1.3 supported devices. Diligent Boardbooks is one of the world’s most widely used board portals, allowing board members, management and administrative staff to simplify how board materials are produced, delivered, reviewed and voted on. We provide clients with subscription-based access to our software along with associated services including securely hosting the client’s data, and customer service and support for the application. Our goal is to help companies streamline the creation and delivery of board materials through an easy-to-use and secure online software platform. Key elements of our strategy include: • Strengthening the existing product and offering new functionality, • Further building our existing client base through geographic expansion and new client acquisition, • Deepening relationships with the existing client base, and • Minimizing client cancellations by offering superior customer service and support. We use the Software-as-a-Service (‘‘SaaS’’) model to distribute our Diligent Boardbooks application to the market and maintain the security and integrity of our clients’ data. Under this model, we offer annual renewable subscriptions for client access to our Diligent Boardbooks service which is hosted on our servers held in a secure data centers, and offer a complete suite of related services including training, support, data migration and data security/backup. The SaaS model allows us to differentiate our product through technological innovation and client service while the subscription billing approach results in a predictable and recurring revenue stream. This SaaS model also allows clients to retain control over access to the application while outsourcing to us the support activities, such as managing the IT infrastructure and maintaining the software. We began developing components of the Diligent Boardbooks system in 1998, culminating in the roll-out of an international sales force in 2007. On December 12, 2007 we completed an offshore offering of 24,000,000 shares of our common stock in conjunction with a listing of our stock on the NZX Main Board under the symbol ‘‘DIL.’’ As a result, we are subject to the regulation and reporting requirements imposed by the NZX. While our common stock trades on a periodic basis on the over-the counter bulletin board (‘‘OTCBB’’), there is no established public trading market for our common stock in the United States. However, because Diligent is a U.S. company incorporated in Delaware with over 500 shareholders, it is also treated as a public company in the United States and is subject to the reporting and regulatory requirements of the SEC and the Securities Exchange Act of 1934. We are subject to the NZX Listing Rules, New Zealand securities and financial reporting laws and United States securities laws and regulations applicable to a U.S. public company not listed on a U.S. national securities exchange. Our need to comply with both New Zealand and U.S. regulatory regimes increases the focus we must place on compliance as well as the cost of compliance. 28

In February 2015, we announced that we plan to introduce a new SaaS collaboration solution called DiligentTeams during the third quarter of 2015. During 2014, research and development costs increased 100% when compared to 2013, primarily due to increased staffing. In 2014, we more than doubled our research and development headcount, partially due to our exploratory work on the design of the DiligentTeams product. In 2015 we plan to increase our investment in research and development. Our DiligentTeams product does not yet have beta users. There can be significant time lags and unexpected development costs incurred between initial beta releases and the commercial availability of new products. While we are enthusiastic about the planned launch of DiligentTeams and believe that the product will be welcomed by many of our existing clients and new clients, our DiligentTeams product may not be introduced on our expected timetable, or meet with commercial success. Critical Accounting Policies and Estimates Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). This is consistent with the requirements of the Financial Reporting Act of 1993 as applicable under the transitional provisions of the Financial Reporting Act 2013. The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, management evaluates its estimates and judgments, including those related to the deferral and recognition of revenue, the fair value of share-based compensation, accounting for income and other taxes, including uncertain tax positions, and the useful lives of tangible and intangible assets. Management bases its estimates and judgments on historical experience, known trends or events and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We define our ‘‘critical accounting policies’’ as those that require us to make subjective estimates about matters that are uncertain and are likely to have a material impact on our financial condition and results of operations or that concern the specific manner in which we apply GAAP. Our estimates are based upon assumptions and judgments about matters that are highly uncertain at the time the accounting estimate is made and applied and require us to assess a range of potential outcomes. We believe the following critical accounting policies to be those most important to the portrayal of our financial condition and those that require the most subjective judgment. Revenue Recognition—The Company derives its revenues primarily from subscription fees and installation fees, including training. The Company sells subscriptions to its cloud-based application that are generally at least one year in length. Its arrangements do not include a general right of return and automatically renew unless the Company is notified 30 days prior to the expiration of the subscription term. The Company’s subscription agreements do not provide the customer the right to take possession of the software that supports the application. Installation fees consist of the configuration of the Company’s service and training of its customers. Revenue recognition commences when all of the following conditions are met: • There is persuasive evidence of the arrangement; • The service has been made available to the customer; • The fee is fixed or determinable; and • The collectability of the fees is reasonably assured. 29

Pursuant to the authoritative accounting guidance regarding revenue recognition for arrangements with multiple deliverables, for a deliverable to qualify as a separate unit of accounting, the delivered item must have value to the customer on a standalone basis. The Company has determined that the installation fee does not have standalone value, so accordingly it accounts for its arrangements as a single unit of accounting. Revenue from our subscription service is recognized on a daily basis over the subscription term as the services are delivered. The service is considered delivered, and hence revenue recognition commences, when the customer has access to the Diligent Boardbooks product. Revenue is recorded ratably through the end of the subscription term, which is generally at least twelve months from the date of the contract. Installation fees paid by customers in connection with the subscription service are deferred and are recognized ratably over the expected life of the customer relationships, generally nine years. In estimating the expected customer relationship period, the Company looked to guidance on the determination of the useful life of an intangible asset for the appropriate factors to be considered in estimating expected customer life and specifically focused on its customer renewal rate. The Company’s customer contracts contain a standard ‘‘autorenew’’ feature which provides for one-year renewals unless either party provides written notice of termination. In addition, the Company’s renewal history with its customers has been and remains at very high rates. As a result, the Company believes that its customers will renew numerous times during their tenure with the Company and consequently have a very low annual attrition rate. After considering these factors, the Company determined that a nine year estimated customer life was appropriate. Deferred Revenue—Deferred revenue represents installation and subscription fees for which cash has been received but for which we have not yet delivered our services or the criteria for the recognition of revenue have not yet been met. Deferred revenues presented in our consolidated balance sheet do not include amounts receivable (either billed or unbilled) for executed subscription agreements for which we have not yet received payment. Accordingly, the deferred revenue balance does not represent the total contract value of annual subscription agreements. Long term deferred revenue consists of installation fees that will be recognized over the estimated life of the customer relationship, generally nine years. Installation fees expected to be recognized within the next 12 months of the balance sheet date are included in the current portion of deferred revenue. The Company also discloses gross deferred revenue which consists of deferred revenue and installation and subscription fees which have been billed to the customer pursuant to an executed subscription agreement but for which payment has not yet been received and the criteria for the recognition of revenue has not yet been met. As a result of our subscription-based model and historically high renewal rates, at the end of any period, we generally have subscription contracts in place for a significant percentage of our total revenues for the next 12 months and therefore we believe it is useful to the users of our consolidated financial statements to disclose gross deferred revenues. Accounts Receivable—The Company generally invoices its customers on a quarterly or annual basis. Accounts receivable represents amounts due from our customers for which revenue has been recognized. A provision for doubtful accounts is recorded based on management’s assessment of amounts considered uncollectable for specific customers based on the age of the receivable, history of payments and other relevant information. At each of December 31, 2014 and 2013, the Company has recorded a provision for doubtful accounts of $100 thousand. The Company also discloses gross accounts receivable which consists of all billings to customers for installation and subscription fees. 30

The reconciliation of gross accounts receivable and deferred revenue to net accounts receivable and deferred revenue at December 31, 2014, is as follows:

	Gross	Adjustment(1)	Net
		(in thousands)	
Accounts receivable, net	$19,833	$(18,079)	$ 1,754
Deferred revenue—current	$50,317	$(18,079)	$32,238
Deferred revenue—less current portion	$12,138	$ —	$12,138
Total deferred revenue	$62,455	$(18,079)	$44,376

The reconciliation of gross accounts receivable and deferred revenue to net accounts receivable and deferred revenue at December 31, 2013, is as follows:

	Gross	Adjustment(1)	Net
		(in thousands)	
Accounts receivable, net	$16,443	$(14,693)	$ 1,750
Deferred revenue—current	$42,121	$(14,693)	$27,428
Deferred revenue—less current portion	$10,471	$ —	$10,471
Total deferred revenue	$52,592	$(14,693)	$37,899

(1) Represents installation and subscription fees which have been billed to customers but for which payment has not been received and the criteria for revenue recognition has not been met.

Cost of Revenues and Operating Expenses

Cost of Revenues (exclusive of depreciation and amortization). Cost of revenues consists of direct expenses related to hosting the Company's cloud-based application, account management, customer support, data communication expenses, employee bonuses, stock based compensation, and salaries and benefits of account management, customer support and network operations personnel, and software license fees. We do not allocate depreciation, amortization or indirect overhead to cost of revenues.

Selling and Marketing. Selling and marketing expenses are comprised of sales commissions, salaries and benefits for sales and marketing employees, marketing program expenses, employee bonuses, stock based compensation, and direct advertising expenses, including mailings and travel. We do not allocate indirect overhead to selling and marketing.

General and Administrative. General and administrative expenses consist of compensation and related expenses, inclusive of employee bonuses and stock based compensation, for executive, finance, accounting, administrative and legal personnel, professional fees, other corporate expenses and costs such as office space and utilities. We have also included in general and administrative expense all facilities and related expenses.

Research and Development. Research and development expenses are incurred as we upgrade and maintain our software, and develop product enhancements. Such expenses include compensation and employee benefits of engineering and testing personnel, materials, travel and direct costs associated with the design and required testing of our product line. Other expenses included are employee bonuses and stock based compensation. We do not allocate indirect overhead to research and development. Direct development costs related to software enhancements that add functionality are permitted to be capitalized and amortized over their useful lives, however we have not historically maintained sufficient detail records of our development efforts to be able to capitalize such costs.

31

Investigations and Restatement. In December 2012, the Company’s Board of Directors authorized and empowered a Special Committee of independent directors to conduct a review of the Company’s past stock issuances and stock option grants to determine if they were in accordance with the relevant incentive plans. Included in investigations and restatement are the expenses relating to the Special Committee investigation, including professional fees incurred for legal, accounting and compensation consultants and compensation paid to Special Committee members. Investigation and restatement costs also include the costs of our Audit Committee’s investigation of the accounting errors that gave rise to the need to restate the Company’s financial statements and the costs related to the restatement of our financial statements and re-audits of the years ended December 31, 2012, 2011 and 2010, which are comprised of legal, accounting and consulting fees. Share-Based Compensation. Share-based compensation consists of stock, stock options and other share-based compensation awards issued to employees and contractors for services rendered. The Company measures the cost of employee services received in exchange for an equity-based award using the fair value of the award on the date of the grant, and recognizes the cost over the period that the award recipient is required to provide services to the Company in exchange for the award. The fair value of restricted stock units and performance stock units is estimated using the market price of the Company’s common stock at the date of the grant and we recognize compensation expense for the portion of the award that is expected to vest. The Company measures compensation cost for awards granted to non-employees based on the fair value of the award at the measurement date, which is the date performance is satisfied or services are rendered by the non-employee. Results of Operations for the Years Ended December 31, 2014 and 2013 (in thousands): Year ended December 31, Increase / 2014 2013 (Decrease) % Change (in thousands) Revenues . . . . . . . . . . . . . . . . . . . . . . . . . $83,054 $64,757 18,297 28% The growth in total revenues of $18.3 million or 28% for the year ended December 31, 2014 when compared to 2013 is primarily the result of an increase in new users of Diligent Boardbooks, as well as our retention of existing customers. Our customer retention rate continues to exceed 95% for the twelve months ended December 31, 2014. We have continued to add users each quarter since inception. At December 31, 2014, the total number of users exceeded 92,700 compared with approximately 72,600 at December 31, 2013. North America, EMEA (Europe, Middle East and Africa) and Asia/Pacific accounted for 59%, 20%, and 21%, respectively, of the contract value of new subscriptions added during 2014. Upgrades from existing customers, which represents the increase during the year in value from existing agreements due primarily to additional users being added to the agreement, represented 44% and 46%, respectively, of the contract value of new subscriptions added for the years ended December 31, 2014 and 2013. 32

We recognize subscription revenue ratably over the contract period, which is generally at least twelve months. Accordingly, we expect that the growth in subscription agreements will be reflected by increases in revenues over the next twelve months Year ended December 31, Increase / 2014 2013 (Decrease) % Change (in thousands) Cost of revenues(1) . . . . . . . . . . . . . . . . . $17,494 $12,959 4,535 35% % of Revenues . . . . . . . . . . . . . . . . . . . . 21% 20% (1) Excluding depreciation and amortization Cost of revenues is comprised of account management, customer support and network operations personnel. The increase in costs of revenues is predominantly due to the increase in headcount in network operations personnel in support of our larger client base. Worldwide employee salaries and employee related costs increased by $1.4 million, consisting of an increase of $1.2 million in network operations personnel salaries and $0.4 million of employee related costs in account management and network operations personnel; offset by a decrease of $0.2 million in account management incentive compensation. Employee bonus and employee stock based compensation costs increased by $0.9 million and $0.6 million respectively. Costs relating to customer data hosting and maintenance increased by $0.8 million due to the increase in capacity of our existing centers along with the addition of a hosting center in Germany. Additional increases to cost of revenues include travel expenses of $0.4 million; network compliance costs and other professional fees of $0.2 million; security costs of $0.1 million and other costs of $0.1 million. Cost of revenues increased at a slightly higher rate than revenue, resulting in a gross profit margin of 79% for the year ended December 31, 2014 compared with 80% for the year ended December 31, 2013. Year ended December 31, Increase / 2014 2013 (Decrease) % Change (in thousands) Selling and Marketing . . . . . . . . . . . . . . . . $12,411 $9,617 2,794 29% % of Revenues . . . . . . . . . . . . . . . . . . . . . 15% 15% Selling and marketing expenses consist of $5.6 million of selling expense and $6.8 million of marketing expense. Selling expenses for the year ended December 31, 2014 remain flat compared to 2013. Marketing expenses increased $2.8 million for the year ended December 31, 2014 when compared to 2013. The increase in marketing expenses of $2.8 million consists of $2.1 million in the U.S., $0.3 million in EMEA, $0.2 million in Asia and $0.2 million in Australia. The increase in marketing expenses was primarily due to increases to our marketing headcount to address expanded marketing programs, and the recent sales management hire we made in Germany. We expect to further increase our marketing expenditures during 2015. Year ended December 31, Increase / 2014 2013 (Decrease) % Change (in thousands) General and Administrative . . . . . . . . . . . $25,309 $20,137 5,172 26% % of Revenues . . . . . . . . . . . . . . . . . . . . 30% 31% 33

The increase in general and administrative expenses of $5.2 million in 2014 is comprised of a $3.6 million increase in the U.S., $0.5 million in EMEA, $0.6 million in New Zealand and $0.5 million in Australia. The U.S. increase consists of $1.8 million relating to salaries, bonuses, and other employee costs. Other increases include occupancy costs of $0.4 million; insurance costs of $0.3 million; state and local accrued tax expense of $0.3 million; Directors' fees and expenses of $0.1 million due to the increase in our Board of Directors compensation; $0.6 million for accounting and auditing fees; $0.2 million for software license; $0.2 million for legal fees; $0.3 million for professional services; and $0.1 for other costs. Employee stock based compensation decreased by $0.7 million.

The increase in EMEA of $0.5 million, $0.6 in New Zealand and $0.5 million in Australia relate to the implementation of a 2014 Corporate Bonus Plan and various other miscellaneous costs.

	Year ended December 31, 2014	Year ended December 31, 2013	Increase / (Decrease)	% Change
	(in thousands)			
Research and development	$9,016	$4,497	4,519	100%
% of Revenues	*11%*	*7%*		

The increase in research and development expenses is primarily due to increased staffing driven by our development work in relation to the DiligentTeams product and upgrades and enhancements to Diligent Boardbooks. In 2014, we had an additional 52 people in research and development when compared to 2013. Of these 52 people, 38 were added in the U.S., of which 32 were additions to our new North Carolina Development Center, which currently focuses 100% on the recently announced DiligentTeams Product, and 6 were additions to our New York team. The remaining 14 people were additions to our New Zealand team. Worldwide salaries and wages in 2014 were $2.7 million higher than in 2013. Employee bonus and employee stock based compensation costs increase by $0.8 million and $0.2 million respectively. The remaining increase relates to $0.5 million for recruiting costs; $0.4 million for employee related costs; $0.1 million for travel costs, offset by a decrease in outside contractor fees of $0.2 million. We expect to further increase our investment in research and development in 2015 as we prepare for the anticipated commercial launch of DiligentTeams in the third quarter of 2015.

	Year ended December 31, 2014	Year ended December 31, 2013	Increase / (Decrease)	% Change
	(in thousands)			
Depreciation and amortization	$2,784	$1,645	1,139	69%
% of Revenues	*3%*	*3%*		

The increase in depreciation and amortization is attributable to the net increase in property and equipment, consisting principally of computer equipment and computer software. During 2014 and 2013, the Company made capital expenditures of $7.0 million and $3.3 million, respectively.

	Year ended December 31, 2014	Year ended December 31, 2013	Increase / (Decrease)	% Change
	(in thousands)			
Investigations and restatement	$916	$5,571	(4,655)	(84)%
% of Revenues	*1%*	*9%*		

During 2014 and 2013, we incurred costs of $916 thousand and $3.3 million, respectively, related to the restatement of our financial statements. The majority of the costs relating to the restatement of our historical financial statements occurred during 2013 and the restatement was completed in April 2014.

34

These costs included the re-audit of our financial statements for the years ended 2012, 2011 and 2010. During the years ended December 31, 2014 and 2013, we incurred costs of $0 and $2.3 million, respectively, related to the Special Committee investigation of our historical stock option issuances. Included in investigations and restatement are professional fees incurred for legal, accounting and compensation consultants and compensation paid to Special Committee members. Year ended December 31, Increase / 2014 2013 (Decrease) % Change (in thousands) Interest expense, net . . . . . . . . . . . . . . . . . . . $(45) $(91) 46 51% % of Revenues . . . . . . . . . . . . . . . . . . . . . . . — — Interest expense, net, includes interest expense on capital lease obligation, which was more than offset by interest earned on our cash and cash equivalents and short-term investments which are interest-bearing. Year ended December 31, Increase / 2014 2013 (Decrease) % Change (in thousands) Foreign exchange loss . . . . . . . . . . . . . . . . . . $(75) $(236) 161 68% % of Revenues . . . . . . . . . . . . . . . . . . . . . . . — — Our U.S. and foreign operations have transactions with clients and suppliers denominated in currencies other than their functional currencies, and the U.S. parent company has transactions with its foreign subsidiaries in the subsidiaries’ functional currencies which create foreign currency intercompany receivables and payables. Additionally, the U.S. parent company maintains a portion of its cash balances in foreign currencies, primarily the Canadian dollar (CAD), the New Zealand dollar (NZD), the British Pound (GBP) and the Australian dollar (AUD). Foreign exchange transaction gains and losses arise on the settlement of foreign currency transactions at amounts different from the recorded amounts, and the measurement of the unrealized foreign currency gains and losses in the related assets and liabilities at the end of the period. The net gain or loss is an accumulation of the effects of the foregoing transactions. The decrease in the loss during the year ended December 31, 2014 when compared to 2013 is due to the weakening of the U.S. dollar against the GBP which resulted in gains on the settlement of intercompany receivables and on cash held in GBP. During the year ended December 31, 2014 and 2013, we did not engage in any foreign currency hedging activities. Year ended December 31, Increase / 2014 2013 (Decrease) % Change (in thousands) Income tax expense . . . . . . . . . . . . . . . . . . $6,078 $3,744 2,334 62% Effective tax rate . . . . . . . . . . . . . . . . . . . . 40% 37% Our income tax provision for year ended December 31, 2014 and 2013 was 40% and 37%, respectively. The effective tax rate for 2014 increased as compared to 2013 due to an increase in the Company’s uncertain tax positions. The Company’s effective tax rate for the year ended December 31, 2014 and 2013 differs from the federal statutory rate primarily due to changes in state pretax income as well as local tax. 35

Results of Operations for the Years Ended December 31, 2013 and 2012 (in thousands): Year ended December 31, Increase / 2013 2012 (Decrease) % Change Revenues . . . . . . . . . . . . . . . . . . . . . . . . . $64,757 $39,127 $25,630 66% The growth in total revenues of 66% for the year ended December 31, 2013 when compared with 2012 is primarily the result of an increase in new subscription agreements, as well as our client retention rate of 97%. At December 31, 2013, the total number of client agreements (net of cancellations) was approximately 2,500, compared with approximately 1,800 at December 31, 2012. Over 640 net, new subscription agreements were added during 2013, compared with approximately 780 added in 2012, representing a decrease of 18% in the rate of growth in new subscription agreements. The rate of growth in new sales decreased in both the Americas and Asia/Pacific regions and increased in EMEA (Europe, Middle East and Africa). Additionally, upgrades from existing customers in 2013, which represents the increase during the year in the value of existing agreements due primarily to additional users being added to the agreement, increased 4% over 2012. The Company recognizes subscription fees ratably over the contract period, which is generally twelve months. Accordingly, we expect that the growth in subscription agreements will be reflected by increases in revenues over the next twelve months. Year ended December 31, Increase / 2013 2012 (Decrease) % Change Cost of Revenues (excluding depreciation and amortization) . . . . . . . . . . . . . . . . . . $12,959 $9,535 $3,424 36% % of Revenues . . . . . . . . . . . . . . . . . . . . 20% 24% Cost of revenues is comprised of account management, customer support and network operations personnel services. The increase in costs of revenues is predominantly due to the increase in headcount to service the Company’s larger client base. Worldwide, employee salaries and incentive pay increased by $2.7 million, consisting of $1.4 million in account management, $0.4 million in customer support and $0.9 million in network operations personnel. Hosting costs increased by $0.8 million due to the increase in capacity of our existing centers. These increases were offset by a decrease due to the transfer of MIS related costs to general and administrative expenses of $0.3 million. Included within these increases are higher costs in the U.K. of $0.3 million as a result of the increase in European account management, customer support and information technology services staff. Cost of revenues increased at a lower rate than revenues, resulting in an increase in the gross profit margin to 80% for the year ended 2013, compared with 76% for the year ended 2012. Year ended December 31, Increase / 2013 2012 (Decrease) % Change Selling and Marketing . . . . . . . . . . . . . . . . . $9,617 $8,657 $960 11% % of Revenues . . . . . . . . . . . . . . . . . . . . . 15% 22% Selling and marketing expenses consist of $5.6 million of selling expenses and $4.0 million of marketing expense. The net increase is comprised of a decrease in selling expenses of $1.7 million, offset by an increase in marketing expenses of $2.6 million. The decrease in selling expenses is primarily a result of a decrease in U.S. sales commissions, as our new sales in the U.S. have declined. The increase in marketing expenses of $2.6 million consists of $1.7 million in the U.S. and $0.8 million 36 in the U.K. and $0.1 million in Australia. The Company has significantly increased its marketing initiatives in both the U.S. and the U.K. The Company does not have a sales office in New Zealand. Year ended December 31, Increase / 2013 2012 (Decrease) % Change General and Administrative . . . . . . . . . . . . $20,137 $9,593 $10,544 110% % of Revenues . . . . . . . . . . . . . . . . . . . . 31% 25% The increase in general and administrative expenses of $10.5 million is comprised of increases of $10.1 million in the U.S., $0.3 million in the U.K., $0.2 million in New Zealand and a decline of $0.1 million in Australia. The U.S. increase consists of $1.3 million relating to salaries for the Company’s executive officers and employees offset by a decrease of $0.6 million in executive bonuses. Other increases include: $2.3 million in professional fees resulting from increased compliance costs as a result of remediation measures taken to correct certain inadvertent regulatory non-compliance; $2.2 million for the performance cash awards for the CEO (see Note 14 to the consolidated financial statements); Management Information Systems (MIS) expenses of $0.2 million; share-based compensation of $1.0 million; Directors fees and expenses of $0.5 million, due to the expansion of the Board of Directors; Occupancy and related costs of $0.9 million; Recruiting fees of $0.3 million; Costs associated with an Enterprise Resource Planning (ERP) implementation of $1.4 million; Insurance costs of $0.1 million and an accrual for sales tax exposure of $0.3 million. The increase in the U.K. is due to the expansion of the Company’s European operations, and consists principally of an increase in employee costs, including salaries and bonuses and additional support staff. The decrease in Australia is due to a reduction in salaries and the New Zealand increase is a result of an increase in salaries and recruiting expenses. Year ended December 31, Increase / 2013 2012 (Decrease) % Change Research and Development . . . . . . . . . . . . . $4,497 $2,276 $2,221 98% % of Revenues . . . . . . . . . . . . . . . . . . . . . 7% 6% The increase in research and development expenses is primarily due to increased staffing in the Company’s New Zealand subsidiary for product upgrades and enhancements. The Company maintains a small research and development department at its New York headquarters, which also had an increase in headcount. Worldwide, research and development labor costs increased $1.6 million, while the remaining increase is due to the employment of outside consultants for $0.4 million, $0.1 million for travel and $0.1 million in recruiting costs. Year ended December 31, Increase / 2013 2012 (Decrease) % Change Depreciation and Amortization . . . . . . . . . . $1,645 $1,187 $458 39% % of Revenues . . . . . . . . . . . . . . . . . . . . . 3% 3% 37

The increase in depreciation and amortization is attributable to the net increase in property and equipment, consisting principally of computer equipment and computer software. During 2013 and 2012, the Company made capital expenditures of $3.3 million and $3.7 million, respectively.

	Year ended December 31, 2013	Year ended December 31, 2012	Increase / (Decrease)	% Change
Investigations and restatement	$5,571	$263	$5,308	N/A
% of Revenues	*9%*	*1%*		

During 2012, the Company's Board of Directors authorized and empowered a Special Committee of independent directors to conduct a review of the Company's past stock issuances and stock option grants to determine if they were in accordance with the relevant incentive plans. As a result of the review, the Special Committee identified a number of instances of inadvertent non-compliance with applicable regulations, and determined that certain executive's options were inadvertently issued in excess of applicable plan caps. As of December 31, 2013, the Company incurred costs of $2.3 million related to the Special Committee investigation and costs of $3.3 million related to the restatement of our historical financial statements, re-audits of the years ended December 31, 2012, 2011 and 2010 and the related Audit Committee investigation. Included in investigations and restatement are professional fees incurred for legal, accounting and compensation consultants and compensation paid to Special Committee members. Costs incurred during the year ended December 31, 2012 were fees and expenses for legal counsel related to the Special Committee and estimated NZX penalties.

	Year ended December 31, 2013	Year ended December 31, 2012	Increase / (Decrease)	% Change
Interest Income, net	$ (91)	$ 97	$(188)	(194)%
% of Revenues	*−0.1%*	*0.2%*		

Interest income, net, includes interest income on the note receivable from our predecessor and interest on the Company's cash and cash equivalents and short-term investments which are interest-bearing, offset by interest expense on capital lease obligations. The decrease in net interest income is attributable to a decrease in interest income on the note receivable, which was repaid at the end of August 2012 and increased interest expense related to capital leases. This decrease more than exceeded the increase in interest earned on the Company's cash held in interest-bearing accounts and short-term investments.

	Year ended December 31, 2013	Year ended December 31, 2012	Increase / (Decrease)	% Change
Foreign Exchange Gain/(Loss)	$(236)	$ 16	$(252)	N/A
% of Revenues	*−0.4%*	*0.0%*		

The Company's U.S. and foreign operations have transactions with customers and suppliers denominated in currencies other than their functional currencies, and the U.S. parent company has transactions with its foreign subsidiaries in the subsidiaries' functional currencies which create foreign currency intercompany receivables and payables. Additionally, the U.S. parent company maintains a portion of its cash balances in foreign currencies, primarily the Canadian dollar, the New Zealand dollar, the British Pound and the Australian dollar. Foreign exchange transaction gains and losses arise on the settlement of foreign currency transactions at amounts different from the recorded amounts, and the measurement of the unrealized foreign currency gains and losses in the related assets and liabilities at the end of the period. The net gain or loss is an accumulation of the effects of the foregoing transactions. The large decrease in 2013 is due to the strengthening of the U.S. dollar against the

38

British Pound (GBP) which caused losses on the settlement of intercompany receivables and on cash held in GBP. Year ended December 31, Increase 2013 2012 (Decrease) Income Tax (Benefit) Expense . . . . . . . . . . . . . . . . . . $3,744 $(2,924) $6,668 Effective Tax Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . 37.4% 37.8% Income tax expense increased significantly as the Company’s profits have increased and we are subject to tax in multiple jurisdictions. The Company had a net income tax benefit in 2012 as a result of the release of the valuation allowance against the Company’s U.S. net deferred tax assets of $4.9 million in the third quarter of 2012. Due to a history of tax losses, resulting in a cumulative loss position, the Company had recorded a full valuation allowance against all of its U.S. net deferred tax assets at December 31, 2011. In the third quarter of 2012, management determined that the Company was no longer in a cumulative loss position and it was more likely than not that the Company’s net deferred tax assets would be realized through future taxable income. Accordingly, the Company released the valuation allowance previously provided. This resulted in a deferred tax benefit for the year which exceeded the current tax provision, resulting in a net tax benefit for the year of $2.9 million. The Company’s U.S. tax rate in 2013 was lower than the statutory rate due to lower tax rates in foreign jurisdictions, the inclusion in the U.S. tax return of the losses of our Singapore subsidiary which is a disregarded entity for tax purposes, and the availability of research and development credits in the U.S. The tax rate in 2012 was lower than the statutory rate primarily due to the utilization in 2012 of $5.3 million of net operating loss carryforwards against which the Company had previously provided a valuation allowance, and due to the inclusion in the U.S. tax return of the losses of our Singapore subsidiary which is a disregarded entity for tax purposes. During the second quarter of 2012, the Company completed its Section 382 study and determined that, due to changes in stock ownership in prior years, some of its net operating loss carryforwards were subject to limitation. Beginning in 2013, the Company has an annual limitation of $350 thousand of the amount of net operating loss carryforwards which may be utilized pursuant to Section 382 of the U.S. Internal Revenue Code, which imposes an annual limitation on the amount of net operating loss carryforwards that can be used to offset taxable income when a corporation has undergone a significant change in ownership. Liquidity and Capital Resources At December 31, 2014, our sources of liquidity consist of cash and cash equivalents of approximately $70.8 million. We have no long-term debt, except for obligations under capital leases and software licensing agreements and, thus far, our financing costs have consisted principally of the annual dividend on the Series A preferred stock and payments of capital lease and software licensing obligations. In the early stages of the Company’s history, its primary source of liquidity was the cash received from stock issuances. Through the third quarter of 2010, the Company’s cash flow from operations was negative and it relied on capital infusions to sustain and grow the business, combined with cost containment activity. By the third quarter of 2010, the Company began generating positive cash flows from operations and 2010 marked the first year since inception of the Company that Diligent generated positive cash flow from operations. The Company has continued to generate positive cash flows each subsequent quarter. Additionally, in August 2012, the Company received $3.1 million in cash from the repayment of the note receivable from its predecessor entity which was due October 1, 2012. 39

On May 3, 2013 we entered into a definitive Replacement Grant Agreement with our chief executive officer, in order to substitute certain equity awards that had exceeded the applicable limits in the Company’s historical equity inventive plans and would be cancelled, subject to shareholder approval of the terms of the substitute incentive compensation package and a new incentive plan. In June 2013, the substitute remuneration package was approved by our stockholders, and on December 23, 2013 we and the chief executive officer entered into an amendment to the Replacement Grant Agreement which fixed the terms of the incentive compensation package. In addition to stock options and performance shares, the amended Replacement Grant Agreement includes a performance fixed cash award of $4.2 million, which was earned as a result of our achievement of a specified growth in revenue over the performance period from July 1, 2013 through June 30, 2014. The award is payable in three installments of $1.4 million each, with the first payment being paid in the third quarter of 2014 and the remaining two payments due March 30, 2015 and March 30, 2016 In order to minimize credit and market risk, we have invested $32.5 million of our cash in short-term U.S. treasury instruments, through the direct purchase of treasury bills and through a U.S. treasury money market fund. The remainder of our cash is held in various financial institutions by the parent company and its subsidiaries based on our projected cash needs. To minimize our foreign currency exposure, we maintain funds in foreign currency bank accounts, based on projected foreign currency expenditures and the Company’s growth initiatives. As of December 31, 2014, 2013 and 2012, the undistributed earnings in our international subsidiaries were $8.1 million, $2.9 million and $463 thousand, respectively. We intend to indefinitely reinvest the undistributed earnings of the Company’s foreign operations. We are not dependent on foreign earnings to fund our domestic operations. We believe that our existing sources of liquidity will be sufficient to support our operating, capital and debt service requirements for the foreseeable future. Accordingly, no provision has been made for U.S. income taxes on undistributed earnings of foreign subsidiaries as of December 31, 2014. It is not practicable for us to determine the amount of additional income and withholding taxes that may be payable in the event the undistributed earnings are repatriated. Cash flows 2014 2013 2012 (in thousands) Cash provided by (used in): Operating activities . . . . . . . . . . . . . . . . . . . . . . . . $24,427 $ 27,062 $22,796 Investing activities . . . . . . . . . . . . . . . . . . . . . . . . . $ 5,134 $(16,165) $(2,460) Financing activities . . . . . . . . . . . . . . . . . . . . . . . . $(1,224) $ (516) $ 3,972 Net Cash Flows from Operating Activities Cash provided by operating activities for the year ended December 31, 2014 decreased by $2.6 million compared with 2013, due to the decrease in the amount of cash provided by the growth in deferred revenue, other non-current liabilities, and accounts payable compared to the prior year, offset by an increase in net income, depreciation and amortization, and income taxes payable. Net Cash Flows from Investing Activities Cash provided by investing activities for the year ended December 31, 2014 increased $21.3 million over the comparable period of 2013. This increase primarily consists of proceeds from the maturity of short-term investments of $12.5 million in 2014 versus net purchases of short-term investments of $12.4 million in 2013. Purchases of property and equipment increased $3.7 million from $3.3 million to 40

$7.0 million in 2014. The increase is due to investments in our Charlotte, North Carolina development facility and German data center.

Net Cash Flows from Financing Activities

Cash used in financing activities consist of payments under capital leases and software licensing obligations of $1.0 million and dividends paid on the Company's preferred stock of $359 thousand.

Contractual Commitments

	Payments Due by Period(1)				
	Total	Up to 1 Year	2 - 3 Years	4 - 5 Years	After 5 Years
	(in thousands)				
Capital Lease Obligations	$ 675	$ 640	$ 35	$ —	$ —
Operating Leases	15,134	2,168	4,299	3,295	5,372
CEO Performance Cash Award	2,826	1,413	1,413	—	—
Total	$18,635	$4,221	$5,747	$3,295	$5,372

(1) Does not include our liabilities for uncertain tax positions of $763 thousand. Because the timing of future cash outflows associated with our liabilities for uncertain tax positions is highly uncertain, we are unable to make reasonably reliable estimates of the period of cash settlement with the respective taxing authorities (see Note 11 to our consolidated financial statements).

Off-Balance Sheet Arrangements

The Company is not a party to any off-balance sheet arrangements.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Quantitative and Qualitative Disclosures about Market Risk

Foreign currency exchange risk

The Company's wholly-owned subsidiaries, DBL, DBMS NZ, DBG, and DBA, utilize the British Pound Sterling (GBP), New Zealand Dollar (NZD), Euro (EUR) and Australian Dollar (AUD), respectively, as their functional currencies. Assets and liabilities of these subsidiaries are translated to U.S. dollars at exchange rates in effect at the balance sheet dates, with the resulting translation adjustments directly recorded to a separate component of accumulated other comprehensive income or loss. Prior to the fourth quarter of 2012, the Company's Singapore subsidiary used the Singapore dollar as its functional currency. Effective October 1, 2012, the Company changed the functional currency to the U.S. dollar. The Company believes that the growth in this subsidiary's U.S. dollar denominated revenues and expenses indicated a change in the economic facts and circumstances that justified the change in the functional currency. The effects of the change in functional currency were not significant to the Company's consolidated financial statements.

Transactions in foreign currencies are reported at the rates of exchange at the transaction date. Assets and liabilities are translated at the rates of exchange in effect at the balance sheet date. All differences are recorded in results of operations.

Interest Rate Sensitivity

We had cash and cash equivalents totaling $70.8 million at December 31, 2014. This amount was invested primarily in money market funds and government securities. Cash and cash equivalents are held for general corporate purposes including possible acquisitions of, or investments in, services or technologies, working capital and capital expenditures. Our investments are made for capital preservation purposes. We do not enter into investments for trading or speculative purposes.

41

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA INDEX TO FINANCIAL STATEMENTS PAGE Report of Independent Registered Public Accounting Firm . . . . . . . . . . . . . . . . . . . . . . . . . . . 43 Consolidated Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44 Consolidated Statements of Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45 Consolidated Statements of Comprehensive Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46 Consolidated Statements of Changes in Stockholders’ Equity . . . . . . . . . . . . . . . . . . . . . . . . . . 47 Consolidated Statements of Cash Flows . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48 Notes to Consolidated Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49 42

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM To the Board of Directors and Stockholders of Diligent Board Member Services, Inc. New York, New York We have audited the accompanying consolidated balance sheets of Diligent Board Member Services, Inc. and subsidiaries (the ‘‘Company’’) as of December 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Diligent Board Member Services, Inc. and subsidiaries as of December 31, 2014 and 2013, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America. /s/ Deloitte & Touche LLP New York, New York March 16, 2015 43

Diligent Board Member Services, Inc. CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts) December 31, December 31, 2014 2013 ASSETS Current assets: Cash and cash equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 70,809 $43,583 Short-term investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — 12,497 Accounts receivable, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,754 1,750 Deferred commissions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,353 1,532 Prepaid expenses and other current assets . . . . . . . . . . . . . . . . . . . . . . . . 3,233 1,936 Deferred tax assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2,768 3,111 Income tax receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — 1,430 Total current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79,917 65,839 Property and equipment, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12,203 8,228 Intangible assets, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 260 — Deferred tax assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6,804 3,607 Security deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 801 676 Other non-current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 436 — Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $100,421 $78,350 LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY Current liabilities: Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 2,197 $ 2,402 Accrued expenses and other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . 11,468 8,856 Income taxes payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,552 — Deferred revenue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32,238 27,428 Obligations under capital leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 623 847 Total current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48,078 39,533 Non-current liabilities: Deferred revenue, less current portion . . . . . . . . . . . . . . . . . . . . . . . . . . 12,138 10,471 Obligations under capital leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34 767 Other non-current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3,899 2,634 Total non-current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16,071 13,872 Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64,149 53,405 Commitments and contingencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — Redeemable preferred stock: Series A convertible redeemable preferred stock, $.001 par value, 50,000,000 shares authorized 30,000,000 and 32,667,123 shares issued and outstanding (liquidation value $4,835) . . . . . . . . . . . . . . . . . . . . . . 3,000 3,261 Stockholders’ equity: Common Stock, $.001 par value, 250,000,000 shares authorized, 86,895,778 and 83,776,155 shares issued and outstanding . . . . . . . . . . . . . . . . . . . . 87 84 Additional paid-in capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32,631 28,861 Retained earnings/(accumulated deficit) . . . . . . . . . . . . . . . . . . . . . . . . . 1,706 (7,220) Accumulated other comprehensive loss . . . . . . . . . . . . . . . . . . . . . . . . . . (1,152) (41) Total stockholders’ equity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33,272 21,684 Total liabilities, redeemable preferred stock and stockholders’ equity . . . . . . $100,421 $78,350 See accompanying notes to consolidated financial statements 44

Diligent Board Member Services, Inc. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts) Year Ended December 31, 2014 2013 2012 Revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 83,054 $ 64,757 $ 39,127 Cost of revenues (excluding depreciation and amortization) . . . . . . . . 17,494 12,959 9,535 Gross profit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65,560 51,798 29,592 Operating expenses: Selling and marketing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12,411 9,617 8,657 General and administrative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25,309 20,137 9,593 Research and development . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9,016 4,497 2,276 Depreciation and amortization . . . . . . . . . . . . . . . . . . . . . . . . . . . 2,784 1,645 1,187 Investigations and restatement . . . . . . . . . . . . . . . . . . . . . . . . . . . 916 5,571 263 Total operating expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50,436 41,467 21,976 Operating income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15,124 10,331 7,616 Other expense, net: Interest expense, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (45) (91) 97 Foreign exchange transaction loss . . . . . . . . . . . . . . . . . . . . . . . . . (75) (236) 16 Total other expense, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (120) (327) 113 Income before provision (benefits) for income taxes . . . . . . . . . . . . . 15,004 10,004 7,729 Income tax expense (benefit) . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6,078 3,744 (2,924) Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 8,926 $ 6,260 $ 10,653 Accrued preferred stock dividends . . . . . . . . . . . . . . . . . . . . . . . . (335) (359) (359) Net income attributable to common stockholders . . . . . . . . . . . . . . . $ 8,591 $ 5,901 $ 10,294 Earnings per share: Basic . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 0.07 $ 0.05 $ 0.09 Diluted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 0.07 $ 0.05 $ 0.09 Weighted average shares outstanding: Basic . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117,109 116,427 114,850 Diluted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 121,117 121,729 119,597 See accompanying notes to consolidated financial statements 45

Diligent Board Member Services, Inc. Consolidated Statements of Comprehensive Income (in thousands) Year Ended December 31, 2014 2013 2012 Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 8,926 $6,260 $10,653 Other comprehensive (loss) income: Foreign exchange translation adjustment . . . . . . . . . . . . . . . . . . . . . . . (1,111) (109) 71 Comprehensive income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 7,815 $6,151 $10,724 See accompanying notes to consolidated financial statements 46

Diligent Board Member Services, Inc.
Consolidated Statement of Changes in Stockholders' Equity
(in thousands, except per share amounts)

	Common Shares	Common Stock	Additional Paid-in-Capital	Note Receivable from Shareholder	(Accumulated Deficit)/ Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders' Equity
Balance at January 1, 2012	**81,861**	**$82**	**$23,598**	**$(3,072)**	**$(24,133)**	**$ (3)**	**$(3,528)**
Comprehensive income					10,653	71	10,724
Capital Contribution			240				240
Share based compensation			1,384				1,384
Tender of common stock in lieu of interest payment on note receivable from shareholder	(134)	—	(200)				(200)
Repayment of note receivable from shareholder				3,072			3,072
Exercise of stock options	1,849	2	543				545
Shares issued under employee stock purchase plan	10	—	30				30
Excess tax benefits—stock compensation			844				844
Amortization of preferred stock offering costs			(28)				(28)
Preferred stock dividend ($0.01 per share)			(359)				(359)
Balance at December 31, 2012	**83,586**	**$84**	**$26,052**	**$ —**	**$(13,480)**	**$ 68**	**$12,724**
Comprehensive income					6,260	(109)	6,151
Capital Contribution			240				240
Share based compensation			2,581				2,581
Exercise of stock options	190	—	73				73
Excess tax benefits—stock compensation			302				302
Amortization of preferred stock offering costs			(28)				(28)
Preferred stock dividend ($0.01 per share)			(359)				(359)
Balance at December 31, 2013	**83,776**	**84**	**28,861**	**—**	**(7,220)**	**(41)**	**21,684**
Comprehensive income					8,926	(1,111)	7,815
Share based compensation			3,033				3,033
Exercise of stock options	125	—	19				19
Shares issued to the board of directors	167	—	641				641
Conversion of preferred stock to common stock	2,667	3	264				267
Issuance of shares upon vesting of restricted stock units	161	—	—				—
Excess tax benefits—stock compensation			154				154
Amortization of preferred stock offering costs			(6)				(6)
Preferred stock dividend ($0.01 per share)			(335)				(335)
Balance at December 31, 2014	**86,896**	**87**	**32,631**	**—**	**1,706**	**(1,152)**	**33,272**

See accompanying notes to consolidated financial statements

47

Diligent Board Member Services, Inc. Consolidated Statements of Cash Flows (in thousands) Year ended December 31, 2014 2013 2012 Cash flows from operating activities: Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 8,926 $ 6,260 $10,653 Adjustments to reconcile net income to net cash provided by operating activities: Deferred taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (2,855) (1,278) (5,440) Excess tax benefits realized from share-based compensation . . . . . . . . . . . . . . . . . . . . . (154) (302) (844) Depreciation and amortization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2,784 1,645 1,187 Share-based compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3,033 2,581 1,384 Allowance for doubtful accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — 50 Changes in operating assets and liabilities: Accounts receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (3) (209) (431) Deferred commissions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 180 549 152 Prepaid expenses and other current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (1,297) (871) (470) Security deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — 11 (127) Other non-current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (436) — — Accounts payable and accrued expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3,293 4,677 1,221 Income taxes receivable/payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3,135 (2,518) 2,236 Deferred revenue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6,477 13,964 13,065 Other non-current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,344 2,508 — Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — 45 160 Net cash provided by operating activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24,427 27,062 22,796 Cash flows from investing activities: Purchases of short-term investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — (17,495) — Proceeds from maturity of short-term investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12,497 5,101 — Restricted cash-security deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (124) (462) — Purchases of property and equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (6,964) (3,309) (2,460) Purchases of intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (275) — — Net cash provided by (used in) investing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5,134 (16,165) (2,460) Cash flows from financing activities: Repayment of note receivable from shareholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — 3,072 Payment of preferred stock dividend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (359) (120) (120) Proceeds from exercise of stock options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19 73 575 Excess tax benefits realized from share-based compensation . . . . . . . . . . . . . . . . . . . . . . 154 302 844 Payments of obligations under capital leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (956) (626) (254) Payments of obligations under software licensing agreements . . . . . . . . . . . . . . . . . . . . . (82) (145) (145) Net cash (used in) provided by financing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (1,224) (516) 3,972 Effect of exchange rates on cash and cash equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . (1,111) (109) 72 Net increase in cash and cash equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27,226 10,272 24,380 Cash and cash equivalents at beginning of year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43,583 33,311 8,931 Cash and cash equivalents at end of year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $70,809 $ 43,583 $33,311 Supplemental disclosure of cash flow information: Cash paid during the period for : Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 57 $ 90 $ 33 Income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 5,470 $ 7,158 $ 212 Supplemental disclosure of noncash investing and financing activities: Tender of common stock in lieu of interest payment on note receivable from shareholder . . . $ — $ — $ 200 Capital contribution in lieu of preferred stock dividend . . . . . . . . . . . . . . . . . . . . . . . . . $ — $ 240 $ 240 Conversion of preferred stock to common stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 267 $ — $ — Property and equipment acquired under capital lease agreements . . . . . . . . . . . . . . . . . . . $ — $ 1,306 $ 1,024 Accounts payable for property and equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 1,179 $ 1,395 $ — See accompanying notes to consolidated financial statements 48

DILIGENT BOARD MEMBER SERVICES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS: YEARS ENDED DECEMBER 31, 2014, 2013 & 2012 ALL AMOUNTS IN US$ UNLESS OTHERWISE NOTED 1) Organization and nature of the business Diligent Board Member Services, Inc. (‘‘we’’, ‘‘Diligent’’ or the ‘‘Company’’) provides one of the world’s most widely used board portals. The Company develops and commercializes the Diligent Boardbooks system, a secure software application available online, on iPad and Windows 8-1.3 supported devices. The application allows board members, management and administrative staff to simplify how board materials are produced, delivered, reviewed and voted on. We provide clients with subscription-based access to our software along with associated services including securely hosting the clients’ data, and customer service and support for the application. The Company was incorporated in the State of Delaware on September 27, 2007 and is listed on the NZX Main Board. On December 12, 2007, Diligent completed an offshore public offering in connection with its listing on the NZX Main Board. Diligent’s corporate headquarters are located in New York, New York. The Company has a wholly-owned subsidiary located in New Zealand, Diligent Board Member Services NZ Limited (‘‘DBMS NZ’’), which provides research and development services for the Company. The Company has a wholly-owned subsidiary in the United Kingdom, Diligent Boardbooks Limited (‘‘DBL’’) and a wholly-owned subsidiary in Australia, Diligent Board Services Australia Pty Ltd. (‘‘DBA’’), which provide sales, marketing and customer support services in their respective regions. The Company’s Singapore subsidiary, Diligent APAC Board Services Pte. Ltd. (‘‘APAC’’) provides sales support in the Asia-Pacific region. The Company’s subsidiary in Hong Kong, Diligent APAC LTD. was established in 2012 to support its Asia-Pacific sales and marketing and has had no operations to date. On February 4, 2014, the Company established a German subsidiary, Diligent Boardbooks GmbH (‘‘DBG’’), to offer dedicated, private data hosting solutions and data recovery support, primarily for European customers. Diligent’s consolidated financial statements are presented in U.S. dollars, which is the Company’s functional and reporting currency. 2) Investigations and restatement Special Committee In December 2012, the Board of Directors of the Company appointed a Special Committee of independent directors to examine certain of Diligent’s past stock issuances and stock option grants that may not have been issued in compliance with the relevant stock option and incentive plans. The Special Committee’s members were not on the Board at the time of the issuance of such grants, were not involved in their issue, and are not the recipients of any option grants. The Special Committee was delegated broad powers from the Board to take all such action in respect of the issuances as it deemed necessary and advisable. The Special Committee, assisted by attorneys in the U.S. and New Zealand, conducted a thorough review and analysis of all stock issuances and stock option grants during the relevant period. As discussed in Note 14, the Special Committee found that three option awards exceeded the applicable plan caps on the number of shares covered by an award issued to a single recipient in a particular year. The Special Committee was delegated the authority to develop appropriate alternative compensation packages for the affected employees. These awards were determined by the Board to be reasonable 49

DILIGENT BOARD MEMBER SERVICES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS: YEARS ENDED DECEMBER 31, 2014, 2013 & 2012 (Continued) ALL AMOUNTS IN US$ UNLESS OTHERWISE NOTED 2) Investigations and restatement (Continued) compensation at the time, and were an important incentive component of the employees’ compensation packages. As part of its work, the Special Committee also reviewed the Company’s compliance with applicable regulations, including U.S. and New Zealand securities regulations and the NZX Rules. The Special Committee identified a number of instances where it appears that Diligent was not, or may not have been, in compliance with its U.S. and New Zealand regulatory obligations. The Special Committee determined that these instances of non-compliance were inadvertent and attributable in part to the constrained resources of Diligent in a period of financial difficulty in the years following its listing on the NZX Main Board, and the complex regulatory and compliance obligations across multiple jurisdictions with differing regulations and requirements. It recommended, and the Board fully endorsed, that the Company work with its regulators to resolve these issues. In September, 2013 the NZ Markets Disciplinary Tribunal approved a settlement reached by the Company and the NZX regarding the previously disclosed breaches of the NZX Rules by the Company. The settlement provided for the payment of fines and costs by the Company, consisting of NZ $15 thousand as a penalty to the NZX Discipline Fund and NZ $4 thousand towards the costs of NZXR. Costs for the Special Committee for the year ended December 31, 2014 and 2013 were $0 and $2.3 million, respectively, with an additional $0.3 million incurred in the fourth quarter of 2012. Included in Special Committee expenses are professional fees incurred for legal, accounting and compensation consultants, NZX penalties and compensation paid to Special Committee members. During the second quarter of 2013, the Special Committee was disbanded. During 2013 and 2014, the Company implemented the recommendations of the Special Committee to remediate the compliance and internal control weaknesses identified as part of the Special Committee investigation. Audit Committee Investigation On July 2, 2013, the Audit Committee of the Board engaged outside company counsel to investigate the accounting errors that gave rise to the need to restate the Company’s financial statements, as well as other historical accounting practices impacting the timing of recognition of revenue. In connection with the investigation, it was determined that the Company included in its financial results certain customer agreements that, while having an effective date within a quarter, had not been signed by all parties within the quarter, as would be required to commence revenue recognition under U.S. GAAP. The early inclusion of such contracts did not have a material impact on previously reported revenue for fiscal quarters including the first quarter of 2010 through the first quarter of 2013. The Audit Committee investigation resulted in no finding of intentional misconduct or fraud. Costs of the investigation for the years ended December 31, 2014 and 2013 were $0 and $0.9 million, respectively, and consisted of legal fees. Restatement and Re-audit Engagements In August, 2013, the Company announced that its historical financial statements for the years ended December 31, 2012, 2011 and 2010 and the quarter ended March 31, 2013 would be restated due to revenue recognition errors. The Company completed the restatement process in April of 2014. Costs 50

DILIGENT BOARD MEMBER SERVICES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS: YEARS ENDED DECEMBER 31, 2014, 2013 & 2012 (Continued) ALL AMOUNTS IN US$ UNLESS OTHERWISE NOTED 2) Investigations and restatement (Continued) for the restatement and re-audits incurred during the years ended December 31, 2014 and 2013 were $0.9 million and $2.3 million, respectively. These costs were comprised of professional fees incurred for accounting, auditing and consulting services. 3) Significant accounting policies Basis of presentation—The Company’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions made by management include the deferral and recognition of revenue, the fair value of share-based compensation, accounting for income and other taxes, including the realization of deferred tax assets and uncertain tax positions, and the useful lives of tangible and intangible assets. Actual results could differ from those estimates. Principles of consolidation—The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated. Cash and cash equivalents—The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. The Company invests its excess cash primarily in bank and money market funds of major financial institutions. Accordingly, its cash equivalents are subject to minimal credit and market risk. Short-term investments—Short-term investments consist of U.S. treasury bills with original maturities of more than three months at the time of purchase and term deposits with banks, with maturities greater than three months at inception. Fair Value of Financial Instruments—The fair value of a financial instrument is the amount at which the instrument could be exchanged in an orderly transaction between market participants. As of December 31, 2014 and 2013, the carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses and other liabilities approximated fair value due to the short-term nature of these instruments. ASC 820, Fair Value Measurements and Disclosures, establishes a fair value hierarchy for input into valuation techniques as follows: i. Level 1 input—unadjusted quoted prices in active markets for an identical instrument; ii. Level 2 input—observable market data for the same or similar instrument but not Level 1, including quoted prices for identical or similar assets or liabilities in markets that are active or not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and iii. Level 3 input—unobservable inputs developed using management’s assumptions about the inputs used for pricing the asset or liability. 51

DILIGENT BOARD MEMBER SERVICES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS: YEARS ENDED DECEMBER 31, 2014, 2013 & 2012 (Continued) ALL AMOUNTS IN US$ UNLESS OTHERWISE NOTED 3) Significant accounting policies (Continued) Level 2 inputs were utilized to determine the fair value of the Company’s investments in U.S. treasury bills, U.S treasury money market funds, and term deposits. Due to the short-term nature of these investments, which mature between 90 days and 365 days, amortized cost is used to estimate the fair value. At December 31, 2014, cash equivalents include investments in U.S. treasury money market funds and treasury bills totaling $32.5 million, which are carried at cost, which approximates fair value. The fair value of money market funds was determined by reference to quoted market prices. At December 31, 2013, cash equivalents include investments in U.S. treasury money market funds and treasury bills totaling $27.5 million, which are carried at cost, which approximates fair value. The fair value of money market funds was determined by reference to quoted market prices. At December 31, 2014 the Company did not have any short-term investments. At December 31, 2013, short-term investments include investments in U.S. treasury bills of $12.5 million, which are carried at cost which approximates fair value. Property and equipment—Property and equipment consists of computer and office equipment, leasehold improvements and purchased internal-use computer software. Property and equipment are carried at cost, less accumulated depreciation and amortization and any impairment losses. Depreciation and amortization—Depreciation on property and equipment is computed on a straight line basis at rates adequate to recover the cost of the assets over their estimated useful lives, which range from three to five years. Leasehold improvements are depreciated over estimated useful lives of the assets or the term of the underlying lease, whichever is shorter. Amortization of internal-use computer software is computed on the straight-line method over its estimated useful life, which is three years. Expenditures for repair and maintenance costs are expensed as incurred. Impairment of long-lived assets—The Company periodically reviews the carrying amounts of its tangible and intangible assets to determine whether events or changes in circumstances indicate the carrying amount of an asset may not be fully recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the fair value of the asset. An impairment loss is measured as the amount by which the carrying amount of the long-lived asset exceeds its fair value. Revenue recognition—The Company derives its revenues primarily from subscription fees and installation fees, including training. The Company sells subscriptions to its cloud-based application that are generally one year in length. Its arrangements do not include a general right of return and automatically renew unless the Company is notified 30 days prior to the expiration of the initial term. The Company’s subscription agreements do not provide the customer the right to take possession of the software that supports the application. Installation fees consist of the configuration of the Company’s service and training of its customers. 52

DILIGENT BOARD MEMBER SERVICES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS: YEARS ENDED DECEMBER 31, 2014, 2013 & 2012 (Continued) ALL AMOUNTS IN US$ UNLESS OTHERWISE NOTED 3) Significant accounting policies (Continued) Revenue recognition commences when all of the following conditions are met: • There is persuasive evidence of the arrangement; • The service has been made available to the customer; • The fee is fixed or determinable; and • The collectability of the fees is reasonably assured. Pursuant to the authoritative accounting guidance regarding revenue recognition for arrangements with multiple deliverables, for a deliverable to qualify as a separate unit of accounting, the delivered item must have value to the customer on a standalone basis. The Company has determined that the installation fee does not have standalone value, so accordingly, it accounts for its arrangements as a single unit of accounting. Revenue from the Company’s subscription service is recognized on a daily basis over the subscription term as the services are delivered. The service is considered delivered, and hence revenue recognition commences, when the customer has access to the Diligent Boardbooks product. Revenue is recorded ratably through the end of the contract period, which is generally twelve months from the contract date. Installation fees paid by customers in connection with the subscription service are deferred and are recognized ratably over the expected life of the customer relationships, generally nine years. In estimating the expected customer relationship period, the Company looked to guidance on the determination of the useful life of an intangible asset for the appropriate factors to be considered in estimating expected customer life and specifically focused on its customer renewal rate. Diligent’s customer contracts contain a standard ‘‘autorenew’’ feature which provides for one-year renewals unless either party provides written notice of termination. In addition, Diligent’s renewal history with its customers has been and remains at very high rates. As a result, we believe that Diligent’s customers will renew numerous times during their tenure with us. Consequently, Diligent has had a very low annual attrition rate which historically has been less than 5.0%. After considering these factors, we determined that a nine year estimated customer life was appropriate as of December 31, 2014. The Company evaluates its estimated customer life on an annual basis. Deferred Revenue—Deferred revenue represents installation and subscription fees for which cash has been received but for which the Company has not yet delivered its services or the criteria for the recognition of revenue have not yet been met. Deferred revenues presented in the consolidated balance sheet do not include amounts receivable (both billed and unbilled) for executed subscription agreements for which the Company has not yet received payment. Accordingly, the deferred revenue balance does not represent the total contract value of annual subscription agreements. Long term deferred revenue consists of installation fees that will be recognized over the estimated life of the customer relationship, generally nine years. Installation fees expected to be recognized within the next 12 months of the balance sheet date are included in the current portion of deferred revenue. 53

DILIGENT BOARD MEMBER SERVICES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS: YEARS ENDED DECEMBER 31, 2014, 2013 & 2012 (Continued) ALL AMOUNTS IN US$ UNLESS OTHERWISE NOTED 3) Significant accounting policies (Continued) Accounts receivable—The Company generally invoices its customers on a quarterly or annual basis. Accounts receivable represents amounts due from Diligent’s customers for which revenue has been recognized. A provision for doubtful accounts is recorded based on management’s assessment of amounts considered uncollectable for specific customers based on the age of the receivable, history of payments and other relevant information. At each of December 31, 2014 and 2013, the Company has recorded a provision for doubtful accounts of $100 thousand. Research and development—Research and development expenses are incurred as the Company upgrades and maintains the Diligent Boardbooks software, and develops product enhancements. Such expenses include compensation and employee benefits of engineering and testing personnel, including stock based compensation, materials, travel and direct costs associated with the design and required testing of the product line. The Company does not allocate indirect overhead to research and development. Direct development costs related to software enhancements that add functionality have been expensed as incurred as the Company has not historically maintained sufficiently detailed records of its development efforts to be able to capitalize such costs. Operating leases—The Company records rental costs, including costs related to fixed rent escalation clauses and rent holidays, on a straight-line basis over the lease term. Income taxes—The Company files U.S. federal and state income tax returns. Foreign operations file income tax returns in their respective foreign jurisdictions. The Company accounts for deferred income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. A valuation allowance is recorded if it is considered more likely than not that some or all of a deferred tax asset may not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The tax effects of an uncertain tax position taken or expected be taken in income tax returns are recognized only if it is ‘‘more likely-than-not’’ to be sustained on examination by the taxing authorities, based on its technical merits as of the reporting date. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. The Company recognizes the benefit of an uncertain tax position in the period when it is effectively settled. Previously recognized tax positions are derecognized in the first period in which it is no longer more likely than not that the tax position would be sustained upon examination. The Company recognizes accrued interest and penalties related to uncertain tax positions in income tax expense. Foreign exchange—The Company’s wholly-owned subsidiaries, DBL, DBMS NZ, DBG and DBA, utilize the British Pound Sterling (GBP), New Zealand Dollar (NZD), Euro (EUR), and Australian Dollar (AUD), respectively, as their functional currencies. Assets and liabilities of these subsidiaries are translated to U.S. dollars at exchange rates in effect at the balance sheet date, with the resulting translation adjustments directly recorded to a separate component of accumulated other comprehensive 54

DILIGENT BOARD MEMBER SERVICES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS: YEARS ENDED DECEMBER 31, 2014, 2013 & 2012 (Continued) ALL AMOUNTS IN US$ UNLESS OTHERWISE NOTED 3) Significant accounting policies (Continued) income or loss. Prior to the fourth quarter of 2012, the Company’s Singapore subsidiary used the Singapore dollar as its functional currency. Effective October 1, 2012, the Company changed the functional currency of this subsidiary to the U.S. dollar. The Company believes that the growth in this subsidiary’s U.S. dollar denominated revenues and expenses indicated a change in the economic facts and circumstances that justified the change in the functional currency. The effects of the change in functional currency were not significant to the Company’s consolidated financial statements. Transactions in foreign currencies are reported at the rates of exchange at the transaction date. Assets and liabilities are translated at the rates of exchange in effect at the balance sheet date. All differences are recorded in results of operations. Share-based compensation—The Company measures the cost of employee services received in exchange for an equity-based award using the fair value of the award on the date of the grant, and recognizes the cost over the period that the award recipient is required to provide services to the Company in exchange for the award. The fair value of restricted stock units and performance stock units is estimated using the market price of the Company’s common stock at the date of the grant and we recognize compensation expense for the portion of the award that is expected to vest. The Company measures compensation cost for awards granted to non-employees based on the fair value of the award at the measurement date, which is the date performance is satisfied or services are rendered by the non-employee. Segment reporting—Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated on a regular basis by the chief operating decision-maker (‘‘CODM’’), or decision making group, in deciding how to allocate resources to an individual segment and in assessing performance of the segment. In light of the Company’s current product offering and the fact that the Company’s CODM, which is the Company’s Chief Executive Officer, monitors and reviews financial information at a consolidated level for assessing operating results and allocation of resources, management has concluded that the Company has one reportable operating segment. Earnings per share—Basic earnings per share is computed by dividing the net income attributable to common stockholders, after deducting accrued preferred stock dividends, by the weighted average number of common and preferred shares outstanding for the period. The preferred stockholders are entitled to participate on an ‘‘as converted basis’’ in any dividends paid on the Company’s common stock, and as such are considered participating securities to which earnings should be allocated using the two-class method. Diluted earnings per share reflects the potential dilution that would occur if securities or other contracts to issue common stock were exercised, settled or converted into common stock, unless the effect is anti-dilutive. Stock options and employee share awards are included as potential dilutive securities for the applicable periods, except that 1.8 million and 360 thousand stock options have been excluded in 2014 and 2013, respectively because their effect is antidilutive. 55

DILIGENT BOARD MEMBER SERVICES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS: YEARS ENDED DECEMBER 31, 2014, 2013 & 2012 (Continued) ALL AMOUNTS IN US$ UNLESS OTHERWISE NOTED 3) Significant accounting policies (Continued) The computation of shares used in calculating basic and diluted earnings per common share is as follows: Year ended December 31, 2014 2013 2012 (in thousands) Basic weighted average common shares outstanding . . . 86,627 83,760 82,183 Basic weighted average preferred shares outstanding . . 30,482 32,667 32,667 Basic weighted average shares outstanding . . . . . . . . . 117,109 116,427 114,850 Dilutive effect of stock options . . . . . . . . . . . . . . . . . . 2,507 5,236 4,747 Dilutive effect of performance stock units . . . . . . . . . . 1,065 — — Dilutive effect of restricted stock units . . . . . . . . . . . . 436 66 — Diluted weighted average shares outstanding . . . . . . . . 121,117 121,729 119,597 Recent accounting pronouncements—In February 2013, the FASB issued ASU 2013-02, ‘‘Comprehensive Income’’, which requires disclosure of significant amounts reclassified out of accumulated other comprehensive income by component and their corresponding effect on the respective line items of net income. This guidance was effective for the Company as of January 1, 2013 and did not have a material impact on the Company’s consolidated financial statements. In May 2014, the FASB issued ASU No. 2014-09, ‘‘Revenue from Contracts with Customers’’, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers.’’ ASU 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective on January 1, 2017. Early application is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that ASU 2014-09 will have on the consolidated financial statements and related disclosures. The Company has not yet selected a transition method nor determined the effect of this standard on its ongoing financial reporting. From time to time, new accounting pronouncements are issued by the FASB and are adopted by the Company as of the specified effective date. Unless otherwise discussed, the impact of other recently issued accounting pronouncements are not expected to have a material impact on the consolidated financial position, results of operations, and cash flows, or do not apply to the Company’s operations. 4) Short-term investments At December 31, 2014, the Company did not have any short-term investments in U.S. treasury bills. At December 31, 2013, short-term investments including investments in U.S. treasury bills of $12.5 million, which are carried at cost which approximates fair value. 56

DILIGENT BOARD MEMBER SERVICES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS: YEARS ENDED DECEMBER 31, 2014, 2013 & 2012 (Continued) ALL AMOUNTS IN US$ UNLESS OTHERWISE NOTED 5) Intangible assets During 2014 the Company acquired certain intangible assets. The Company’s intangible assets at December 31, 2014 are comprised of the following: December 31, Weighted Average 2014 Useful Life (in thousands) (in years) Domain names . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $275 5 Less: accumulated amortization . . . . . . . . . . . . . . . . . (15) Domain names, net . . . . . . . . . . . . . . . . . . . . . . . . . 260 The related amortization expense of intangibles for 2014 was $15 thousand. The Company’s estimate of future amortization expense for acquired intangible assets that exist at December 31, 2014 is as follows: (in thousands) 2015 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 55 2016 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55 2017 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55 2018 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55 2019 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40 Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $260 6) Property and equipment and obligations under capital leases Property and equipment is comprised of the following: December 31, 2014 2013 (in thousands) Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $13,312 $ 8,523 Computer software . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3,398 2,201 Leasehold improvements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2,714 2,106 19,424 12,830 Less: Accumulated depreciation and amortization . . . . . . . . . . . (7,221) (4,602) Net property and equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . $12,203 $ 8,228 Depreciation and amortization expense for the years ended December 31, 2014, 2013 and 2012 were $2.8 million, $1.6 million and $1.2 million, respectively. Obligations under capital leases consist of various financing arrangements entered into by the Company to acquire computer equipment and software. The leases bear interest at rates ranging from 3.8% to 5.6% per annum, with monthly payments ranging from $2 thousand to $28 thousand, and maturities from May 1, 2015 through February 1, 2016. Each lease is secured by the underlying leased 57

DILIGENT BOARD MEMBER SERVICES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS: YEARS ENDED DECEMBER 31, 2014, 2013 & 2012 (Continued) ALL AMOUNTS IN US$ UNLESS OTHERWISE NOTED 6) Property and equipment and obligations under capital leases (Continued) asset. Amortization of assets recorded under capital leases is included in depreciation expense. The assets relating to capital leases, included in property and equipment on the balance sheet, are as follows: December 31, 2014 2013 (in thousands) Capital lease assets included in equipment . . . . . . . . . . . . . . . . . . $ 1,937 $1,937 Capital lease assets included in computer software . . . . . . . . . . . . 511 511 Less: Accumulated depreciation and amortization . . . . . . . . . . . (1,137) (579) $ 1,311 $1,869 Year ended December 31, 2014 2013 2012 Depreciation expense relating to capital lease assets . . . . . . . . . $558 $417 $208 The following is a schedule of future minimum lease payments due under capital leases and software licensing agreements as of December 31, 2014: Future Minimum Year ending December 31, Lease Payments (in thousands) 2015 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $640 2016 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35 Total minimum payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 675 Less interest portion of payments . . . . . . . . . . . . . . . . . . . . . . . . . . (18) Present value of minimum lease payments . . . . . . . . . . . . . . . . . . . . $657 58

DILIGENT BOARD MEMBER SERVICES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS: YEARS ENDED DECEMBER 31, 2014, 2013 & 2012 (Continued) ALL AMOUNTS IN US$ UNLESS OTHERWISE NOTED 7) Accrued expenses and other current liabilities Accrued expenses and other current liabilities are comprised of the following: December 31, 2014 2013 (in thousands) Accrued commissions, bonuses, and payroll . . . . . . . . . . . . . . . . . $ 5,483 $1,762 Performance cash award . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,413 1,564 Special Committee and other related costs . . . . . . . . . . . . . . . . . — 1,836 Accrued Sales Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2,119 1,468 Accrued preferred stock dividend . . . . . . . . . . . . . . . . . . . . . . . . 335 359 Other (individually less than 5% of total current liabilities) . . . . . 2,118 1,867 Total accrued expenses and other liabilities . . . . . . . . . . . . . . . . $11,468 $8,856 8) Line of credit facility In March 2010, the Company entered into an agreement with Spring Street Partners, L.P. (‘‘the Lender’’) pursuant to which the Lender extended a $1.0 million revolving line of credit facility to the Company. The Lender is the holder of approximately 20 million shares of the Company’s Series A Preferred Stock and 5.9 million shares of the Company’s common stock. The founder and managing partner of the Lender is also the Chairman of the Board of Directors of the Company. The line of credit initially bore interest at a fixed rate of 9.50% per annum on outstanding borrowings and had a maturity date of September 2011. In September 2011, the credit agreement was amended to extend the maturity date to September 2012 and reduce the interest rate under the facility to 7.0%. The Company never drew any amounts under this credit facility and the facility expired unused on September 12, 2012. 9) Related party transactions Marketing expense—During the year ended December 31, 2012, the Company incurred marketing expenses of approximately $61 thousand for services rendered by an entity owned by a stockholder of the Company. Line of Credit—The line of credit described in Note 8 was with a related party, as Spring Street Partners, L.P. is a significant stockholder in the Company. Payables to related parties—There were no material payables to related parties at December 31, 2014 and 2013. Note Receivable from Shareholder—At December 31, 2011 the Company had a note receivable from a shareholder with a principal balance of $3.1 million that was due on October 1, 2012 from Services Share Holding, LLC (‘‘SSH LLC’’) (the Company’s predecessor entity). SSH LLC repaid the Note in full on August 27, 2012, together with all outstanding accrued interest of $127 thousand. 59

DILIGENT BOARD MEMBER SERVICES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS: YEARS ENDED DECEMBER 31, 2014, 2013 & 2012 (Continued) ALL AMOUNTS IN US$ UNLESS OTHERWISE NOTED 10) Geographic information The Company’s revenue, by geographic location of the customer, and long-lived assets located outside the Americas are as follows: Year ended December 31, 2014 2013 2012 (in thousands) Revenues: Americas . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $58,810 $48,723 $32,108 Europe . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17,145 11,857 5,639 Asia Pacific . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7,099 4,177 1,380 Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $83,054 $64,757 $39,127 December 31, 2014 2013 2012 Long-lived assets outside the Americas, net . . . . . . . . . . . . . . $2,532 $330 $537 11) Income taxes Income before provision for income taxes is comprised of the following: Year ended December 31, 2014 2013 2012 (in thousands) Domestic . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 9,381 $ 7,080 $8,436 Foreign . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5,623 2,924 (707) $15,004 $10,004 $7,729 Domestic income (loss) includes intercompany charges to foreign affiliates for management fees, cost sharing and royalties. Foreign income (losses) includes the income and losses from all of the Company’s foreign subsidiaries, including the Singapore subsidiary, which is a disregarded entity for tax purposes. 60

DILIGENT BOARD MEMBER SERVICES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS: YEARS ENDED DECEMBER 31, 2014, 2013 & 2012 (Continued) ALL AMOUNTS IN US$ UNLESS OTHERWISE NOTED 11) Income taxes (Continued) The components of income tax expense (benefit) from continuing operations for the years ended December 31 were as follows: Year ended December 31, 2014 2013 2012 (in thousands) Income tax expense (benefit): Current: Federal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 5,341 $ 2,947 $ 1,675 State and local . . . . . . . . . . . . . . . . . . . . . . . . . . . . 894 714 457 Foreign . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2,698 1,361 578 Total current . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 8,933 $ 5,022 $ 2,710 Deferred: Federal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $(1,689) $ (680) $(4,377) State and local . . . . . . . . . . . . . . . . . . . . . . . . . . . . (24) (90) (579) Foreign . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (1,142) (508) (678) Total deferred . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $(2,855) $(1,278) $(5,634) Total Income tax expense (benefit): . . . . . . . . . . . . . . . $ 6,078 $ 3,744 $(2,924) The income tax provision differs from the amount of tax determined by applying the U.S. federal statutory rate as follows: Year ended December 31, 2014 2013 2012 Federal income tax statutory rate . . . . . . . . . . . . . . . . . . . . . . 34% 34.0% 34.0% State and local income taxes, net of federal benefit . . . . . . . . . 2.9 3.8 5.4 Change in valuation allowance . . . . . . . . . . . . . . . . . . . . . . . . — — (76.5) Tax credits related to research activity . . . . . . . . . . . . . . . . . . (1.5) (2.2) (2.6) Stock-based compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.9 0.9 1.5 Other permanent differences . . . . . . . . . . . . . . . . . . . . . . . . . 0.5 0.3 0.7 Effect of non-U.S. operations . . . . . . . . . . . . . . . . . . . . . . . . . (4.3) (1.2) (0.2) Prior year true-up . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.7 1.9 — Change in unrecognized tax positions . . . . . . . . . . . . . . . . . . . 2.2 — — Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.0 (0.1) (0.1) Income tax expense (benefit) . . . . . . . . . . . . . . . . . . . . . . . . . 40.4% 37.4% (37.8)% 61

DILIGENT BOARD MEMBER SERVICES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS: YEARS ENDED DECEMBER 31, 2014, 2013 & 2012 (Continued) ALL AMOUNTS IN US$ UNLESS OTHERWISE NOTED 11) Income taxes (Continued) The following is a summary of the Company’s deferred tax assets and liabilities: December 31, 2014 2013 (in thousands) Deferred Tax Assets (Liabilities) Net operating loss and tax credit carryforwards . . . . . . . . . . $ 1,953 $ 2,191 Deferred revenue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4,272 2,808 Stock-based compensation . . . . . . . . . . . . . . . . . . . . . . . . . . 2,235 1,290 Deferred compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,242 789 Accruals and reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,583 903 Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80 19 Fixed assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (1,793) (1,282) Net Deferred Tax Asset . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 9,572 $ 6,718 At December 31, 2014, the Company had federal and state income tax net operating loss carryforwards of $5.3 million and $6.0 million, which expire at various dates from 2028 through 2029 and 2023 through 2035, respectively. At December 31, 2014, the Company also has a foreign tax credit carryforward of $20 thousand available to offset future income tax expense, which expires in 2017. Beginning in 2013, the Company’s annual net operating loss carryforward is subject to a limitation of approximately $350 thousand to offset expected taxable income until expiration of the carryforwards. Based on this limitation, the Company expects that approximately $4.9 million of its total net operating loss carryforwards will expire unutilized in 2029. A full valuation allowance had previously been provided on the related deferred tax asset, and therefore the deferred tax asset and valuation allowance relating to the net operating loss carryforwards expected to expire unutilized were written off. The amounts recorded as net deferred tax assets represent the amount of tax benefits of existing deductible temporary differences and loss carryforwards that are more likely than not to be realized through the generation of sufficient future taxable income within the carryforward period. Significant management judgment is required in determining any valuation allowance recorded against deferred tax assets. Due to a history of tax losses, resulting in a cumulative loss position, the Company had recorded a full valuation allowance of $5.8 million against all of its U.S. and U.K. net deferred tax assets at December 31, 2011. In the third quarter of 2012, management determined that the Company was no longer in a cumulative loss position, and it was more likely than not that the Company’s net deferred tax assets would be realized through future taxable income. Accordingly, the Company released the valuation allowance previously provided. The total amount of unrecognized tax benefits at December 31, 2014 and 2013 and 2012 was $763 thousand, $439 thousand, and $175 thousand, respectively. We have established a liability for unrecognized tax benefits that management believes to be adequate. Once established, unrecognized tax benefits are adjusted if more accurate information 62

DILIGENT BOARD MEMBER SERVICES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS:
YEARS ENDED DECEMBER 31, 2014, 2013 & 2012 (Continued)
ALL AMOUNTS IN US$ UNLESS OTHERWISE NOTED

11) Income taxes (Continued)

becomes available, or a change in circumstance or an event occurs necessitating a change to the liability. Given the inherent complexities of the business and that we are subject to taxation in a substantial number of jurisdictions, we routinely assess the likelihood of additional assessment in each of the taxing jurisdictions.

Reconciliation of Unrecognized Tax Benefits:

	December 31,		
	2014	2013	2012
	(in thousands)		
Beginning balance	$ 439	$175	$ —
Additions for tax positions of prior years	—	—	—
Reductions for tax positions of prior years	—	—	—
Additions for tax positions of current year	524	264	175
Reductions for tax positions of current year	—	—	—
Reductions due to settlements	(200)	—	—
Reductions due to lapse of statute of limitations	—	—	—
Ending balance	$ 763	$439	$175

The total amount of unrecognized benefits that, if recognized, would affect our effective tax rate was $763 thousand, $439 thousand and $175 thousand at December 31, 2014, 2013 and 2012, respectively. The Company does not anticipate any significant changes in its reserves for uncertain tax benefits within the next 12 months.

The Company classifies interest and penalties on uncertain tax positions in income tax expense. The amount of interest and penalties related to uncertain tax positions was not significant in 2014, 2013 or 2012.

As of December 31, 2014, 2013 and 2012, the undistributed earnings in our international subsidiaries were $8.1 million, $2.9 million, and $463 thousand, respectively. Undistributed earnings of the Company's foreign operations are intended to remain indefinitely invested, and accordingly, no U.S. income taxes have been provided on these earnings. If at some future date these earnings cease to be indefinitely invested, the Company may be subject to U.S. income taxes and foreign withholding and other taxes on such amounts. Because the time and manner of repatriation is uncertain, we cannot reasonably estimate the amount of the deferred income tax liability relating to unrepatriated earnings at this time.

The Company and its subsidiaries are subject to regular audits by federal, state and foreign tax authorities. These audits may result in additional tax liabilities. The Company's U.S. federal and state income tax returns for the tax years 2011 and forward are open for examination by the taxing jurisdictions. The Company's foreign income tax returns are open for examination by the local taxing jurisdictions for the following years: New Zealand—2009 and forward; U.K.—2011 and forward; Australia—2009.

63

DILIGENT BOARD MEMBER SERVICES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS: YEARS ENDED DECEMBER 31, 2014, 2013 & 2012 (Continued) ALL AMOUNTS IN US$ UNLESS OTHERWISE NOTED 12) Redeemable Preferred Stock In March 2009, the Company issued 30 million shares of Series A Preferred Stock for $0.10 per share in a private offering, providing aggregate gross proceeds of $3 million. Expenses relating to the share issuance were $139 thousand. The principal terms of the Preferred Shares are as follows: Dividend rights—The Preferred Shares carry a fixed, cumulative, dividend of 11% per annum (adjusted for stock splits, consolidation, and other factors). The dividend, which is due on the first business day of each calendar year for the prior year, may (at the Company’s option) be paid either in cash or in kind by the issuance of additional Preferred Shares (PIK Shares), to be issued at the same issue price as the Series A. Preferred Stock of $0.10 per share—The 11% annual dividend on the Preferred Shares will have preference over the declaration or payment of any dividends on the Company’s common stock. In addition to the 11% preferred dividend, the holders of the Preferred Shares are also entitled to participate pro rata in any dividend paid on the Company’s common stock. Conversion rights—The Preferred Shares are convertible at any time at the option of the holders into the Company’s common stock on a one-for-one basis. In addition, Preferred Shares will automatically be converted into common stock upon the closing of an underwritten share offering by the Company on a registered stock exchange which realizes at least $40 million of gross proceeds. Redemption rights—The holders of the Preferred Shares have the option to require the Preferred Shares (including any PIK shares) to be redeemed in cash, at $0.10 per share plus accrued and unpaid dividends, at any time after 60 months from the date of issue of the Preferred Shares. Any redeemed amounts will be paid in four equal quarterly installments commencing 60 days after the redemption request. Anti-Dilution Provision—In the event of a future offering of the Company’s stock at a price per common share which is less than the Preferred Share conversion rate immediately before such offering, the conversion price for the Preferred Shares is adjusted according to a weighted average formula. Liquidation preference—In the event of any voluntary or involuntary liquidation of the Company, the holders of Preferred Shares are entitled to an amount per Preferred Share equal to 1.5 times the original issue price of $0.10 plus any accrued but unpaid dividends. Voting rights—Preferred Shares have equal voting rights (one vote per share) to common stock, except that Preferred Shares do not vote in the general election of directors. Other provisions—For as long as not less than 15 million Preferred Shares are outstanding, the holders of the Preferred Shares have the right between them to appoint one director, and the Company may not take action relating to certain major transactions without obtaining the consent of not less than 60% of the Preferred Shares or without obtaining the approval of the director appointed by the holder of the Preferred Shares (for matters requiring Board of Directors approval). Accounting for Preferred Shares—If certain criteria are met, companies must bifurcate conversion options from their host instruments and account for them as free standing derivative instruments. The Company has evaluated the redemption, conversion and contingent conversion features of the Preferred Shares and determined that the embedded conversion option is not required to be bifurcated. 64

DILIGENT BOARD MEMBER SERVICES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS: YEARS ENDED DECEMBER 31, 2014, 2013 & 2012 (Continued) ALL AMOUNTS IN US$ UNLESS OTHERWISE NOTED 12) Redeemable Preferred Stock (Continued) Additionally, the Company analyzed the conversion feature and determined that the effective conversion price was higher than the market price at date of issuance; therefore no beneficial conversion feature was recorded. However, if the Company were to pay Preferred Stock dividends by issuing PIK shares, the issuance of such PIK shares would result in a beneficial conversion feature if the fair value of the Company’s common stock at the dividend declaration date exceeds the per share conversion price of the Preferred Shares. The Company has classified the Preferred Shares as temporary equity because they are redeemable upon the occurrence of an event that is not solely within the control of the issuer. As noted above, the holders of the Preferred Shares may demand redemption at any time after 60 months from the date of issue. The carrying value of the securities, which were initially recorded at their face value net of issuance costs, is increased to the redemption value over the period from the date of issuance to the earliest potential date of redemption. The carrying value of the Preferred Shares at December 31, 2014 and December 31, 2013 is as follows: December 31, 2014 2013 (in thousands) Gross proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $3,000 $3,000 Less: Issuance costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (139) (139) 2,861 2,861 Issuance of PIK shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 267 267 Conversion of PIK shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (267) — Cumulative amortization of offering costs . . . . . . . . . . . . . . . . . . . 139 133 Carrying value at December 31 . . . . . . . . . . . . . . . . . . . . . . . . . . . $3,000 $3,261 In March 2014, Carroll Capital Holdings and Spring Street Partners, L.P. converted 889,219 and 1,777,904 shares of Series A Preferred Stock, respectively, to an equivalent number of shares of common stock. 13) Stockholders’ equity In 2014 and 2013, the aggregate shares of common stock issued to employees upon the exercise of stock options were 125 thousand and 190 thousand, respectively. In 2012, the Company adopted a Stock Purchase Plan, under which employees and directors could purchase shares of common stock of the Company. There were no shares purchased under this plan in 2014 and 2013. During 2012, 9,964 shares were purchased under the plan. The Company has reserved 41.6 million shares to be issued upon conversion of its Series A Preferred Stock, outstanding stock options and shares available for future issuance under its existing Stock Option and Incentive Plans. Spring Street Partners, L.P., a holder of the Series A Preferred Stock, waived its right to the preferred stock dividend payable on January 3, 2013 and January 4, 2012 of $240 thousand and $240 thousand, respectively. These were recorded as capital contributions in 2013 and 2012 when 65

DILIGENT BOARD MEMBER SERVICES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS: YEARS ENDED DECEMBER 31, 2014, 2013 & 2012 (Continued) ALL AMOUNTS IN US$ UNLESS OTHERWISE NOTED 13) Stockholders’ equity (Continued) waived. The founder and managing partner of Spring Street Partners, L.P. is also the Chairman of the Board of Directors of the Company. 14) Stock option and incentive plans In November 2007, the Company adopted the 2007 Stock Option and Incentive Plan (the ‘‘2007 Plan’’) authorizing the issuance of up to 10 million shares of the Company’s common stock as awards to selected employees, directors and consultants of the Company and its affiliates, in the form of incentive stock options, non-qualified stock options, and restricted shares of common stock. In June 2010, the Company adopted the 2010 Stock Option and Incentive Plan (the ‘‘2010 Plan’’) authorizing the issuance of up to 5 million shares of the Company’s common stock to employees, directors and consultants of the Company and its affiliates, as incentive stock options and non-qualified stock options. The 2010 Plan was amended in April 2012 to authorize the issuance of an additional 2.5 million shares. The Company’s Board of Directors or the Compensation Committee determined the number of shares, the term, the frequency and date, the type, the exercise periods, and any performance criteria pursuant to which stock option awards may be granted and the restrictions and other terms and conditions of each grant of restricted shares in accordance with the terms of the 2007 and 2010 Plans. On May 3, 2013, the Board adopted the Diligent Board Member Services, Inc. 2013 Incentive Plan (the ‘‘Plan’’), which was approved by the Company’s stockholders in June 2013. An aggregate of 8.5 million shares of the Company’s common stock may be issued pursuant to the Plan to employees, directors and consultants of the Company and its affiliates. Of the shares available under the Plan, 4.1 million were utilized in connection with the replacement incentive awards issued in accordance with the CEO Substitute Remuneration Package as discussed below. As of the date of approval of the 2013 Plan, 46 thousand and 2.6 million shares remained available for issuance under the 2007 and 2010 Plans, respectively. Upon approval of the 2013 Plan, the Company discontinued use of the 2007 and 2010 Plans and no shares remain available for future issuance under these plans. Awards under the Plan may be made in the form of stock options (which may constitute incentive stock options or nonqualified stock options), share appreciation rights, restricted shares, restricted share units, performance awards, bonus shares and other awards. In addition, certain awards under the Plan may be denominated or settled in cash, including performance awards. The Board and the Company’s stockholders have approved a remuneration package for non-executive directors for the 2013 and subsequent fiscal years (the ‘‘New Remuneration Package’’). The New Remuneration Package consists of both a cash component, designed to compensate members for their service on the Board and its Committees, and an equity component. The total value of the New Remuneration Package for standard board service is $130 thousand per annum, $50 thousand of which will be payable in cash. The Company’s non-executive directors, other than the Chairman of the Board, each received a stock grant for 2013 service with a total value of $80 thousand, which was to be paid to such non-executive directors in equal installments at the end of each quarter of that calendar year. On March 14, 2014, the Company satisfied such grant through the issuance of 86.5 thousand restricted 66

DILIGENT BOARD MEMBER SERVICES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS: YEARS ENDED DECEMBER 31, 2014, 2013 & 2012 (Continued) ALL AMOUNTS IN US$ UNLESS OTHERWISE NOTED 14) Stock option and incentive plans (Continued) shares to its directors based on the volume weighted average trading price of the Company’s common stock on its primary trading market for the 20 trading days immediately prior to such date. The grant for 2013 service was pro-rated for any director who served on the Board for less than the full calendar year. In December of 2012 the Company’s Board of Directors authorized a Special Committee of independent directors to conduct a review of the Company’s past stock issuances and stock option grants to determine that they were in accordance with the relevant incentive plans. The Special Committee found that three option awards—one under the 2007 Plan, and two under the 2010 Plan— exceeded the applicable plan caps on the number of shares covered by an award issued to a single recipient in a particular year. Specifically, a 2009 award to the Chief Executive Officer (CEO) exceeded the cap in the 2007 Plan by 1.6 million shares, a 2011 award to the CEO exceeded the cap in the 2010 Plan by 2.5 million shares, and a 2011 award to another officer exceeded the cap in the 2010 Plan by 250 thousand shares. In May 2013, the Company and the Company’s CEO entered into a Replacement Grant Agreement providing for the cancellation of certain stock options and the issuance of a replacement award, which was to become effective upon the occurrence of certain future events. On June 12, 2013, the Company entered into an agreement with respect to the options for 250 thousand shares issued to the other officer in excess of the applicable plan cap, under which the 250 thousand options were cancelled, the vesting schedule for the remaining nonvested options were extended over a four and a half year period, and replaced with 150 thousand Restricted Stock Units, with graded vesting over four and a half years. The modification of this award resulted in additional expense of $66 thousand, which was to be recognized on a graded basis through December 2017. On December 23, 2013, the Company and the CEO entered into an Amendment to Replacement Grant Agreement which finalized the terms of the incentive compensation package to be provided to the Company’s CEO in substitution for certain awards that exceeded the applicable plan caps. Under the terms of the Amendment to Replacement Grant Agreement, on December 23, 2013 (the ‘‘Grant Date’’), the CEO’s fully vested option to purchase 2.4 million shares of the Company’s common stock for an exercise price of U.S. $0.14 per share was cancelled to the extent it was in excess of the applicable plan cap, consisting of 1.6 million of such shares. In exchange for the cancellation of the relevant portion of the award, the CEO received: • An option to purchase 1.6 million shares of common stock having an exercise price of U.S. $2.79, which was the Company’s closing price per share expressed in U.S. dollars on the last trading day on the NZX Main Board immediately prior to the Grant Date (the ‘‘Exercise Price’’) of December 23, 2013. The option vested on December 31, 2013, and will have a term of ten years from the Grant Date. • A performance cash award of U.S. $4.2 million, determined based on 1.6 million multiplied by the excess of the Exercise Price of U.S. $2.79 over U.S. $0.14. The CEO’s right to receive such cash award was contingent on the Company achieving revenue growth of at least 7% during the twelve month period ended June 30, 2014 and his continued employment through such date. 67

DILIGENT BOARD MEMBER SERVICES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS: YEARS ENDED DECEMBER 31, 2014, 2013 & 2012 (Continued) ALL AMOUNTS IN US$ UNLESS OTHERWISE NOTED 14) Stock option and incentive plans (Continued) This revenue target was achieved and the cash award will be paid in three equal annual installments. The first installment in the amount of $1.4 million was paid in August 2014, the second installment will be paid in the first quarter of 2015 and the final installment will be paid in the first quarter of 2016, or, if earlier, upon a change in control of the Company or the CEO’s separation from service. Any payment due on any installment date will be proportionally reduced if the sum of the Company’s stock price plus dividends for a measurement period prior to each payment date falls below 75% of the Exercise Price. In addition, the CEO held an option to purchase 3 million shares of the Company’s common stock for an exercise price of U.S. $0.82 per share, which remained subject to vesting. Under the terms of the Amendment to Replacement Grant Agreement, the Company cancelled the portion of such option in excess of the applicable plan cap, consisting of 2.5 million of such shares. In exchange for the cancellation of the relevant portion of the award, the CEO received: • Performance share units for 2.25 million shares of common stock contingent on Diligent achieving revenue growth of at least 7% during the twelve month period ended June 30, 2014. For purposes of clarification, performance share units in this context are units of common stock issued to Diligent’s CEO upon satisfaction of the performance criteria outlined herein. Effective June 30, 2014, the Company’s revenues met the performance requirement of at least seven percent (7%) growth over the performance period as compared to the period from July 1, 2012 through June 30, 2013. The performance share units were determined to be earned and the award will vest in four equal installments based on continued employment, commencing June 30, 2015, with full vesting occurring on June 30, 2018. The delivery dates for the vested performance shares will be 50% in 2018 and 50% in 2019 or, if earlier, upon a change in control of the Company or the CEO’s separation from service. • Performance share units for up to 250 thousand shares of common stock contingent on Diligent achieving either at least 15% fully diluted EPS growth (adjusted to exclude stock-based compensation expense and extraordinary items) or 15% total stockholder return (‘‘TSR’’) growth in four one-year measurement periods beginning April 1, 2013. As of March 31, 2014, the first TSR performance goal was not achieved. TSR growth is measured based on Diligent’s stock price performance during the 20 trading days prior to the relevant measurement date. Performance share units for 62.5 thousand shares of common stock will be earned in each year for which the applicable target is met, with the additional opportunity to earn such shares at the end of the four year performance period if the cumulative fully diluted EPS growth or TSR growth meet the cumulative performance target. The delivery dates for the vested performance shares will be in 2018 or, if earlier, upon a change in control of the Company or the CEO’s separation from service. The vesting of the options, performance cash award and performance stock units described above will be subject to certain acceleration provisions in the event of a change in control of the Company, upon death or disability or if the CEO is terminated without cause or resigns for good reason. 68

DILIGENT BOARD MEMBER SERVICES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS: YEARS ENDED DECEMBER 31, 2014, 2013 & 2012 (Continued) ALL AMOUNTS IN US$ UNLESS OTHERWISE NOTED 14) Stock option and incentive plans (Continued) The liability for the performance cash award of $1.4 million is recorded in accrued expenses and other current liabilities and $1.4 million is recorded in other non-current liabilities on the Consolidated Balance Sheet as of December 31, 2014. The Company recorded compensation expense of $3.1 and $2.9 million during the years ended December 31, 2014 and 2013 relating to the replacement awards. The performance stock units are expected to result in compensation cost of $0.7 million in 2015, $0.4 million in 2016, $0.2 million in 2017 and $0.1 million in 2018. Stock Option Awards—In January 2011, the Company granted 750 thousand stock options to one of its executive officers at an exercise price of $0.46 per share, with graded vesting over three years, and in June 2011, the Company granted 3 million stock options to its Chief Executive Officer, with graded vesting over seven years. In 2012, the Company granted 1.4 million stock options to five of its executive officers, with cliff vesting after three years. In 2013, in addition to the 1.6 million stock options issued to the CEO as part of the replacement compensation package, the Company issued 380 thousand options to various officers at exercise prices ranging from $3.92-$6.44 per share, with graded vesting over four years. On June 20, 2014, the Company agreed to issue 1,120,000 stock options to executives and employees under the 2013 Plan. These options vest 25% per year over the next four years, as long as such executive or employee remains in the employ of the Company on each vesting date. On September 15, 2014, the Company agreed to issue 250,000 options to an executive of the Company under the 2013 Plan. These options vest in two equal installments on September 15, 2015 and September 15, 2016, as long as such executive remains in the employ of the Company on each vesting date. The exercise price of each option is the market price of the Company’s stock for the last sale prior to the grant date, converted to U.S. dollars using the exchange rate in effect on the grant date. The options generally expire after a period not to exceed ten years, except in the event of termination, whereupon vested options must be exercised generally within three months, or upon death or disability, in which cases the vested options must be exercised within twelve months, but in all cases the exercise date may not exceed the expiration date. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model. The resulting fair value is recognized as share-based compensation expense on either a straight line basis for options that are subject to cliff vesting or a graded basis for options that vest in annual installments, over the option vesting period. Stock options generally vest over four years but vesting periods range from two to six years. The fair value of options granted to nonemployees is initially measured at grant date and remeasured each quarter until the vesting date, which is the measurement date for share-based compensation issued to nonemployees. 69

DILIGENT BOARD MEMBER SERVICES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS:
YEARS ENDED DECEMBER 31, 2014, 2013 & 2012 (Continued)
ALL AMOUNTS IN US$ UNLESS OTHERWISE NOTED

14) Stock option and incentive plans (Continued)

The weighted average fair value per share for options granted during 2014, 2013, and 2012 was $3.83, $1.69, and $1.51, respectively. The fair values were estimated using the following range of assumptions:

	Year Ended December 31,		
	2014	2013	2012
Expected volatility(1)	50.56 - 50.94%	58.06 - 59.20%	54.13 - 58.75%
Expected term(2)	6.25 years	5.0 - 6.3 years	6.50 years
Risk-free interest rate(3)	1.98 - 2.26%	1.08 - 1.68%	0.94 - 1.60%
Dividend yield	—	—	—

(1) The expected volatility was determined using historical volatility data for comparable companies.

(2) The expected term of the options has been estimated using the simplified method which calculates the average of the vesting period and the contractual term of the options, because the Company's limited historical share option exercise experience does not provide a reasonable basis upon which to estimate the expected term.

(3) The risk free interest rate is based on the U.S. Treasury constant maturity nominal yield with a term approximately equal to the expected terms of the options.

In determining expected volatility, the Company uses historical volatility data for comparable companies because the period of active trading history of its own stock is less than the expected term of the options. In 2012, the Company refined its estimate of expected volatility, by adjusting the entities previously identified as comparable based on the growth and stage of the Company. This resulted in a lower volatility, which is consistent with the Company's own stock price history. The Company made this determination in the fourth quarter for all grants issued in 2012. The effect on each of the previous three quarters in 2012 was not material to the quarterly or annual financial statements.

A summary of stock option activity for the year ended December 31, 2014 is as follows:

	Options (in thousands)	Weighted average exercise price	Weighted average remaining contractual term
Outstanding at January 1, 2014	5,758	$1.97	7.97 years
Granted	1,430	3.83	
Exercised	(125)	0.15	
Cancelled	(250)	0.46	
Forfeited	(260)	6.12	
Outstanding at December 31, 2014	6,553	2.31	7.53 years
Exercisable at December 31, 2014	3,658	1.44	6.79 years
Options expected to vest	2,895	3.40	8.45 years

70

DILIGENT BOARD MEMBER SERVICES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS: YEARS ENDED DECEMBER 31, 2014, 2013 & 2012 (Continued) ALL AMOUNTS IN US$ UNLESS OTHERWISE NOTED 14) Stock option and incentive plans (Continued) The aggregate intrinsic value of the stock options exercisable at December 31, 2014, 2013 and 2012 was $9.8 million, $6.5 million and $15.0 million, respectively. The aggregate intrinsic value of options exercised during 2014, 2013 and 2012 was $0.4 million, $0.8 million and $5.7 million, respectively. The aggregate intrinsic value of options expected to vest at December 31, 2014 was $2.2 million. Performance Stock Units—As noted above, in 2013, the Company issued Performance Stock Units (‘‘PSUs’’) to its CEO as part of his substitute compensation package. A summary of activity in PSUs is as follows: Weighted Average Performance Stock Grant Date Fair Units Value Per Share (in thousands) Nonvested January 1, 2014 . . . . . . . . . . . . . . . . . . 2,500 $2.79 Granted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — Vested . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — Forfeited . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — Nonvested December 31, 2014 . . . . . . . . . . . . . . . 2,500 $2.79 The Company estimates the fair value of the PSUs as of the grant date utilizing the closing price of its common stock on that date. Restricted Stock Units—On June 20, 2014, the Company issued 846,000 RSUs to executives and employees under the 2013 Plan. These RSUs, which vest 25% per year over the next four years, as long as such executive or employee remains in the employ of the Company on each vesting date, have a grant date fair market price of $3.84 per share for an aggregate of $3.2 million to be recognized over the vesting period. On July 24, 2014, the Company agreed to issue 217,760 RSUs to an employee of the Company as replacement compensation for 250,000 stock options which were cancelled. These RSUs have a grant date fair market price of $3.57 per share and did not result in any incremental stock compensation expense. Weighted Average Restricted Stock Grant Date Fair Units Value Per Share (in thousands) Nonvested January 1, 2014 . . . . . . . . . . . . . . . . . . . 314 $5.38 Granted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,239 3.79 Vested . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (161) 3.58 Forfeited . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (337) 4.17 Nonvested December 31, 2014 . . . . . . . . . . . . . . . . 1,055 $4.17 The Company estimates the fair value of the RSUs as of the grant date utilizing the closing price of its common stock on that date. 71

DILIGENT BOARD MEMBER SERVICES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS: YEARS ENDED DECEMBER 31, 2014, 2013 & 2012 (Continued) ALL AMOUNTS IN US$ UNLESS OTHERWISE NOTED 14) Stock option and incentive plans (Continued) During the year ended December 31, 2014, the Company recognized aggregate share-based compensation expense related to stock options, RSUs and PSUs of $1.1 million, $0.9 million and $1.0 million, respectively. In 2013, total stock compensation expense of $2.6 million included $2.3 million for stock options, $0.3 million for RSUs and $22 thousand for PSUs. In 2012 stock compensation expense included only stock options. The total income tax benefit recognized in the income statement for share-based compensation costs was $0.2 million, $0.8 million and $0.4 million for 2014, 2013 and 2012, respectively. At December 31, 2014 there was $6.9 million of unrecognized share-based compensation expense, which includes $2.5 million for stock options, $3.0 million for RSUs and $1.4 million for PSUs. The weighted average period for this cost to be recognized is 1.6 years. For awards that are expected to result in a tax deduction, a deferred tax asset is recorded in the period in which share-based compensation is recognized. Any corporate income tax benefit realized upon exercise of a stock option award in excess of that previously recognized in earnings (referred to as an excess tax benefit) is presented in the consolidated statements of cash flows as a financing cash flow. Realized excess tax benefits are credited to additional paid-in-capital in the consolidated balance sheet and statement of changes in stockholders’ equity. Realized shortfall tax benefits (amounts which are less than that previously recognized in earnings) are first offset against the cumulative balance of excess tax benefits, if any, and then charged directly to income tax expense. In 2012, the Company adopted a non-compensatory stock purchase plan to facilitate the purchase of the Company’s common stock by employees and directors, at a purchase price equal to the average market value over the five trading days preceding the purchase date. The maximum aggregate dollar amount of shares which can be purchased under the plan in any quarter may not exceed $0.5 million. No shares were purchased under this plan in 2013 and 2014 and the Company has discontinued this plan. The Company sponsors a defined contribution 401(k) plan, which covers all U.S. employees. The Company’s matching contribution to the plan was $455 thousand, $362 thousand, and $219 thousand in 2014, 2013 and 2012, respectively. 15) Commitments Operating leases—The Company has non-cancelable operating lease agreements for office space in New York City, North Carolina, and New Jersey in the United States, Christchurch, New Zealand; London, England; and Sydney, Australia; which expire at various dates through 2024. Rent expense for leases with rent escalations is recognized on a straight-line basis over the term of the lease. Rent expense under operating leases for the years ended December 31, 2014, 2013, and 2012 was $1.8 million, $1.3 million, and $0.7 million respectively. The lease agreements require security deposits in the amount of $801 thousand at December 31, 2014, which is recorded in the balance sheet. The Company entered into a sub-lease that commenced on May 1, 2014 and will terminate on February 2018. The Company will receive rental income of $408 thousand and have operating rent expense of $353 thousand from the commencement date through the end of the lease. 72

DILIGENT BOARD MEMBER SERVICES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS:
YEARS ENDED DECEMBER 31, 2014, 2013 & 2012 (Continued)
ALL AMOUNTS IN US$ UNLESS OTHERWISE NOTED

15) Commitments (Continued)

The Company entered into a sub-lease that commenced on December 1, 2013 and will terminate on February 2018. The Company will receive rental income of $842 thousand and have operating rent expense of $920 thousand from the commencement date through the end of the lease. As of December 31, 2013, the Company has recorded a loss of $96 thousand related to the sublease that has been charged to rent expense.

Future minimum lease payments and sublease income for leases that have initial or non-cancelable lease terms in excess of one year at December 31, 2014 are as follows:

Year ending December 31,	Minimum Lease Commitments	Sublease	Minimum Net Rentals
		(in thousands)	
2015	$ 2,168	$ (309)	$ 1,859
2016	2,193	(318)	1,875
2017	2,106	(327)	1,779
2018	1,697	(56)	1,641
2019	1,598	—	1,598
Thereafter	5,372	—	5,372
	$15,134	$(1,010)	$14,124

Warranties and indemnification—The Company's service is warranted to perform in a manner materially consistent with its marketing and training materials, specifications and technical information provided to users. The Company's arrangements generally include certain provisions for indemnifying customers against liabilities if its products or services infringe a third-party's intellectual property rights. To date, the Company has not incurred any material costs as a result of such indemnifications and has not accrued any liabilities related to such obligations.

The Company has also agreed to indemnify its directors and officers to the fullest extent allowed under applicable law for costs associated with any fees, expenses, judgments, fines and settlement amounts incurred by any of these persons in any action or proceeding to which any of those persons is, or is threatened to be, made a party by reason of the person's services as a director or officer of the Company, or arising as a result of that person serving at the request of the Company as a director, officer, employee or agent of another enterprise. The Company maintains director and officer insurance coverage that should enable the Company to recover a portion of any future amounts paid.

16) Contingencies

Sales tax—States and some local taxing jurisdictions have differing rules and regulations governing sales and use taxes, and these rules and regulations are subject to varying interpretations that may change over time. In particular, the applicability of sales taxes to our subscription services in various jurisdictions is unclear. We have recorded sales tax provisions of $2.1 million and $1.5 million as of December 31, 2014 and 2013, respectively, with respect to sales and use tax liabilities in various states and local jurisdictions. It is possible that we could face sales tax audits and that our liability for these taxes could exceed our estimates as state tax authorities could assert that we are obligated to collect

73

DILIGENT BOARD MEMBER SERVICES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS: YEARS ENDED DECEMBER 31, 2014, 2013 & 2012 (Continued) ALL AMOUNTS IN US$ UNLESS OTHERWISE NOTED 16) Contingencies (Continued) additional amounts as taxes from our customers and remit such taxes to those authorities. We could also be subject to audits with respect to states and international jurisdictions for which we have not accrued tax liabilities. A successful assertion that we should be collecting additional sales or other taxes on our services in jurisdictions where we have not historically done so and do not accrue for sales taxes could result in substantial tax liabilities for past sales, discourage customers from purchasing our application or otherwise harm our business and operating results. Litigation and claims—In the ordinary course of business, Diligent is a party to pending legal proceedings and claims. Although the outcome of such items cannot be determined with certainty, Diligent’s General Counsel and management are of the opinion that the final outcome will not have a material effect on the Company’s financial position, results of operations or cash flows. NZX Listing Rules—On June 13, 2014, New Zealand time, the Company received notification from the NZX Limited (‘‘NZX’’) in respect to alleged breaches of the NZX Listing Rules for the delayed release of the 2013 annual report, the 2013 full year preliminary announcement and the 2013 interim report. The notification informed the Company that the NZX has determined to refer the Company’s alleged breaches to the NZ Markets Disciplinary Tribunal. Any actions by the NZX Limited, and any action taken by the NZ Markets Disciplinary Tribunal, does not foreclose the risk of litigation or other regulatory actions relating to the historical instances of non-compliance identified. Due to the instances of non-compliance, the Company may be subject to an increased risk of regulatory actions, claims or litigation, the defense of which would require the Company’s management to devote significant attention and to incur significant legal expense and which could require us to pay substantial judgments, settlements, fines or other penalties. In September 2014 the NZ Markets Disciplinary Tribunal approved a settlement reached by the Company and the NZX regarding the breaches of the NZX Listing Rules by the Company relating to the delayed reports described above. The settlement provided for the payment of fines and costs by the Company, consisting of NZ $100 thousand ($79 thousand USD) as a penalty to the NZX Discipline Fund and NZ $4 thousand ($3 thousand USD) towards the cost of NZXR, these amounts have been paid as of December 31, 2014. 17) Risks and uncertainties Interest rate risk—Interest rate risk is the risk that market interest rates will change and impact the Company’s financial results by affecting the rate of interest charged or received by the Company. It is not expected that changes in interest rates will materially affect the Company’s results of operations. Currency rate risk—The Company is subject to currency rate risk primarily from sales and operations in foreign countries including Canada, Europe, Australia, Singapore and New Zealand, and from cash balances maintained in foreign currencies. Transactions in foreign currencies are reported at the rates of exchange at the transaction date. Assets and liabilities are translated at the rates of exchange in effect at the balance sheet date. All differences are recorded in results of operations. Concentrations of credit and other risks—Financial instruments which potentially subject the Company to concentrations of credit risk consist of trade accounts receivable, money market funds, time deposits and a term deposit. 74

DILIGENT BOARD MEMBER SERVICES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS: YEARS ENDED DECEMBER 31, 2014, 2013 & 2012 (Continued) ALL AMOUNTS IN US$ UNLESS OTHERWISE NOTED 17) Risks and uncertainties (Continued) The Company sells its service to a diverse number of customers and performs ongoing credit evaluations of its customers’ financial condition as part of its accounts receivable monitoring procedures. No single customer accounted for more than 10% of the accounts receivable balance at December 31, 2014 and 2013. No single customer generated more than 10% of revenue in 2014, 2013 or 2012. Our money market funds and time deposits which are classified as cash and cash equivalents and are maintained with high credit quality banking institutions in the United States, New Zealand and Great Britain. At times the cash balances may be in excess of the insurance limits at a particular bank. 18) Selected quarterly financial data (unaudited) Immaterial Correction of 2014 Quarterly Financial Data—Prior to the filing of our 2014 annual report on Form 10-K, we determined we had inappropriately classified all stock based compensation and employee incentive compensation within the general and administrative expenses financial statement line item instead of presenting the expenses in the same line or lines as the cash compensation paid to the employees. We determined the error to be immaterial to the condensed consolidated interim financial information for each respective previously reported quarterly period of 2014. The errors had no impact on consolidated operating income or net income. The impact of these corrections to the March 31, June 30, and September 30, 2014 condensed consolidated interim financial information is summarized below. 75

DILIGENT BOARD MEMBER SERVICES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS: YEARS ENDED DECEMBER 31, 2014, 2013 & 2012 (Continued) ALL AMOUNTS IN US$ UNLESS OTHERWISE NOTED 18) Selected quarterly financial data (unaudited) (Continued) The following changes have been made to our condensed consolidated interim financial information for the quarters ended March 31, June 30, and September 30, 2014: 1st Quarter 2nd Quarter As Previously 1st Quarter As Previously 2nd Quarter Reported Corrected Reported Corrected (in thousands, except per share amounts) Fiscal 2014 Revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $19,126 $19,126 $20,344 $20,344 Cost of revenues (excluding depreciation and amortization) . . . . . . . . . . . . . . . . . . . . . . . . . . 3,731 3,774 3,963 4,358 Gross profit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15,395 15,352 16,381 15,986 Operating expenses: Selling and marketing . . . . . . . . . . . . . . . . . . . . 2,747 2,760 2,611 2,736 General and administrative . . . . . . . . . . . . . . . . 6,842 6,786 7,807 6,973 Research and development . . . . . . . . . . . . . . . . . 1,313 1,313 1,460 1,774 Depreciation and amortization . . . . . . . . . . . . . . 527 527 661 661 Investigations and restatement . . . . . . . . . . . . . . 779 779 137 137 Total operating expenses . . . . . . . . . . . . . . . . . . . . 12,208 12,165 12,676 12,281 Operating income . . . . . . . . . . . . . . . . . . . . . . . . . 3,187 3,187 3,705 3,705 Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,944 1,944 2,505 2,505 Accrued preferred stock dividends . . . . . . . . . . . . . (88) (88) (82) (82) Net income attributable to common stockholders . . 1,856 1,856 2,423 2,423 Basic net income per share . . . . . . . . . . . . . . . . . . $ 0.02 $ 0.02 $ 0.02 $ 0.02 Diluted net income per share . . . . . . . . . . . . . . . . $ 0.02 $ 0.02 $ 0.02 $ 0.02 76

DILIGENT BOARD MEMBER SERVICES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS: YEARS ENDED DECEMBER 31, 2014, 2013 & 2012 (Continued) ALL AMOUNTS IN US$ UNLESS OTHERWISE NOTED 18) Selected quarterly financial data (unaudited) (Continued) 3rd Quarter As Previously 3rd Quarter Reported Corrected 4th Quarter Fiscal Year (in thousands, except per share amounts) Fiscal 2014 Revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $21,423 $21,423 $22,161 $83,054 Cost of revenues (excluding depreciation and amortization) . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4,133 4,655 4,707 $17,494 Gross profit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17,290 16,768 17,454 $65,560 Operating expenses: Selling and marketing . . . . . . . . . . . . . . . . . . . . . . 2,726 2,948 3,967 $12,411 General and administrative . . . . . . . . . . . . . . . . . . 6,437 5,367 6,183 $25,309 Research and development . . . . . . . . . . . . . . . . . . 2,486 2,812 3,117 $ 9,016 Depreciation and amortization . . . . . . . . . . . . . . . 765 765 831 $ 2,784 Investigations and restatement . . . . . . . . . . . . . . . . — — — $ 916 Total operating expenses . . . . . . . . . . . . . . . . . . . . . 12,414 11,892 14,098 $50,436 Operating income . . . . . . . . . . . . . . . . . . . . . . . . . . 4,876 4,876 3,356 $15,124 Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2,702 2,702 1,775 $ 8,926 Accrued preferred stock dividends . . . . . . . . . . . . . . (83) (83) (82) $ (335) Net income attributable to common stockholders . . . . 2,619 2,619 1,693 $ 8,591 Basic net income per share . . . . . . . . . . . . . . . . . . . . $ 0.02 $ 0.02 $ 0.01 $ 0.07 Diluted net income per share . . . . . . . . . . . . . . . . . . $ 0.02 $ 0.02 $ 0.01 $ 0.07 77

DILIGENT BOARD MEMBER SERVICES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS: YEARS ENDED DECEMBER 31, 2014, 2013 & 2012 (Continued) ALL AMOUNTS IN US$ UNLESS OTHERWISE NOTED 18) Selected quarterly financial data (unaudited) (Continued) Selected Quarterly Financial data for Fiscal 2013 1st Quarter 2nd Quarter 3rd Quarter 4th Quarter Fiscal Year (in thousands, except per share amounts) Fiscal 2013 Revenues . . . . . . . . . . . . . . . . . . . . . . . . $13,708 $15,629 17,235 18,185 $64,757 Cost of revenues (excluding depreciation and amortization) . . . . . . . . . . . . . . . . . 2,773 2,999 3,244 3,943 12,959 Gross profit . . . . . . . . . . . . . . . . . . . . . . 10,935 12,630 13,991 14,242 51,798 Operating expenses: Selling and marketing . . . . . . . . . . . . . . 2,279 2,338 2,473 2,527 9,617 General and administrative . . . . . . . . . . 3,697 4,596 5,371 6,473 20,137 Research and development . . . . . . . . . . 933 945 1,209 1,410 4,497 Depreciation and amortization . . . . . . . 259 355 515 516 1,645 Investigations and restatement . . . . . . . 1,632 712 939 2,288 5,571 Total operating expenses . . . . . . . . . . . . . 8,800 8,946 10,507 13,214 41,467 Operating income . . . . . . . . . . . . . . . . . . 2,135 3,684 3,484 1,028 10,331 Net income . . . . . . . . . . . . . . . . . . . . . . . 1,229 2,229 2,153 649 6,260 Accrued preferred stock dividends . . . . . . (89) (89) (89) (92) (359) Net income attributable to common stockholders . . . . . . . . . . . . . . . . . . . . . 1,140 2,140 2,064 557 5,901 Basic net income per share . . . . . . . . . . . $ 0.01 $ 0.02 $ 0.02 $ — $ 0.05 Diluted net income per share . . . . . . . . . . $ 0.01 $ 0.02 $ 0.02 $ — $ 0.05 78

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE None. ITEM 9A. CONTROLS AND PROCEDURES BACKGROUND As disclosed in Item 9A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (‘‘the 2013 10-K’’), management concluded that as of December 31, 2013, our internal controls over financial reporting were not effective due to material weaknesses in our control environment, control activities and information and communication relative to stock option grants and stock issuances. In addition, we lacked a sufficient complement of trained finance, accounting and tax personnel and did not establish adequate accounting and financial reporting policies and procedures as a general matter. In particular, there were material weaknesses in our financial reporting control environment and the design, establishment, maintenance and communication of effective controls relating to revenue recognition, income taxes and certain transactions with our predecessor entity. In addition, our accounting and financial reporting processes were dependent on the maintenance of spreadsheets that had become inadequate to ensure accurate and timely financial reporting given the growth of the Company and the volume of transactions. Management also evaluated the effectiveness of our disclosure controls and procedures and concluded that our disclosure controls and procedures were not effective as of December 31, 2013. Further information relating to the identified material weaknesses in internal control over financial reporting, and related remedial measures, is contained in the 2013 10-K. As a result of these material weaknesses, revenue recognition and other accounting errors occurred, which led to our determination that our financial statements for the fiscal quarter ended March 31, 2013 and the fiscal years ended December 31, 2012, 2011 and 2010 would be restated and that financial statements for such fiscal years, as well as the fiscal years ended December 31, 2009, 2008 and 2007, should no longer be relied upon. On April 7, 2014, we completed the restatement by filing with the SEC Amendment No. 2 to the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2012 (the ‘‘2012 10-K Amendment’’) and Amendment No. 1 to the Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2013 (the ‘‘10-Q Amendment’’). The 2012 10-K Amendment and the 10-Q Amendment contain restated financial information for the fiscal years ended December 31, 2012 and 2011, the quarterly periods within such fiscal years and the quarterly period ended March 31, 2013. Other than the 2012 10-K Amendment and the 10-Q Amendment, we have not filed amendments to (i) our Quarterly Reports on Form 10-Q previously filed with the SEC for the interim periods in the affected periods, or (ii) our Annual Reports on Form 10-K previously filed with the SEC for the fiscal years included in the affected periods (collectively, the ‘‘Affected Reports’’). Accordingly, investors should rely only on the financial information and other disclosures regarding the affected periods in the 2012 10-K Amendment and the 10-Q Amendment, and not on the Affected Reports or any reports, sales update press releases, or similar communications relating to the affected periods provided prior to February 28, 2014. As described herein, the Company has adopted or is in the process of adopting remedial measures intended to address the material weaknesses described in our prior filings with the SEC. However, management has determined that certain of these material weaknesses still existed as of December 31, 2014 because the remedial measures had not been fully implemented and tested as of such date. In addition, management determined that our disclosure controls were ineffective as of December 31, 2014 due to the continued existence of such material weaknesses. In connection with the preparation of this Annual Report, the Company evaluated under the supervision of and with participation from the Company’s management, including our Chief Executive 79

Officer and Interim Chief Financial Officer, as to the effectiveness of the Company’s disclosure controls and procedures. Based upon such evaluation, the Company’s Chief Executive Officer and Interim Chief Financial Officer have concluded that, because of the material weaknesses in its internal control over financial reporting previously identified and not fully remediated, the Company’s disclosure controls and procedures were not effective as of December 31, 2014. MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING Management is responsible for establishing and maintaining adequate ‘‘internal control over financial reporting’’ for the Company, as that term is defined in Rule 13a-15(f) and Rule 15d-15(f) under the Exchange Act. The Company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external reporting purposes in accordance with GAAP. Because of its inherent limitations, internal control over financial reporting may not prevent or detect every misstatement. Any evaluation of effectiveness is subject to the risk that the controls may subsequently become inadequate because of changes in conditions or that the degree of compliance with policies or procedures may decrease over time. The Company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized use, acquisition, or disposition of the Company’s assets that could have a material effect on the financial statements. A ‘‘material weakness’’ is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. In connection with the preparation of this Annual Report, management, with the participation of our Chief Executive Officer and Interim Chief Financial Officer, assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014. Management completed its assessment using the criteria set forth in ‘‘Internal Control—Integrated Framework (1992)’’ by COSO, an integrated framework for evaluation of internal controls issued to identify the risks and control objectives related to the evaluation of the control environment. The COSO framework summarizes each of the components of a company’s internal control system, including (1) the control environment, (2) risk assessment, (3) control activities, (4) information and communication, and (5) monitoring. Management concluded that our internal controls over financial reporting were not effective as of December 31, 2014 due to the following material weaknesses identified in our 2013 10-K that were not remediated as of December 31, 2014: • Accounting and Financial Reporting Control Environment. The Company did not maintain sufficient levels of qualified personnel in its executive, accounting, finance and tax functions and did not establish adequate accounting and financial reporting policies and procedures as a general matter. In addition, the Company did not provide adequate oversight of accounting and financial reporting activities. Additionally, the Company did not maintain sufficient documentation surrounding the Company’s adherence to its accounting policies and procedures, maintain records that would be sufficient to support the manner in which the Company recorded transactions, or communicate and apply proper accounting policies and procedures. • Ineffective Control Activities Relating to Use of Spreadsheets. Our accounting and financial reporting processes are dependent on the maintenance of spreadsheets that have become inadequate to 80 ensure accurate and timely financial reporting given the growth of the Company and the volume of transactions. Among other areas, spreadsheets are utilized in determining the Company’s revenue recognition from customer agreements and consolidated income tax provision. We have determined that there are insufficient change management or access controls in place, or such processes lack formal documentation, to prevent unauthorized modification of the data or formulas within these spreadsheets, and there is no review or approval process to detect unauthorized changes or errors. • Design and Maintenance of Controls Surrounding Taxes. The Company did not design, establish and maintain effective controls over accounting for income taxes. The inadequate levels of knowledge among Company personnel resulted in a failure to correctly apply accounting guidance relating to the tax provision and deferred and current taxes. Additionally, the Company failed to collect and remit state sales tax in certain states where such taxes applied. REMEDIATION OF MATERIAL WEAKNESSES IN INTERNAL CONTROL OVER FINANCIAL REPORTING Throughout 2014 and continuing in 2015, the Company has been actively engaged in the implementation of remediation efforts to address the material weaknesses in existence as of December 31, 2013. In its assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, management determined that four of the previously identified material weaknesses, relating to the control environment surrounding stock grants, ineffective control activities relating to equity grants, design and maintenance of controls relating to revenue recognition, and inadequate information and communication relating to revenue recognition and stock grants, had been remediated. Three previously identified material weaknesses, relating to the Company’s accounting and financial reporting control environment, ineffective control activities relating to the use of spreadsheets, and design and maintenance of controls relating to taxes, had not been remediated. The Company is committed to improving its overall control environment and financial reporting processes. As part of this commitment, the Company is implementing or has implemented during the year ended December 31, 2014 the following remedial and other actions relating to the improvement of our internal controls: Control Environment Surrounding Stock Grants. At December 31, 2013, management identified a material weakness in internal control over financial reporting in that senior personnel at the Company in charge of compliance issues did not have adequate expertise in relevant requirements and did not regularly consult with advisors in a manner that ensured compliance with applicable requirements relating to stock option grants and stock issuances. The Company did not reinforce that compliance was an important activity through personnel review, compensation activities or investment in compliance. During 2013 and 2014, the Company implemented the following remedial measures, which allowed management to determine that as of December 31, 2014, this material weakness had been remediated based on evaluation and testing of the controls in connection with equity grants made during 2014: • The Company hired a new General Counsel in June 2013, with sufficient experience in public company compliance and the technology, software and SaaS industries, and his role includes an appropriate responsibility for and focus on compliance. The General Counsel regularly reports to the Company’s lead director for compliance on the design, maintenance and performance of the Company’s compliance policies and activities. • The Company has registered shares for issuance under its stock option and incentive plans with all applicable regulatory authorities and has taken steps to ensure that such issuances are in compliance with all applicable laws. The Company filed with the SEC a Form S-8 Registration 81

Statement to register shares underlying unexercised options under the Company’s 2007 Plan and 2010 Plan, and awards under the Company’s 2013 Plan. • The Company obtained a validation order from the High Court of New Zealand in connection with the shares issued to New Zealand residents under the 2007 Plan and the 2010 Plan. • The Company has assisted its officers and directors in completing all outstanding filings in respect of past issuances of stock and options with the appropriate U.S. and New Zealand regulatory agencies, and has provided written information and assistance as to filing requirements applicable to officers and directors in order to assist them in staying current with all filing obligations on a going-forward basis. • Management has drafted, and the Compensation Committee has adopted, an equity grant policy to ensure compliance with applicable laws and NZX Listing Rules. Management, with the assistance of outside legal advisors in relevant jurisdictions, monitors compliance with this policy in connection with each grant of stock options and other awards. Ineffective Control Activities Relating to Equity Grants. At December 31, 2013, management found a material weakness in internal control over financial reporting in that there were inadequate procedures for ensuring that stock option grants and stock issuances complied with applicable plan terms as well as applicable laws and listing rules. During 2013 and 2014, the Company implemented the following remedial measures, which allowed management to determine that as of December 31, 2014, this material weakness had been remediated based on evaluation and testing of the controls in connection with equity grants made during 2014: • Under the supervision of the Compensation Committee, the Company has adopted and is monitoring compliance with the equity grant policy described above. • The Company has adopted standard forms of equity grant documentation in compliance with the 2013 Plan and regulatory requirements • Management verifies plan availability and terms and New Zealand regulatory requirements when making new grants. • The Company’s legal, human resources and finance functions communicate with each other on a regular basis in connection with each grant to ensure that grant terms are timely communicated and the proper expense amounts are calculated and reflected in the Company’s financial statements. • Management has retained an outsourced stock option plan management system in order to assist in managing the Company’s equity grant program on a standardized basis. Design and Maintenance of Controls Relating to Revenue Recognition. At December 31, 2013, management found a material weakness in internal control over financial reporting in that the Company did not design, establish and maintain effective controls over revenue recognition. The inadequate levels of knowledge among Company personnel resulted in a failure to correctly apply accounting guidance relating to revenue recognition, including SAB Topic 13.A.3.F. relating to installation fees. The Company’s procedures and controls were not adequately designed to ensure that all elements required for the recognition of revenue in accordance with SAB Topic 13 were timely identified and measured to ensure that revenue was recorded correctly within the appropriate period. During 2013 and 2014, the Company implemented the following remedial measures, which allowed management to determine that as of December 31, 2014, this material weakness had been remediated based on evaluation and testing of the related controls during 2014: • The Company has hired a contracts/accounts receivable manager with responsibility for overseeing proper accounting and billing of contracts. 82

• The Company has implemented, maintained and monitored its compliance with written revenue recognition policies in accordance with GAAP, and has regularly communicated these policies to all accounting, sales and legal personnel. • The Company has implemented, maintained and monitored its compliance with written policies governing the contracting process, including the signing and dating of contracts and the retention of all necessary contract documents to support the recognition of revenue in the appropriate fiscal periods. • The Company has implemented regular training on its new contract and revenue recognition procedures in accordance with GAAP for its accounting, sales and legal personnel. Information and Communication Relating to Revenue Recognition and Stock Grants. At December 31, 2013, management found a material weakness in internal control over financial reporting in that the Company did not maintain sufficient written revenue recognition policies in accordance with GAAP, proper policies were not clearly communicated to or understood by all sales and legal personnel responsible for the contracting process, and contract procedures were not well-documented in order to ensure that contracts were recorded in the appropriate fiscal quarter. There was not an open flow of information and communication between legal and finance personnel prior to the issuance of stock option grants. During 2013 and 2014, based on the remedial measures described above, including the adoption of written revenue recognition policies, written policies governing the contracting process, and a written equity grant policy, and the communication of those policies to relevant personnel, and the evaluation and testing of these measures during 2014, management determined that as of December 31, 2014, this material weakness had been remediated. CONTINUING REMEDIATION Accounting and Financial Reporting Control Environment. As of December 31, 2013, management found that the Company did not maintain sufficient levels of qualified personnel in its executive, accounting, finance and tax functions and did not establish adequate accounting and financial reporting policies and procedures as a general matter. In addition, the Company did not provide adequate oversight of accounting and financial reporting activities. Additionally, the Company did not maintain sufficient documentation surrounding the Company’s adherence to its accounting policies and procedures, maintain records that would be sufficient to support the manner in which the Company recorded transactions, or communicate and apply proper accounting policies and procedures. During 2013 and 2014, management took the following actions to remediate this material weakness: • The Company hired two new accounting managers with experience in revenue recognition and public company accounting. • The Company documented its processes governing financial reporting, revenue recognition, equity, procure to pay, fixed assets, taxes and payroll. • The Company retained PricewaterhouseCoopers LLP in the first quarter of 2014 to assist management in applying proper accounting for incomes taxes and income tax provisions. • The Company continues to refine and adopt baseline controls to ensure that fiscal periods are properly and timely closed. • The Company retained PricewaterhouseCoopers LLP in November 2014 to assist it in documenting and identifying controls around the accounting and financial reporting environment. Notwithstanding these efforts towards remediation of the material weakness in the accounting and financial reporting control environment, the Company’s efforts are not completed. In particular, in connection with the preparation of this Annual Report, management determined that it had not 83 allocated stock based compensation expense and bonus expense by function, as is required by GAAP, but had presented such expenses as general and administrative expenses. The Company has corrected its financial information for the first three quarters of 2014 to re-allocate such expenses (see footnote 18 to the consolidated financial statements included herein), and determined that such correction was not material. On a going-forward basis, the Company will classify such expense to the proper functional department to which the relevant employees are allocated. Due to the error described above, errors related to the accounting for cumulative translation adjustments related to its foreign subsidiaries, and the Company’s need to finalize its documentation and adoption of controls and to hire additional experienced accounting personnel, management found that the material weakness relating to the Company’s accounting and financial reporting control environment persisted as of December 31, 2014. During 2015, the Company plans to complete its documentation of controls around the accounting and financial reporting environment, and to monitor and test these controls. The Company also plans to hire a Controller and to commence a search for its Chief Financial Officer position. Completion of remediation will require the implementation of these additional controls and actions, and testing them after they are in place to validate their design, implementation and operating effectiveness and sustainability. Ineffective Control Activities Relating to Use of Spreadsheets. As of December 31, 2013, management found that our accounting and financial reporting processes were dependent on the maintenance of spreadsheets that had become inadequate to ensure accurate and timely financial reporting given the growth of the Company and the volume of transactions. Among other areas, spreadsheets are utilized in determining the Company’s revenue recognition from customer agreements, consolidated income tax provision, and preparing the Company’s period-end consolidation. We have determined that there were insufficient change management or access controls in place, or such processes lacked formal documentation, to prevent unauthorized modification of the data or formulas within these spreadsheets, and there was no review or approval process to detect unauthorized changes or errors. During 2013 and 2014, management took the following actions to remediate this material weakness: • The Company commenced implementation of a financial reporting and accounting application, which will automate important bookkeeping functions, including those involved in the calculation of revenue, deferred revenue and applicable sales tax when fully implemented. • The Company performed the year-end consolidation of its financial statements within its financial reporting and accounting application as of December 31, 2014. • The Company retained PricewaterhouseCoopers LLP in the first quarter of 2014 to assist management in verifying calculations in its revenue spreadsheets, pending full implementation of its financial reporting and accounting application. Notwithstanding these efforts towards remediation of the material weakness relating to the use of spreadsheets, the Company’s efforts are not completed. Accordingly, management found that this material weakness persisted as of December 31, 2014. The Company is working to complete implementation of its financial reporting and accounting application, which is expected in the 1st quarter of 2015 and plans to implement change management and access control measures in 2015. In addition, the Company plans to retain a new stock plan administrator to automate stock based compensation expense calculations when provided with the terms of new stock grants. Completion of remediation will require the implementation of these additional controls and actions, and testing them after they are in place to validate their effectiveness and sustainability. Design and Maintenance of Controls Surrounding Taxes. As of December 31, 2013, management found that the Company did not design, establish and maintain effective controls over accounting for income taxes. The inadequate levels of knowledge among Company personnel resulted in a failure to correctly apply accounting guidance relating to the income tax provision and deferred and current 84 taxes. Additionally, the Company failed to collect and remit state sales tax in certain states where such taxes applied. During 2013 and 2014, management took the following actions to remediate this material weakness: • The Company retained PricewaterhouseCoopers LLP during the first quarter of 2014 to prepare its income tax provision and deferred and current tax calculations. The Company also consults with PricewaterhouseCoopers LLP on certain tax matters. • Company has worked with outside legal and accounting advisors to determine where sales tax may be due based on the jurisdictions in which the Company currently sells its product. • The Company has filed voluntary disclosure agreements with the identified states, and has accrued for potential tax and interest exposure as of December 31, 2014. • Upon full implementation of its financial reporting and accounting application, expected in the first quarter of 2015, functions relating to the calculation of sales taxes will be automated with proper inputs as to the applicability of various taxes. Notwithstanding these efforts towards remediation of the material weakness relating to the design and maintenance of controls surrounding taxes, the Company’s efforts are not completed. Accordingly, management found that this material weakness persisted as of December 31, 2014. During 2015, the Company will continue to work with its advisors to verify where sales tax may be payable and to make appropriate remittances. In addition, the Company will work to improve its controls surrounding accounting for income taxes in connection with its remediation of the accounting and financial reporting control environment, by documenting controls and supplementing key accounting personnel, as indicated above. Completion of remediation will require the implementation of these additional key controls and actions, and testing them after they are in place to validate their effectiveness and sustainability. Due to the aforementioned material weaknesses in internal control over financial reporting, management performed additional analyses and implemented mitigating controls and procedures in connection with preparing the financial statements for the periods covered by this Annual Report. Notwithstanding the material weaknesses described above, the Company and its management have concluded that the Company’s consolidated financial statements for the periods covered by and included in this Annual Report are fairly stated, in all material respects, in accordance with generally accepted accounting principles in the United States of America for each of the periods presented herein. We are committed to maintaining a strong internal control environment, and believe that these remediation actions will represent significant improvements in our controls when they are fully implemented. Our remediation efforts are ongoing and have not been completed. Additional remediation measures may be required, which may require additional implementation time. We will continue to assess the effectiveness of our remediation efforts in connection with our evaluations of internal control over financial reporting. Prior to the completion of our remedial measures, there remains risk that the processes and procedures on which we currently rely will fail to be sufficiently effective, which could result in material misstatement of our financial position or results of operations and require a restatement. Moreover, because of the inherent limitations in all control systems, no evaluation of controls—even where we conclude the controls are operating effectively—can provide absolute assurance that all control issues, including instances of fraud, if any, have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in 85 achieving its stated goals under all potential future conditions. Over time, our control systems, as we develop them, may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. CHANGES IN INTERNAL CONTROL OVER FINANCIAL REPORTING DURING THE QUARTER ENDED DECEMBER 31, 2014 As described above, the Company continued to implement its remedial plan during the quarter ended December 31, 2014. Measures taken during the fourth quarter include the continued implementation of a financial reporting and accounting application, the retention of Pricewaterhouse Coopers LLP to assist in identifying and documenting internal controls related to the accounting and financial reporting environment, and the documentation of the processes governing financial reporting, revenue recognition, equity, procure to pay, fixed assets, taxes and payroll. ITEM 9B. OTHER INFORMATION Not applicable 86

PART III ITEM 15. EXHIBITS, FINANCIAL STATEMENT SCHEDULES The following documents are filed as a part of this Report: 1) Financial Statements: The information concerning our financial statements, and Report of Independent Registered Public Accounting Firm required by this Item is incorporated by reference herein to the section of this Report in Item 8, entitled ‘‘Financial Statements and Supplementary Data.’’ 2) Exhibits: The exhibits listed in the exhibit index of this Form 10-K are filed with, or incorporated by reference in, this report. 87

SIGNATURES Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized. Dated: March 16, 2015 DILIGENT BOARD MEMBER SERVICES, INC. By: /s/ ALEXANDER SANCHEZ Alexander Sanchez, Interim Chief Financial Officer (Principal Financial Officer) POWER OF ATTORNEY KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alessandro Sodi, Alex Sanchez and Thomas N. Tartaro, and each of them, as his true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all Annual Reports of the Registrant on Form 10-K and to sign any and all amendments to such reports and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities & Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant in the capacities indicated on the dates indicated. Name Title Date /s/ ALESSANDRO SODI Chief Executive Officer, President, Director March 16, 2015 (Principal Executive Officer) Alessandro Sodi Interim Chief Financial Officer (Principal /s/ ALEXANDER SANCHEZ Financial Officer and Principal Accounting March 16, 2015 Alexander Sanchez Officer) /s/ DAVID LIPTAK Director and Chairman March 16, 2015 David Liptak /s/ A. LAURENCE JONES Director March 16, 2015 A. Laurence Jones 88

Name Title Date /s/ HANS KOBLER Director March 16, 2015 Hans Kobler /s/ GREG PETERSEN Director March 16, 2015 Greg Petersen /s/ MARK RUSSELL Director March 16, 2015 Mark Russell Director Mark Weldon 89

INDEX TO EXHIBITS Exhibit Numbers Exhibits 3.1 Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 20, 2012). 3.2 Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2012). 4.1 Form of common stock certificate (incorporated herein by reference to Exhibit 4.7 to the Company’s Original Form 10 filed with the SEC on April 30, 2008). 10.1 Contribution Agreement, dated October 1, 2007, between Diligent Board Member Services, LLC and Diligent Board Member Services, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company’s Original Form 10 filed with the SEC on April 30, 2008). 10.2 Diligent Board Member Services, Inc. 2007 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 10.6 to the Company’s Original Form 10 filed with the SEC on April 30, 2008). 10.3 Diligent Board Member Services, Inc. 2010 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 10.6.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 22, 2011). 10.4 Amendment to Diligent Board Member Services, Inc. 2010 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 10.6.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2012). 10.5 Form of Restricted Stock Award Agreement for restricted stock awards under the Diligent Board Member Services, Inc. 2007 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 10.7 to the Company’s Original Form 10 filed with the SEC on April 30, 2008). 10.6 Investor Rights Agreement, dated March 9, 2009, among Diligent Board Member Services, Inc., Spring Street Partners, L.P. and Carroll Capital Holdings, LLC (incorporated herein by reference to Exhibit 99.3 to the Company’s Current Report on Form 8-K filed with the SEC on March 13, 2009). 10.7 Employment Agreement, dated May 15, 2013, between Diligent Board Member Services, Inc. and Carl D. Blandino (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 15, 2013). 10.8 Transition Agreement, dated April 29, 2014, between, between Diligent Board Member Services, Inc. and Carl D. Blandino (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 2, 2014). 10.19 Employment Agreement, dated June 17, 2013, between Diligent Board Member Services, Inc. and Thomas N. Tartaro (incorporated herein by reference to Exhibit 10.10 to the Company’s Annual Report on Form 10-K filed with the SEC on May 19, 2014). 10.10 Diligent Board Member Services, Inc. 2013 Incentive Plan (incorporated herein by reference to Annex A to the Company’s Definitive Proxy Statement filed with the SEC on June 4, 2013). 90

Exhibit Numbers Exhibits 10.11 Replacement Grant Agreement, dated May 3, 2013, between Alessandro Sodi and Diligent Board Member Services, Inc. (incorporated herein by reference to Annex B of the Company’s Definitive Proxy Statement filed with the SEC on June 4, 2013). 10.12 Amendment to Replacement Grant Agreement, dated December 23, 2013, between Alessandro Sodi and Diligent Board Member Services, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 24, 2013). 10.13 Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 1, 2013). 10.14 Form of Award Agreement (Option Award) under the Diligent Board Member Services, Inc. 2013 Incentive Plan (incorporated herein by reference to Exhibit 10.16 to the Company’s Annual Report on Form 10-K filed with the SEC on May 19, 2014). 10.15 Form of Award Agreement (Restricted Stock Unit Award) under the Diligent Board Member Services, Inc. 2013 Incentive Plan.* 10.16 Employment Agreement, dated June 20, 2014, between Diligent Board Member Services, Inc. and Alessandro Sodi (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 23, 2014). 10.17 Settlement Agreement, dated September 5, 2014, between Diligent Board Member Services, Inc. and NZX Limited (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 10, 2014). 10.18 Employment Agreement, dated September 15, 2014, between Diligent Board Member Services, Inc. and Greg B. Petersen (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 6, 2014). 21 Subsidiaries of Diligent Board Member Services, Inc.* 23.1 Consent of Deloitte & Touche LLP* 24 Powers of Attorney executed by all officers and directors of the Company who have signed this report on Form 10-K (included on the Signatures page of this Annual Report on Form 10-K).* 31.1 CEO Certification pursuant to Section 302 of the Sarbanes Oxley Act of 2002.* 31.2 CFO Certification pursuant to Section 302 of the Sarbanes Oxley Act of 2002.* 32.1 CEO Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.* 32.2 CFO Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.* 101.CAL XBRL Calculation Linkbase Document 101.DEF XBRL Definition Linkbase Document 101.INS XBRL Instance Document 101.LAB XBRL Labels Linkbase Document 101.PRE XBRL Presentation Linkbase Document 101.SCH XBRL Schema Document * Filed herewith 91

Exhibit 31.1 CERTIFICATION I, Alessandro Sodi, certify that: 1. I have reviewed this annual report on Form 10-K of Diligent Board Member Services, Inc.; 2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; 3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report; 4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have: (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared; (b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; (c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and (d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and 5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions): (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting. Date: March 16, 2015 /s/ ALESSANDRO SODI Alessandro Sodi President and Chief Executive Officer (Principal Executive Officer)

Exhibit 31.2 CERTIFICATION I, Alexander Sanchez, certify that: 1. I have reviewed this annual report on Form 10-K of Diligent Board Member Services, Inc.; 2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; 3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report; 4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have: (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared; (b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; (c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and (d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and 5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions): (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting. Date: March 16, 2015 /s/ ALEXANDER SANCHEZ Alexander Sanchez Interim Chief Financial Officer (Principal Financial Officer)

Exhibit 32.1 CERTIFICATION OF PERIODIC REPORT I, Alessandro Sodi, the Chief Executive Officer of Diligent Board Member Services, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to my knowledge: (1) the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2014 (the ‘‘Report’’) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. Dated: March 16, 2015 /s/ ALESSANDRO SODI Alessandro Sodi President and Chief Executive Officer (Principal Executive Officer) [A signed original of this written statement required by Section 906 has been provided to Diligent Board Member Services, Inc. and will be retained by Diligent Board Member Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]

Exhibit 32.2 CERTIFICATION OF PERIODIC REPORT I, Alexander Sanchez, the interim Chief Financial Officer of Diligent Board Member Services, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to my knowledge: (1) the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2014 (the ‘‘Report’’) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. Dated: March 16, 2015 /s/ ALEXANDER SANCHEZ Alexander Sanchez Interim Chief Financial Officer (Principal Financial Officer) [A signed original of this written statement required by Section 906 has been provided to Diligent Board Member Services, Inc. and will be retained by Diligent Board Member Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]

(This page has been left blank intentionally.)

Compliance with NZX Best Practice Code and Other Guidelines The NZX Listing Rules require listed companies to disclose in their annual report whether and to what extent their corporate governance principles materially differ from the NZX Corporate Governance Best Practice Code. The directors do not consider that there is any such material difference. The Board will evaluate its existing corporate governance systems and processes and will assess the extent to which changes, if any, are required to meet the best practice guidance issued by the Financial Markets Authority in its ‘Principles and Guidelines — a handbook for directors, executives and advisers’, given the Company’s circumstances. However, at this stage, the Company’s compliance with the NZX Corporate Governance Best Practice Code and the other corporate governance processes detailed below mean that many of the guidelines have already been adopted by the Company. Role of the Board Except for Mr. Liptak, the Board is elected by the holders of the Company’s common stock. Mr. Liptak is appointed a director by the holders of the Company’s Series A preferred stock pursuant to the Certificate of Incorporation and Listing Rule 3.3.8. The Board is responsible for the governance of Diligent, and the final body responsible for decision-making within Diligent. Corporate governance encompasses the requirement for the Board to discharge such responsibilities, to be accountable to the shareholders and other stakeholders for the performance of Diligent, to maintain ethical business practices and to ensure that Diligent is compliant with laws and standards. The Board has delegated components of its powers to subcommittees of the Board, and the day to day management of Diligent to the Chief Executive Officer. The ambit of these delegations is documented in Diligent’s Committee charters and by relevant minuted resolutions of the Board. The Chief Executive Officer delegates certain authorities to staff that report to him. Board Composition and Membership As of December 31, 2014, the Board was comprised of seven directors: a non-executive director Chairman, two executive directors, and four independent directors. Collectively, the Board has a broad base of knowledge and experience in software development and commercialization, corporate governance, financial management, legal compliance and other expertise to meet Diligent’s objectives. The details, background and place of residence of the directors are detailed elsewhere in this report. The Chairman is elected by the Board and it is his role to manage the Board and to provide a conduit between the Board and the Chief Executive Officer. Operation of the Board The Board meets regularly on a formal, scheduled basis. In addition to these regular meetings the Board meets to address issues requiring the input of the Board on a periodic basis. The Board met ten times in 2014. Chief Executive Officer Each year, the Compensation Committee reviews the performance of the Chief Executive Officer in connection with the approval of the Chief Executive Officer’s compensation. Based upon this evaluation, the Compensation Committee determines and approves the Chief Executive Officer’s compensation level, including salary level, annual cash bonus and equity based compensation. Corporate governance ANNUAL REPORT 2014 109

DILIGENT BOARD MEMBER SERVICES, INC. Independence of Directors To be “independent,” pursuant to the rules of the NZX Main Board, a director must not be an executive officer and must not have a disqualifying relationship, which comprises any direct or indirect interest or relationship that could reasonably influence, in a material way, the director’s decision making in relation to the Company. It has been determined by the Board that there are two executive directors, one non-executive director and four independent directors. The executive directors are also officers of Diligent. All directors are required to immediately advise if any new relationships would interfere with such independence and so enable the Board to consider and determine the materiality of the relationship. Additionally, the Board annually assesses the independence of its directors. In this regard, Mr. Liptak has a disqualifying relationship because he is the designee of the holders of Series A preferred stock on the Board and was a substantial product holder himself during the financial year. Rotation of Directors In accordance with Diligent’s Bylaws and Certificate of Incorporation, in 2012 the Board (other than Mr. Liptak, who was elected by the holders of the Series A Preferred) was divided into three classes of directors. The initial term for Class I was one year, the initial term for Class II was two years and the initial term for Class III was three years. After the initial term, subsequent terms for each Class shall be three years. At the end of their respective term, each Class of directors must retire from office and are subject to re-appointment at the respective annual meeting. There is currently a proposal for the Certificate of Incorporation to be amended so that all the directors are in the same class, to be voted on at the 2015 Annual Meeting. In the event that the shareholders approve the proposal, all directors who are elected by the common stockholders will stand for election every year beginning at the 2016 Annual Meeting. Mr. Liptak, not being appointed by the common stockholders will not stand for election every year or be subject to rotation further to Listing Rule 3.3.12(a). Board Committees The Board maintains three formally constituted standing Board Committees: the Audit and Compliance Committee, the Compensation Committee, and the Nominations Committee. The three Board Committees and their memberships as of December 31, 2014 are set out in the following chart: Director Membership Classification Committee Membership Compensation Audit and Nominations Compliance D. Liptak Non-Executive Director - Member Chairman M. Russell Independent Director Member - Member A. Sodi Executive Director - - - M. Weldon Independent Director - - - G. Petersen Executive Director Member - - A. L. Jones Independent Director Chairman Member - H. Kobler Independent Director - Chairman Member Corporate governance cont’d 110

Audit and Compliance Committee The Audit and Compliance Committee is responsible for monitoring the ongoing effectiveness and implementation of compliance activities. The Audit and Compliance Committee’s responsibilities are set out in full in its charter which is available on our website: http://www.boardbooks.com/investor-relations/corporate-governance/. Membership of the Committee is restricted to at least three directors, a majority of whom shall meet independence and experience requirements in accordance with the U.S. Securities and Exchange Act of 1934 (the “Act”) and the regulations thereto, the applicable listing standards of the NASDAQ Stock Market and the NZX Listing Rules. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined in the Act and its regulations, being the same member that has an accounting or financial background as required by the NZX Listing Rules. The main responsibilities of the Audit and Compliance Committee are as follows: • Oversight of Financial Disclosures - Review and discuss with management and the independent auditors the Company’s accounting policies and practices used by the Company, the accounting treatment to be applied in respect of significant new transactions or other significant events not in the ordinary course of the Company’s business and any significant changes in management’s selection or application of accounting principles; - Review and, as pertinent, discuss with management and the independent auditor the matters required to be discussed by PCAOB Auditing Standard No. 16 — Communications with Audit Committees, relating to the conduct of the audit; - Oversee the Company’s financial reports; - Review and discuss with management and the independent auditor any material off-balance sheet financing and any other material financial arrangement that does not appear in the financial statements of the Company; and - Discuss with management the Company’s earnings press releases and review financial information and earnings guidance provided to analysts and to rating agencies. • Oversight of the Independent Auditor - Appoint, evaluate, compensate, oversee the work of, and if appropriate terminate the appointment of, the independent auditor, who shall report directly to the Committee; - Discuss with management and the independent auditor, the responsibility of the auditor under the auditing standards of the Public Company Accounting Oversight Board (United States) with respect to the Company’s financial statements; - On an annual basis, review a formal written statement from the independent auditor delineating all relationships between the independent auditor and the Company and discuss with the independent auditor any relationships or services that may impact the objectivity and independence of the independent auditor; and - At least annually, review of the required communications by the independent auditor including internal control over financial reporting related matters. Corporate governance cont’d ANNUAL REPORT 2014 111

DILIGENT BOARD MEMBER SERVICES, INC. • Oversee Attestation Engagements of Other Registered Public Accounting Firms - Appoint, evaluate, compensate, oversee the work of, and if appropriate terminate the appointment of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services. • Oversight of Internal Control and Risk Management - Review and advise the Chief Executive Officer and the Board with respect to the appointment, dismissal and replacement of the Chief Financial Officer and Chief Accounting Officer and consult with the Chief Executive Officer and the Compensation Committee about the performance evaluation and compensation of each; - Establish and oversee procedures for the treatment of complaints regarding financial reporting and the confidential, anonymous submission by employees of concerns relating thereto; - Oversee management’s design and maintenance of the Company’s internal control over financial reporting and disclosure controls and procedures; and - Review and discuss with management and the independent auditor the Company’s financial risk exposures and assess the policies and processes management has implemented to monitor and control such exposures. • Oversee Legal and Ethical Compliance - Obtain reports from management that the Company and its subsidiaries are in conformity with applicable legal requirements and the Company’s code(s) of business conduct and ethics; - Review material legal issues periodically with a member of management; - Review and approve, if appropriate, transactions with interested or related parties; and - Review at least annually with management, compliance with the Company’s code(s) of business conduct and ethics. • Report and Self-Evaluate - Oversee the preparation of and approve all reports required or appropriate in the conduct of the Committee’s responsibilities; - Report regularly and in a timely manner to the Board on Committee findings and recommendations; and - Maintain open lines of communication among the Board, the independent auditor and management. Compensation Committee The Compensation Committee oversees the compensation of Diligent’s executive officers, reviews and approves the equity compensation programs and administers those programs. The Compensation Committee’s responsibilities are set out in full in its charter which is available on our website. The Compensation Committee must consist of two or more members of the Board, a majority of whom must meet the independence requirements of the listing standards of the NASDAQ Stock Market. A majority must also be “outside directors” under § 162(m) of the US Internal Revenue Code and be “non-employee directors” under Rule 16b-3 of the Act. A majority of the members of the Compensation Committee are independent directors as defined by the rules of the NZX and also qualify as “outside” directors within the meaning of the U.S. Internal Revenue Code § 162(m). Corporate governance cont’d 112

The main responsibilities of the Compensation Committee are as follows: • Review and approve, or recommend for approval by the Board, the compensation of the Company’s Chief Executive Officer and the Company’s other executive officers; • Evaluate the Chief Executive Officer and oversee the evaluation of the Company’s other executive officers and other members of senior management; • Periodically review and make recommendations to the Board with respect to incentive-compensation and equitybased plans that are subject to approval by the Board; • Exercise all rights, authority and functions of the Board under all of the Company’s stock option, stock incentive, employee stock purchase and other equity-based plans; • When applicable, review and discuss annually with management the Company’s “Compensation Discussion and Analysis;” • When applicable, review and make a recommendation to the Board for approval of the frequency with which the Company will conduct a stockholder advisory vote on executive compensation; • Review and submit the annual Compensation Committee Report required by Item 407(e)(5) of Regulation S-K; • Retain or obtain, in its sole discretion, the advice of compensation consultants, legal counsel or other advisors; • Make reports to the Board as necessary in furtherance of the fulfilment of its duties; and • Other such duties as may be delegated from time to time by the Board. Nominations Committee The Nominations Committee’s responsibilities are delegated by the Board and relate to the Director nomination process and recommending Director remuneration to the Board. The Nominations Committee’s standing responsibilities and the nature of responsibilities it may be delegated are set out in its charter. This is available on our website. A majority of the members of the Nominations Committee are independent directors as defined by the NZX Listing Rules and each must be an independent director by the listing standards of the NASDAQ Stock Market. Details of directors’ compensation are set out under the section heading “Directors Compensation.” The main responsibilities of the Nominations Committee are to: • Oversee the Company’s policies for identifying and nominating qualified candidates for the Board; • Identify, screen and review individuals qualified to serve as directors, consistent with qualifications or criteria approved by the Board; • Review annually with the Board the composition of the Board as a whole; • Review annually the relationships between directors, the Company and members of management and recommend to the Board whether each director qualifies as “independent” under the Board’s definition of “independence” and the NASDAQ Rules and the NZX Listing Rules; • Review periodically the size of the Board and recommend to the Board any appropriate changes; • Develop, subject to approval by the Board, a process for an annual evaluation of the Board and its committees and oversee the conduct of this annual evaluation; • Review the Board’s committee structure and composition and make recommendations to the Board regarding the appointment of directors to serve as members of each committee and committee chairmen annually; Corporate governance cont’d ANNUAL REPORT 2014 113

DILIGENT BOARD MEMBER SERVICES, INC. • Review and recommend to the Board for approval any changes in the compensation of directors; • Review and discuss with management the disclosure regarding the operations of the Committee and director independence, and to recommend that this disclosure be, included in the Company’s proxy statement or annual report on Form 10-K, as applicable; • Develop and oversee a Company orientation program for new directors and a continuing education program for current directors; and • Make reports to the Board as necessary in furtherance of the fulfilment of its duties. Attendance of Meetings Board 16-Jan 25-Feb 8-May 22-May 12-Jun 4-Aug 12-Sep 4-Nov 21-Nov 19-Dec Carrabino . . . Jones . . . . . . . . Kobler . . . . . . Liptak . . . . . . . . . . Petersen . . . . . . . . . . Russell . . . . . . . . . . Weldon . . . . Sodi . . . . . . . . . . • Joseph Carrabino Jr. resigned as a Director on May 23, 2014. • Hans Kobler was appointed as a Director on May 23, 2014. Audit 9-Jan 28-Jan 7-Feb 18-Feb 27-Feb 6-Mar 17-Mar 2-Apr 21-Apr 28-Apr 19-May 19-Jun 7-Aug 29-Sep 6-Nov Carrabino . . . . . . . . . . Jones . . . . . . . . . . . Kobler . . . . Liptak . . Petersen . . . . . . . . . . . . . Russell . . . . . . . . . . . • Joseph Carrabino Jr. resigned from the Audit Committee on May 23, 2014. • Hans Kobler was appointed as a member of the Audit Committee on May 23, 2014. • David Liptak was appointed as a member of the Audit Committee on September 12, 2014. • Greg Petersen resigned from the Audit Committee on September 12, 2014. • Mark Russell resigned from the Audit Committee on September 12, 2014. Corporate governance cont’d 114

Corporate governance cont'd

Compensation

	15-Jan	25-Feb	8-May	22-May	20-Jun	12-Sep	5-Nov
Jones	✓	✓	✓		✓	✓	✓
Petersen	✓	✓	✓	✓	✓		✓
Russell						✓	✓
Weldon		✓	✓	✓	✓		

- *Mark Weldon resigned from the Compensation Committee on September 12, 2014.*
- *Mark Russell was appointed as a member of the Compensation Committee on September 12, 2014.*

Nominations

	8-May	22-May
Kobler		
Liptak	✓	✓
Petersen	✓	✓
Russell	✓	✓

- *Greg Petersen resigned from the Nominations Committee on September 12, 2014.*
- *Hans Kobler was appointed as a member of the Nominations Committee on September 12, 2014.*

Gender Diversity

The following table represents the gender diversity of the Board of Directors and Officers of Diligent as of December 31, 2014 and December 31, 2013.

	As of December 31, 2014		As of December 31, 2013	
Directors	**Number**	**%**	**Number**	**%**
Female	0	0%	0	0%
Male	7	100%	7	100%
Subtotal	7	100%	7	100%
Officers				
Female	0	0%	3	27%
Male	6	100%	8	73%
Subtotal	6	100%	11	100%
Directors & Officers				
Female	0	0%	3	17%
Male	13	100%	15	73%
Total	13	100%	18	100%

ANNUAL REPORT 2014 115

DILIGENT BOARD MEMBER SERVICES, INC. Code of Ethics Diligent expects all its employees and directors to maintain the highest ethical standards as set out in our Code of Conduct, available on our website: http://investor.boardbooks.com/files/doc_downloads/govdoc/Code_of_Conduct_07-2014.pdf. The directors support the principles set out in the “Codes of Practice for Directors” issued by the Institute of Directors in New Zealand. Whilst recognizing that the Code expresses principles and does not purport to determine the detailed course of conduct by directors on any particular matter, the directors are committed to the highest standards of behavior and accountability. Conflicts of Interest The directors support the principles set out in the “Codes of Practice for Directors” issued by the Institute of Directors in New Zealand. Whilst recognizing that the Code expresses principles and does not purport to determine the detailed course of conduct by directors on any particular matter, the directors are committed to the highest standards of behavior and accountability. Diligent’s Code of Conduct sets out our conflicts policy. Fraud Policy The Company has adopted a formal fraud policy. The purpose of this policy is to prohibit dishonest and/or fraudulent activity and to establish procedures for reporting fraudulent activities to Company management. The policy also details responsibility and assignment of Company controls and investigations relating to fraud. The policy is available on the Company’s website. http://www.boardbooks.com/uploads/fraud_policy.pdf Whistleblower Policy The Company has adopted a whistleblower policy and hotline, through which employees at all levels can anonymously submit information or express concerns regarding accounting, financial reporting or other matters regarding compliance. Securities Trading Policy The Company has adopted a formal Securities Trading Policy (Policy) to assist with compliance in relation to insider trading prohibitions under New Zealand and United States insider trading laws. The Policy restricts employees and directors and their family members or other related parties trading in a number of ways including as set out below: • Transactions in the Company’s securities are not permitted during the time period beginning two weeks prior to the end of each fiscal quarter and ending upon the completion of the second full trading day after the public announcement of earnings for such quarter, so long as the General Counsel or Associate General Counsel has determined that all material non-public information relating to the Company’s financial results has been disclosed in such reports and no other material non-public information exists at such time. Further, even during this period, pre-clearance of a trade is required from the General Counsel or Associate General Counsel. All other time periods are ‘black out’ periods. • If a director or employee (or their related parties) wishes to trade securities that person must first apply in writing, and obtain in writing, consent from the General Counsel or Associate General Counsel. • Unless prior written approval is obtained from the General Counsel or Associate General Counsel no director or employee (or their related parties) may engage in short term trading, short sales, options trading, trading on margin or hedging. Corporate governance cont’d 116

• The Policy also sets out how participants in the Company’s Incentive Plan may exercise their rights under those plans e.g. exercise of options, consistently with the Policy. • Adherence to the Policy is reinforced through requiring each director and employee to sign an acknowledgement and certification that they agree to be governed by the Policy at all times in connection with the purchase and sale of securities. Audit Governance and Independence • In 2008 the Company’s registration with the US Securities and Exchange Commission became effective and the Company’s reporting requirements include an audit by a Public Company Accounting Oversight Board (PCAOB) registered independent public accounting firm. In order to meet these requirements, the Board approved the appointment of Deloitte & Touche LLP. The Audit and Compliance Committee of the Board has set the remuneration of the auditors. The work of the auditors is limited to audit and audit related work, and permissible tax services only and Diligent is committed to auditor independence. The Board, through the Audit and Compliance Committee, annually reviews the independence and objectivity of the auditors. No partners, directors or managers of the auditor hold shares in Diligent. In addition, the lead audit partner must rotate after a maximum of five years, and the auditor must confirm annually its commitment to strict procedures to ensure independence. Representatives of Diligent’s auditors are invited to the Annual Meeting. Reporting and Disclosure • Annual and Interim Reports are prepared in accordance with the requirements of the NZX Listing Rules subject to any waivers received from NZX and, as applicable, the Financial Reporting Act 1993. The annual report is available online at the website http://investor.boardbooks.com/investor-relations/financial-reporting/ Treasury Policy • Diligent’s Treasury policies conservatively manage interest rate, foreign exchange and counterparty risk. Investment activities that are purely speculative are prohibited. In order to minimize credit and market risk, we have invested $32.5 million of our cash in short-term U.S. treasury instruments, through the direct purchase of treasury bills and through a U.S. treasury money market fund. The remainder of our cash is held in various financial institutions by the parent company and its subsidiaries based on our projected cash needs. To minimize our foreign currency exposure, we maintain funds in foreign currency bank accounts, based on projected foreign currency expenditures and the Company’s growth initiatives. Corporate governance cont’d ANNUAL REPORT 2014 117

Statutory information Directors’ relevant interest Directors’ relevant interest in Diligent common shares as of December 31, 2014 were as follows. Shares Shareholding as a % of total shares A.L. Jones 45,929 .05 H. Kobler 139,710 .16 D. Liptak(1) 5,896,973 6.79 G. Petersen(2) 56,823 .07 M. Russell 121,998 .14 A. Sodi(3) 2,167,915 2.49 M. Weldon 111,041 .13 J. Carrabino* 33,493 .04 Based on 86,895,778 shares * J. Carrabino resigned effective May 23, 2014 (1) In addition to the common shares listed above, D. Liptak has a relevant interest in 20,000,000 redeemable preference shares as of December 31, 2014. (2) In addition to the common shares listed above, G. Petersen has a relevant interest in 250,000 shares subject to options, which are yet to vest. G Petersen has 125,000 restricted share units which are yet to vest. (3) In addition to the common shares listed above, A. Sodi has a relevant interest in 2,900,000 shares subject to options currently exercisable (800,000 shares subject to options exercisable as of August 20, 2010; 1,600,000 shares subject to options exercisable as of December 31, 2013; 378,049 shares subject to options exercisable as of June 28, 2013; and 121,951 shares subject to options exercisable as of January 1, 2014). A. Sodi has 2,250,000 shares of common stock underlying PSUs for which performance targets have been satisfied but have not vested and become deliverable on or before May 5, 2015 and (ii) 250,000 shares of common stock underlying PSUs for which performance targets have not been determined to be satisfied. 118 DILIGENT BOARD MEMBER SERVICES, INC.

Statutory information cont'd

Directors' dealings in shares

The following table summarizes the directors' share dealings (whether by a direct or indirect relevant interest in those shares) in Diligent for the year ended December 31, 2014.

	Shares Held 31 Dec 2013	Shares Acquired	Shares Disposed	Date of Transaction (NZT)	Consideration (US unless otherwise stated)**	Shares Held 31 Dec 2014
A.L. Jones	0	5,456		10-Oct-14	0	45,929
		5,399		11-Jul-14	0	
		5,367		10-Apr-14	0	
		26,667		10-Apr-14	100,001	
		3,040		13-Mar-14	0	
H. Kobler	132,000	5,456		10-Oct-14	0	139,710
		2,254		11-Jul-14	0	
D. Liptak	4,172,403		53,334	10-Apr-14	200,002	5,896,973
		1,777,904		7-Mar-14	0	
G. Petersen	0	4,566		10-Oct-14	0	56,823
		5,399		11-Jul-14	0	
		5,367		10-Apr-14	0	
		26,667		10-Apr-14	100,001	
		14,824		13-Mar-14	0	
M. Russell	85,957	5,456		10-Oct-14	0	121,998
		5,399		11-Jul-14	0	
		5,367		9-Apr-14	0	
		19,819		13-Mar-14	0	
A. Sodi	2,167,915					2,167,915
M. Weldon	75,000	5,456		10-Oct-14	0	111,041
		5,399		11-Jul-14	0	
		5,367		10-Apr-14	0	
		19,819		13-Mar-14	0	
J. Carrabino*	4,983	3,324		24-Jul-14	0	33,493
		5,367		10-Apr-14	0	
		19,819		13-Mar-14	0	

Based on 86,895,778 shares

* *J. Carrabino resigned effective May 23, 2014*

** *With the exception of Mr. Liptak, and the shares acquired by A.L. Jones and G Petersen on April 10, 2014, all shares otherwise referred to were acquired by directors as part of their equity compensation for service as directors, further details of which are provided under 'Directors' Compensation' below. Consequently, no cash consideration was paid by the directors for those shares. Mr. Liptak acquired a relevant interest in 1,777,904 shares on the conversion, for nil consideration, of the same number of Series A Preferred Stock.*

Directors' indemnity and insurance

Diligent has directors' and officers' liability insurance cover to the sum of $30,000,000 in the aggregate. The cover includes employment practices and securities liability. The Company has granted indemnities, to the maximum extent permitted by law, to its directors and the directors of its subsidiaries in relation to potential liabilities and costs they may incur under any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director of the Company or a director of its subsidiaries.

ANNUAL REPORT 2014 119

Statutory information cont’d Loans to Affiliate See Footnote 9 to Consolidated Financial Statements. Related Party Transactions See Footnote 9 to Consolidated Financial Statements. Subsidiary Companies Diligent Board Member Services, Inc. had six subsidiary companies operational in the financial year to December, 31 2014. Other than Lek Peng Yong, who received SGD 3,000 in FY14 in his capacity as a Director of Diligent Board Services Australia Pty. Ltd., no Director of any of Diligent subsidiaries received additional remuneration or benefits in their directorships. Alastair Percival is an employee of Diligent and is a director of Diligent Board Services Australia Pty. Ltd. In his capacity as a Director of Diligent Board Services Australia Pty. Ltd, he will receive AUD 2,500 in 2015 for services in 2014. Other than Mr. Percival, no employee appointed as a director of Diligent or its subsidiaries receives, or retains any remuneration or other benefits, as a director. The remuneration and other benefits of such employees, received as employees, excluding employee/directors, are included in the relevant bandings for remuneration disclosed previously under Employee compensation. The following persons respectively held office as directors of subsidiary companies at the end of the year, December 31, 2014. Subsidiary Directors Diligent Board Member Services NZ Ltd D. Grundy, M. Russell, A. Sanchez Diligent Boardbooks Limited A. Sodi, A. Sanchez Diligent APAC Board Services Pte Ltd* A. Sodi, Lek Peng Yong, D. Liptak, A. Sanchez Diligent Board Services Australia Pty Ltd** A. Percival, A. Sodi, A. Sanchez Diligent APAC Limited A. Sodi, D. Liptak, A. Sanchez Diligent Boardbooks GmbH C. Horrell * E. Hamzah ceased to be a director during the financial year ending December 31, 2014. ** S. Ruse ceased to be a director during the financial year ending December 31, 2014. DILIGENT BOARD MEMBER SERVICES, INC. 120

Statutory information cont'd

Directors' Compensation

The following table provides each element of compensation paid or granted to each director for service rendered during the year ended December 31, 2014.

Director	Fees earned or paid in cash(1)	Stock/Option Awards(2)	All other Compensation(4)	Total
A.L. Jones	$ 81,676	$ 80,000	$ 0	$ 161,676
H. Kobler	39,707	48,352	0	88,059
D. Liptak	0	0	0	0
G. Petersen	108,024	1,016,045(3)	132,955	1,257,024
M. Russell	84,649	80,000	0	164,649
A. Sodi	0	0	2,181,220	2,181,220
M. Weldon	52,976	80,000	0	132,976
J. Carrabino*	44,724	31,648	0	76,372

* *J. Carrabino resigned effective May 23, 2014*

(1) *The amounts shown represent fees in US Dollars. Directors fees are based on $US, however, Messrs. Russell and Weldon were paid in New Zealand Dollars.*

(2) *The amounts include stock awards earned by non-executive directors for service in the fourth quarter of 2014, but the common stock the subject of those awards was not issued until January 13, 2015.*

(3) *This amount includes both the $473,750 in restricted stock units (the "RSUs") RSU awards and $485,558 in stock option awards granted to Mr. Petersen when he commenced service as the Company's Executive Vice Chairman, as well as the $56,737 in stock he received while he served as a non-employee director of the Company before he was named Executive Vice Chairman. The amount for the RSUs reported represents value of the RSUs computed in accordance with ASC Topic 718 based on the closing price of our common stock on September 15, 2014, which is the grant date of the RSUs for accounting purposes. The assumptions made in calculating the grant date fair value amounts for RSUs are incorporated herein by reference to the discussion of those assumptions in Note 14 to the financial statements contained in this Annual Report. Note that the amounts reported in this column reflect our accounting cost for the RSUs, and do not correspond to the actual economic value that will be received by Mr. Petersen from the awards. The amount for the stock option awards reported represents the aggregate grant date fair value of the stock option awards granted to Mr. Petersen on September 15, 2014. The assumptions made in calculating the grant date fair value amounts for stock option awards are incorporated herein by reference to the discussion of those assumptions in Note 14 to the financial statements contained in this Annual Report. Note that the amounts reported in this footnote reflect our accounting cost for the stock option awards, and do not correspond to the actual economic value that will be received by Mr. Petersen from the awards.*

(4) *Includes salary, bonus, 401K contributions and health benefits for A. Sodi and salary earned by G. Petersen after he commenced service as the Company's Executive Vice Chairman on September 15, 2014.*

We do not pay directors' fees to employee directors and do not intend to in the foreseeable future. The directors are also entitled to be paid for all reasonable travel, accommodation and other expenses incurred by them in connection with their attendance at board or stockholder meetings, or otherwise in connection with our business.

Employee Compensation

On December, 31 2014 Diligent had 264 employees, who were located in the United States, New Zealand and in our international sales offices. We have sales offices in the United Kingdom, the Netherlands, Germany, France, Australia, Hong Kong, Singapore, Brazil, and Canada.

The Board, with advice from the Compensation Committee, establishes remuneration policies and this is implemented by operational managers.

ANNUAL REPORT 2014 121

Statutory information cont’d Grouped below are the numbers of employees or former employees of Diligent and its subsidiaries (excluding Company directors whose remuneration and benefits are disclosed elsewhere) who received compensation and other benefits in their capacity as employees, totalling $50,000 or more as an employment package during the twelve month period to December 31, 2014. Executive remuneration includes all salary and bonuses, share based compensation and any other sundry benefits received in their capacity as employees. Compensation No. of employees ranges $USD(000) 2014 Less than 50 101 50 – 60 24 60 – 70 27 70 – 80 23 80 – 90 17 90 – 100 14 100 – 110 9 110 – 120 12 120 – 130 15 130 – 140 8 140 – 150 7 150 – 160 9 160 – 170 6 170 – 180 3 180 – 190 3 190 – 200 2 200 – 210 1 210 – 220 1 220 – 230 1 230 – 240 2 280 – 290 3 300 – 310 2 340 – 350 1 470 – 480 1 480 – 490 1 500 – 510 1 740 – 750 1 2,300 – 2,400 1 DILIGENT BOARD MEMBER SERVICES, INC. 122

Statutory information cont'd

Audit Fees

The following shows fees billed for audit and other services provided by Deloitte & Touche LLP during the year.

Audit Fees(1)	$	1,046,650
Tax Fees(2)	$	413,869
Total Fees	$	1,460,519

(1) The Audit Fees for Deloitte & Touche LLP ("Deloitte") represent billed fees and anticipated fees in connection with the audit of our consolidated financial statements for the year ended December 31, 2014; and the reviews of our condensed consolidated financial statements for the periods ended September 30, 2014; June 30, 2014; and March 31, 2014; consent to the incorporation by reference of the audit report for the year ended December 31, 2013 in the registration statement filed on Form S-8; and out of pocket expenses.

(2) Tax Fees consist of fees billed for professional services for tax return preparation, tax advice and tax planning and out of pocket expenses.

Donations

Diligent made donations of $4,500 during the year.

Current NZX Waivers

Diligent has not sought or been granted waivers in the financial year ending December 31, 2014.

Exercise of NZX Powers

On June 13, 2014, New Zealand time, the Company received notification from the NZX in respect to alleged breaches of the NZX Listing Rules for the delayed release of the 2013 annual report, the 2013 half year preliminary announcement and the 2013 interim report. The notification informed the Company that the NZX has determined to refer the Company's alleged breaches to the NZ Markets Disciplinary Tribunal.

- In September 2014 the NZ Markets Disciplinary Tribunal approved a settlement reached by the Company and the NZX regarding the breaches of the NZX Listing Rules by the Company relating to the delayed reports described above. The settlement provided for the payment of fines and costs by the Company, consisting of NZ $100 thousand as a penalty to the NZX Discipline Fund and NZ $4 thousand towards the cost of NZXR.

Credit Rating

Diligent has no credit rating.

Supplemental Information

GAAP reporting does not provide, or allow, for the presentation of Net Tangible Assets per Share as is required under NZX Listing Rules. Diligent is providing as supplemental information that the Net Tangible Assets as of December 31, 2014 and 2013 are $US0.42 and $US0.30 per share, respectively.

ANNUAL REPORT 2014 123

Market and shareholder information Market Information On December 12, 2007, we completed a public share offering of 24,000,000 shares of our common stock in conjunction with our listing of our stock on the New Zealand Stock Exchange. Our common stock currently trades on the New Zealand Stock Exchange under the symbol “DIL.” Our common stock also trades periodically on the Over-the-Counter Bulletin Board (OTCBB) under the symbol “DLBDF.” Trading in stocks quoted on the OTCBB is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated to a company’s operations or business prospects. OTCBB securities are not listed or traded on the floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. The following table shows the high and low closing sales prices for our common shares on the New Zealand Stock Exchange in New Zealand dollars. Closing Price of Common Shares (NZD) Period High Low 2013 — 1st Quarter 6.49 5.10 2013 — 2nd Quarter 8.20 6.20 2013 — 3rd Quarter 6.96 4.20 2013 — 4th Quarter 5.80 2.76 2014 — 1st Quarter 4.85 3.80 2014 — 2nd Quarter 4.75 3.85 2014 — 3rd Quarter 4.76 3.89 2014 — 4th Quarter 5.30 4.27 Holders As of March 10, 2015, there are 2,862 holders on record of our common shares. Dividends We have not paid any dividends on our common stock within the past two fiscal years or during the current fiscal year. The Company declared a cash dividend of $US 0.011 per share on its Series A Preferred Stock for the fiscal years ending December 31, 2014 and December 31, 2013 (being $US 335,000 in 2014 and $US 359,338 in 2013). However, in 2013 Spring Street Partners LP has waived its right to the dividend which amounts to $US 239,557. The record date and the date on which the dividend was payable for the year ended December 31, 2014 was January 5, 2015; and was January 7, 2014 for the year ended December, 31 2013. 124 DILIGENT BOARD MEMBER SERVICES, INC.

Market and shareholder information cont'd

Twenty Largest Registered Shareholders

The information below has been taken from Diligent's share register as of March 10, 2015.

Rank	Investor	No. of Common Shares	Issued Capital %
1	HSBC Nominees (New Zealand) Limited	7,978,227	9.18
2	Spring Street Partners Lp	5,896,973	6.78
3	JPMORGAN Chase Bank	5,624,451	6.47
4	Accident Compensation Corporation	5,456,681	6.28
5	Tea Custodians Limited	4,253,166	4.89
6	Citibank Nominees (Nz) Ltd	3,405,385	3.92
7	Carroll Capital Holdings Llc	3,389,763	3.9
8	Hwm (Nz) Holdings Limited	3,006,319	3.46
9	FNZ Custodians Limited	2,818,335	3.24
10	Cogent Nominees Limited	2,291,316	2.64
11	Alessandro Sodi	2,167,915	2.49
12	HSBC Nominees (New Zealand) Limited	1,683,812	1.94
13	Sharon Daniels	1,634,526	1.88
14	Corcoran Consulting Llc	1,433,634	1.65
15	Pat Redpath O`Connor & Kay O`Connor & Robert Norman Burnes	1,364,014	1.57
16	National Nominees New Zealand Limited	1,316,610	1.51
17	Leveraged Equities Finance Limited	1,312,661	1.51
18	Custodial Services Limited	1,168,909	1.34
19	Etta Brandman Klaristenfeld & Janet Egli Taylor	1,020,000	1.17
20	Elizabeth Carroll	1,000,000	1.15
	Total	58,222,697	66.97

Based on 86,915,514 shares

Redeemable Preferred Stock

Series A Preferred Stock Shareholders as of March 10, 2015.

Shareholder	Total Shares	% of Preference Shares
Spring Street Partners LP[1]	20,000,000	66.666
Carroll Capital Holdings LLC	10,000,000	33.334
Total	30,000,000	100.0

(1) D. Liptak has a relevant interest in the above preference shares held in the name of Spring Street Partners LP.

ANNUAL REPORT 2014 125

Market and shareholder information cont'd

Distribution of Shareholders

Below is the distribution of shares as of March 10, 2015

Size of Shareholding	Shareholders		Shares	
Range	Number	%	Total Units	%
1 – 1,000	973	34	601,801	0.69
1,001 – 5,000	1,202	42	3,239,392	3.73
5,001 – 10,000	300	10.48	2,381,145	2.74
10,001 – 50,000	289	10.1	6,268,397	7.21
50,001 – 100,000	39	1.36	2,954,363	3.4
Greater than 100,000	59	2.06	71,470,416	82.23
Total	2,862	100.0	86,915,514	100.0

Substantial Product Holders

The following information is given in accordance with Section 293 of the Financial Markets Conduct Act 2013. According to notices received, the following persons were substantial product holders in Diligent as of December 31, 2014.

The total number of common shares on issue, being the Company's only class of quoted voting products, as of December 31, 2014 was 86,895,778 shares.

	Date of Notice	Relevant Interest
Accident Compensation Corporation	19 November 2014	6,477,441
Wasatch Advisors, Inc.	29 May 2013	6,279,960
Harbour Asset Management	13 August 2014	6,547,153
Wasatch International Growth Fund[1]	1 April 2014	4,379,359
Spring Street Partners[2]	6 March 2014	5,950,307

(1) The common shares held in the name of Wasatch International Growth Fund also forms part of Wasatch Advisors, Inc.'s holding for the purposes of the Financial Markets Conduct Act 2013.

(2) D. Liptak has a relevant interest in the above common stock held in the name Spring Street Partners LP.

Directors Statement

The Annual Report is dated March 23, 2015 and is signed on behalf of the Board by:



HANS KOBLER
Director
Diligent Board Member Services, Inc.



MARK RUSSELL
Director
Diligent Board Member Services, Inc.

126 DILIGENT BOARD MEMBER SERVICES, INC.

127 ANNUAL REPORT 2014 REGISTERED OFFICE 1385 Broadway, 19th Floor New York, NY 10018 United States of America Tel: +1 212 741 8181 Places of Business AMERICAS United States (Corporate HQ) 1385 Broadway, 19th Floor New York NY 10018 Brazil Avenida Paulista 2.300 — Andar Pilotis São Paulo — SP — CEP 01310-300 +55 11 9 9707 0212 Canada 2001 University Street, Suite 1700 Montreal, PQ H3A 2A6 Phone: +1 877 434 5443 EMEA United Kingdom Lyric House, 3rd Floor 149 Hammersmith Road London W140QL Phone: +44 800 234 6580 France 54/56 Avenue Hoche 75008 Paris +33 (0)1 56 60 58 58 Germany Mainzer Landstrasse 49 Frankfurt am Main 60329 Frankfurt 0800 7237849 (from within Germany) ASIA PACIFIC New Zealand 17 Birmingham Drive Middleton, Christchurch Phone: 0800 434 5443 (from within New Zealand) Australia Gold Fields House 1 Alfred Street, Suite 18.06 Sydney, NSW2000 Phone: +61 2 9373 9600 Hong Kong Level 27, World Wide House 19 Des Voeux Road Central Central, Hong Kong Phone: +852 2297 2254 Singapore One Raffles Quay North Tower Level 25 Singapore 048583 Phone: +65 6622 5874 Directory

DILIGENT BOARD MEMBER SERVICES, INC. 128 Directory cont’d Legal Advisors New Zealand Minter Ellison Rudd Watts, Auckland, New Zealand United States of America Lowenstein Sandler LLP, New York, New York, USA Independent Auditor Deloitte & Touche LLP, New York, New York, USA Bankers HSBC New York, United States of America ANZ Banking Group NZ Limited Christchurch, New Zealand Hong Kong and Shanghai Banking Corporation Limited Christchurch, New Zealand Web Address www.boardbooks.com Investor Relations Phone: +64 4 894 6912 Email: sjoyce@boardbooks.com Website: www.investor.boardbooks.com Link Market Services Limited Level 7, Zurich House 21 Queen Street Auckland PO Box 91976 Auckland, 1030 Investor Enquiries: +64 9 375 5998 Fax: + 64 9 375 5990 Email: enquiries@linkmarketservices.co.nz Website: www.linkmarketservices.com

ANNUAL REPORT 2014

[LOGO]